UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-12

FLOWERS FOODS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

Dear Shareholder:

We would like to extend an invitation for you to join us at our annual meeting of shareholders on May 21, 2014 at 11:00 a.m. at the Thomasville Municipal Auditorium in Thomasville, Georgia for the following purposes, as more fully described in this proxy statement:

-	to elect as directors of the company the four nominees identified in this proxy statement, each to serve for a term of three years, as described herein;
-	to hold an advisory vote on the compensation of the company’s named executive officers;
-	to amend our Restated Articles of Incorporation and Amended and Restated Bylaws to provide that directors will be elected by a majority vote in uncontested elections;
-	to approve the 2014 Omnibus Equity and Incentive Compensation Plan; and
-	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2015.

In addition, Flowers Foods’ senior management team will report on the performance of the company and respond to questions from shareholders.

The company has implemented the Securities and Exchange Commission “Notice and Access” rule that permits companies to send their shareholders a Notice that proxy materials are available — in electronic form on the Internet or in printed form by request — instead of mailing a printed proxy statement and annual report to every shareholder. By utilizing Notice and Access, we are able to speed delivery of the proxy materials, lower our distribution costs and reduce the environmental impact of proxy delivery. On April , 2014, we mailed to our shareholders a notice that contains instructions on how to access our 2014 proxy statement and 2013 annual report and vote online or to affirmatively elect to receive the proxy materials by mail.

Please carefully review the proxy materials. Your vote is important to us and to our business. We encourage you to vote using telephone or Internet voting prior to the annual meeting, so that your shares of Flowers Foods common stock will be represented and voted at the annual meeting even if you cannot attend. If you elected to receive paper copies of the proxy materials by mail, you may vote by signing, dating and mailing the proxy card in the envelope provided.

We hope to see you in Thomasville.

April    , 2014
Thomasville, Georgia

George E. Deese	Allen L. Shiver
Executive Chairman of the Board	President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 21, 2014

Flowers Foods, Inc.’s 2014 proxy statement and 2013 annual report are available at www.proxyvote.com.

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

Notice of Annual Meeting of Shareholders

May 21, 2014

11:00 a.m. Eastern Time

Thomasville Municipal Auditorium, 144 East Jackson Street, Thomasville, Georgia

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Flowers Foods, Inc. will be held on May 21, 2014 at 11:00 a.m. Eastern Time at the Thomasville Municipal Auditorium, 144 East Jackson Street, Thomasville, Georgia, for the following purposes:

(1)	to elect as directors of the company the four nominees identified in this proxy statement, each to serve for a term of three years, as described herein;
(2)	to hold an advisory vote on the compensation of the company’s named executive officers;
(3)	to amend our Restated Articles of Incorporation and Amended and Restated Bylaws to provide that directors will be elected by a majority vote in uncontested elections;
(4)	to approve the 2014 Omnibus Equity and Incentive Compensation Plan; and
(5)	to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Flowers Foods, Inc. for the fiscal year ending January 3, 2015;

and to transact any other business as may properly come before the meeting and at any adjournment or postponement thereof; all as set forth in the proxy statement accompanying this notice.

Only record holders of issued and outstanding shares of our common stock at the close of business on March 19, 2014 are entitled to notice of, and to vote at, the annual meeting, or any adjournment or postponement thereof. A list of such shareholders will be open for examination by any shareholder at the annual meeting.

Shareholders can listen to a live audio webcast of the annual meeting on our website at www.flowersfoods.com. This webcast also will be archived on our website.

April    , 2014

1919 Flowers Circle
Thomasville, Georgia 31757

By order of the Board of Directors,

Stephen R. Avera

Executive Vice President,

Secretary and General Counsel

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

Proxy Summary

To assist you in reviewing Flowers Foods’ 2013 performance and executive compensation, this summary highlights certain key elements of our financial performance and our proxy statement that are discussed in more detail elsewhere in the proxy materials. This summary does not contain all of the information that you should consider, and you should carefully review Flowers Foods’ Annual Report on Form 10-K for the year ended December 28, 2013 and the entire proxy statement before voting. Page references (“XX”) are supplied to help you find further information in this proxy statement.

2014 Annual Meeting of Shareholders

•	Date and Time: Wednesday, May 21, 2014 at 11:00 a.m.
•	Location: Thomasville Municipal Auditorium
•	Record Date: March 19, 2014

Voting Matters and Board Recommendations (page 43)

	Board Vote Recommendation	Page Reference (for more detail)
Election of Four Director-Nominees	FOR each Director-Nominee	43
Advisory Vote on Executive Compensation	FOR	43
Amend Restated Articles of Incorporation and Amended and Restated Bylaws to Provide that Directors will be Elected by a Majority Vote in Uncontested Elections	FOR	44
Approval of 2014 Omnibus Equity and Incentive Compensation Plan	FOR	45
Ratification of Independent Registered Public Accounting Firm	FOR	54

Business Highlights

(For more details, please see our Annual Report on Form 10-K for the fiscal year ended December 28, 2013 filed with the Securities and Exchange Commission on February 19, 2014)

The year 2013 was one of record sales growth, opportunity, and change for our company. Our team worked hard to meet the needs of new and existing customers impacted by Hostess’ sudden departure from the market in late 2012. Our full year results show the benefit to sales and earnings that resulted from our team’s efforts. During the first quarter, the board of directors elected Allen L. Shiver president and chief executive officer (effective May 22, 2013), and George E. Deese, previously chairman of the board and chief executive officer, was elected executive chairman of the board, effective the same date. The move was consistent with the company’s management succession plan. Also during the first quarter, we completed our acquisition of the rights to Sara Lee and Earthgrains brands for sliced breads, buns and rolls in California. The third quarter brought the completion of our acquisition of certain Hostess assets, including the Wonder, Merita, Home Pride, Nature’s Pride and Butternut brands, 20 closed bakeries and 36 depots. We also acquired certain assets related to a bun line in Modesto, California. We also completed our first 12-month period with the Lepage Bakeries acquisition during the third quarter. In the fourth quarter, we opened the Henderson, Nevada bakery, the first of the former Hostess bakeries to open as a Flowers Foods subsidiary. The bakery is strategically located near Las Vegas and serves markets in southern Nevada and California. In the latter half of 2013, our team focused on continuing to integrate recent acquisitions and reintroduce the former Hostess bread brands in selected Flowers core markets. We finished the year solidly positioned as the second-largest producer in the U.S. baking industry. Our team continues to focus on executing our operating strategies, and we anticipate that sales and earnings for 2014 will meet or exceed our long-term objectives. Financial highlights of fiscal 2013 include:

•	Adjusted EBITDA margin, excluding one-time events, was 11.2% for the year;(1)
•	Adjusted operating income (adjusted EBIT) increased 32.8% compared to fiscal 2012;(1)
•	Gross margin, excluding depreciation and amortization expense, for the year was 47.4%;(1)
•	Volume increased 16.8% for the year;
•	Net price/mix for the year was positive 0.1%;
•	Acquisitions contributed 6.2% to the 2013 sales increase; and
•	Our Nature’s Own brand reached approximately $1.1 billion in annual retail sales.

Governance of the Company (page 14)

•	Director Independence—Pursuant to our corporate governance guidelines, the nominating/corporate governance committee and the board of directors are required to annually review the independence of each director and director-nominee. The purpose of this annual review is to determine whether each director meets the applicable criteria for independence under the rules and regulations of the Securities and Exchange Commission (the “SEC”), the New York Stock Exchange Listed Company Manual (“NYSE Rules”) and our corporate governance guidelines. Only those directors who meet the applicable criteria for independence and the board of directors affirmatively determines have no direct or indirect material relationship with the company are considered independent directors. Additional guidelines apply to the members of the audit committee under the SEC rules and NYSE Rules.

(1) Adjusted EBITDA margin, adjusted EBIT and gross margin, excluding depreciation and amortization expense, differ from the measures reported under U.S. generally accepted accounting principles (“GAAP”). See Annex A for a reconciliation of non-GAAP financial measures to the nearest financial measure reported under GAAP.

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

•

Board Leadership Structure—In February 2013, the board of directors elected George E. Deese to the role of executive chairman of the board, effective May 22, 2013. In fiscal 2013, Benjamin H. Griswold, IV was elected as presiding director. With the active participation by all our directors, including 10 independent directors, we believe that our board leadership structure best positions Flowers to benefit from the respective strengths of our chief executive officer, executive chairman of the board and presiding director.

•	On January 15, 2014, we announced that the Board had voted to submit a proposal to shareholders to adopt a majority voting standard for the election of directors in uncontested elections. The proposal is included in this proxy statement under Proposal III—Amendment to Restated Articles of Incorporation and Amended and Restated Bylaws to Provide that Directors will be Elected by a Majority Vote in Uncontested Elections.

Director Nominees (page 14)

Name	Age	Director since	Experience	Independent	Committee Memberships	Other Company Boards
Benjamin H. Griswold, IV	73	2005	Partner and chairman of Brown Advisory; Former senior chairman of Deutsche Bank Securities	Yes	Nominating/Corporate Governance and Compensation Committees	Stanley Black & Decker, Inc.; W.P. Carey
Margaret G. Lewis	59	--	Former president of HCA Capital Division	Yes	--	--
Allen L. Shiver	58	2013	President and chief executive officer of Flowers Foods, Inc.	No	--	--
C. Martin Wood III	70	2001	Partner in Wood Associates; Former senior vice president and chief financial officer of Flowers Industries, Inc.	Yes	Finance and Audit Committees	--

Executive Compensation (page 26)

Summary of Our Compensation Practices (page 27)

Practices We Have Adopted		Practices We Do Not Engage in
•	Moderate pay with a focus on the size-adjusted 50th percentile of market data	•	Employment agreements
		•	Dividend equivalents on unvested performance shares
•	Pay mix that is heavily performance-based	•	Income tax gross-ups
•	Multiple measures used in incentive plans	•	Excise tax gross-ups on change in control severance
•	Capped incentives	•	Backdating or repricing of stock options
•	Clawback policy	•	Pension credited service for years not worked
•	No perquisites
•	Stock ownership guidelines for our executives and outside directors
•	Moderate change-in-control severance arrangements
•	Annual review of tally sheets by the compensation committee
•	Incentives that are risk-mitigated through plan design and administration
•	Compensation committee comprised solely of independent directors
•	Independent compensation consultant who reports directly to the committee
•	Anti-hedging policy for executives and outside directors

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

2013 Executive Compensation Summary (page 26)

Set forth below is a summary of the 2013 compensation for each Named Executive as determined under applicable SEC rules. Base salaries reflect an increase of 23.7% for Mr. Shiver; 3.9% for Mr. Kinsey; 3.0% for Mr. Lord; 3.0% for Mr. Avera; and a decrease of 15.4% for Mr. Deese. Stock awards made in 2013 are performance-contingent and are established at market levels based on the industry survey data discussed under Compensation Discussion and Analysis—Compensation Benchmarking on page 28. All other compensation consists solely of employer contributions to retirement plans, as we offer no perquisites to our Named Executives. The information below should be read in connection with the explanatory information contained on page 26 under Compensation Discussion and Analysis and page 35 under Summary Compensation Table, and is qualified in its entirety by such information.

Name and Principal Position	Salary ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Allen L. Shiver President and Chief Executive Officer	689,673	2,610,139	548,968	14,071	41,134	3,903,985
George E. Deese Executive Chairman of the Board	820,494	2,533,557	699,508	77,364	151,060	4,281,983
R. Steve Kinsey Executive Vice President and Chief Financial Officer	447,852	574,469	267,270	10,821	49,482	1,349,894
Gene D. Lord Executive Vice President and Chief Operating Officer	523,957	680,034	290,353	13,500	31,420	1,539,264
Stephen R. Avera Executive Vice President, Secretary and General Counsel	417,705	454,175	213,667	2,982	43,190	1,131,719

2013 Executive Total Compensation Mix (page 27)

The information below should be read in connection with the explanatory information contained on pages 27 to 28 under Compensation Discussion and Analysis—Mix of Compensation Opportunity, and is qualified in its entirety by reference to such explanatory information.

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

FLOWERS FOODS, INC.

1919 Flowers Circle

Thomasville, Georgia 31757

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 21, 2014

This proxy statement and the accompanying form of proxy are being furnished to the shareholders of Flowers Foods, Inc. on or about April    , 2014 in connection with the solicitation of proxies by our board of directors for use at the annual meeting of shareholders to be held on May 21, 2014 at 11:00 a.m. Eastern Time at the Thomasville Municipal Auditorium, 144 East Jackson Street, Thomasville, Georgia, and any adjournment or postponement of the meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will:

•	vote to elect as Class I directors of the company the nominees identified in this proxy statement to serve for a term of three years;

•	hold an advisory vote on the compensation of the company’s Named Executives;

•	vote to amend our Restated Articles of Incorporation and Amended and Restated Bylaws to provide that directors will be elected by a majority vote in uncontested elections;

•	vote to approve the 2014 Omnibus Equity and Incentive Compensation Plan; and

•	vote on the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Flowers Foods for the fiscal year ending January 3, 2015.

The shareholders will also transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting. In addition, Flowers Foods’ senior management team will report on the performance of the company and respond to questions from shareholders.

How do I attend the annual meeting in person?

Important note: If you plan to attend the annual meeting, you must follow these instructions to gain admission.

Pre-registration is required for attendance at the 2014 annual meeting, and you must be a Flowers Foods shareholder to register. The deadline for registration is May 14, 2014. All attendees will be required to present a valid, government-issued photo ID, such as a passport or driver’s license to gain admission.

Please visit www.flowersfoods.com, and click on Shareholders Meeting Pre-Registration.

How does the board of directors recommend that I vote on each proposal?

The board of directors recommends that you vote:

•	“FOR” the election of the director-nominees to serve as Class I director until 2017;

•	“FOR” the approval, on an advisory basis, of the compensation of the company’s Named Executives;

•	“FOR” the approval of the proposal by the board of directors to amend our Restated Articles of Incorporation and Amended and Restated Bylaws to provide that directors will be elected by a majority vote in uncontested elections;

•	“FOR” the approval of the 2014 Omnibus Equity and Incentive Compensation Plan; and

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2015.

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

What is a proxy?

A proxy is your legal designation of another person to vote the shares of Flowers Foods common stock you own as of the record date for the annual meeting. If you appoint someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated four of our executive officers as proxies for the annual meeting. These four officers are George E. Deese, our executive chairman of the board, Allen L. Shiver, our president and chief executive officer, R. Steve Kinsey, our executive vice president and chief financial officer, and Stephen R. Avera, our executive vice president, secretary and general counsel.

Are the proxy materials available electronically?

Yes. Under SEC rules, Flowers Foods is making this proxy statement and its 2013 annual report available to its shareholders electronically on the Internet at www.proxyvote.com. On April , 2014, we mailed to our shareholders a notice (the “Notice”) containing instructions on how to access this proxy statement and our 2013 annual report online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Rather, the Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report on the Internet. The Notice also instructs you on how you may submit your proxy vote over the Internet.

If you received a Notice by mail but would like to receive a printed copy of the proxy statement and 2013 annual report, please follow the instructions contained on the Notice.

Who can vote?

To be eligible to vote, you must have been a shareholder of record of the company’s common stock at the close of business on March 19, 2014, which is the record date for the annual meeting. There were 208,950,479 shares of our common stock outstanding and entitled to vote on the record date.

How many votes do I have?

You are entitled to one vote on each of the five director-nominees, and one vote on each other matter to be voted upon at the annual meeting, for each share of common stock you held on the record date for the annual meeting. For example, if you owned 100 shares of our common stock on the record date, you would be entitled to 100 votes for each of the five director-nominees and for each other matter to be voted upon at the annual meeting.

How do I vote?

You can vote in the following ways:

•	Voting by Mail. If you elect to receive your proxy materials by mail, you may vote by completing and signing the enclosed proxy card and promptly mailing it in the enclosed postage-paid envelope. The envelope does not require additional postage if you mail it in the United States.

•	Internet Voting. If you have Internet access, you may vote your shares from any location in the world by following the “Vote by Internet” instructions set forth on the Notice or the proxy card.

•	Telephone Voting. You may authorize the voting of your shares by following the “Vote by Telephone” instructions set forth on the proxy card.

•	Vote at the Meeting. If you attend the annual meeting and you are a registered shareholder, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot, which will be available at the annual meeting. If your shares are held in “street name” through a broker, bank or other record holder, to be eligible to vote your shares in person, you must obtain a legal proxy from your bank, broker or agent that specifies the number of shares you owned on the record date and bring the legal proxy with you to the annual meeting.

By executing and returning your proxy (either by returning the proxy card or by submitting your proxy electronically by the Internet or by telephone), you appoint George E. Deese, Allen L. Shiver, R. Steve Kinsey and Stephen R. Avera to represent you at the annual meeting and to vote your shares at the annual meeting in accordance with your voting instructions. The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give voting instructions and to confirm that shareholders’ instructions have been recorded properly. Any shareholder voting by Internet should understand that there may be costs associated with electronic access, like usage charges from Internet access and telephone or cable service providers, that must be paid by the shareholder.

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

If I am a registered holder, what if I do not give any instructions on a particular matter described in this proxy statement when voting by mail?

Registered shareholders should specify their choice for each matter on the proxy card. If no specific instructions are given, proxies that are signed and returned will be voted “FOR” the election of each director-nominee, the approval, on an advisory basis, of the compensation of the company’s Named Executives, the approval of the proposal by the board of directors to amend our Restated Articles of Incorporation and Amended and Restated Bylaws to provide that directors will be elected by a majority vote in uncontested elections, the approval of the 2014 Omnibus Equity and Incentive Compensation Plan and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2015.

Can I change my vote after I have mailed my proxy card or after I have authorized the voting of my shares over the Internet or by telephone?

Yes. You can change your vote and revoke your proxy at any time before the polls close at the annual meeting by doing any one of the following things:

•	Signing and delivering to our corporate secretary another proxy with a later date;

•	Giving our corporate secretary a written notice before or at the annual meeting that you want to revoke your proxy; or

•	Voting in person at the annual meeting.

Your attendance at the annual meeting alone will not revoke your proxy.

How do I vote my 401(k) shares?

If you participate in the Flowers Foods, Inc. 401(k) Retirement Savings Plan and you received the Notice, you may vote by Internet or telephone as previously described in this proxy statement. If you elect to receive your proxy materials by mail, you may vote by completing and signing the enclosed proxy card and promptly mailing it in the enclosed postage-paid envelope. In addition, if you received a Notice by mail but would like to receive a printed copy of the proxy statement and 2013 annual report, please follow the instructions contained on the Notice. By voting, you will direct Putnam Fiduciary Trust Company, the Trustee of the 401(k) plan, how to vote the shares of Flowers Foods common stock allocated to your account. Any unvoted or unallocated shares will be voted by the Trustee in the same proportion on each proposal as the Trustee votes the shares of stock credited to the 401(k) plan participants’ accounts for which the Trustee receives voting directions from the 401(k) plan participants. The number of shares you are eligible to vote is based on the number of shares in your account on the record date for the annual meeting.

Can I vote if my shares are held in “street name” by a bank or broker?

If your shares of Flowers Foods common stock are held in “street name” through a broker, bank or other holder of record, you will receive instructions from the registered holder that you must follow in order for your shares to be voted for you by that record holder. Telephone and Internet voting are offered to shareholders who own their Flowers Foods shares through certain banks and brokers.

The election of directors (Proposal I), the advisory proposal to approve the compensation of the company’s Named Executives (Proposal II), the proposal by the board of directors to amend our Restated Articles of Incorporation and Amended and Restated Bylaws to provide that directors will be elected by a majority vote in uncontested elections (Proposal III) and the approval of the 2014 Omnibus Equity and Incentive Compensation Plan (Proposal IV) are considered non-discretionary matters under applicable NYSE Rules. A broker or other nominee cannot vote without instructions on non-discretionary matters, and therefore there may be broker “non-votes” on Proposal I, Proposal II, Proposal III and Proposal IV. The ratification of the appointment of our independent registered public accounting firm for fiscal 2014 (Proposal V) is considered a discretionary matter under applicable rules, and a broker or other nominee may (but is not required to) vote “FOR” Proposal V without instructions. Accordingly, it is important that you follow the voting instructions sent to you by the registered holder of your shares held in “street name” if you want your vote to be counted.

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

How will broker “non-votes” be treated?

Broker “non-votes” will be counted as present in determining whether the quorum requirement is satisfied but will not be included in vote totals and will not affect the outcome of the vote. A “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee has not received instructions from the beneficial owner and does not have discretionary power to vote.

In order for your shares to be voted on all matters presented at the annual meeting, including the election of directors, we urge all shareholders whose shares are held in street name by a brokerage firm to provide voting instructions to the brokerage firm.

How will abstentions be treated?

Abstentions will be counted as present in determining whether the quorum requirement is satisfied. Because directors are elected by a plurality of votes, an abstention will have no effect on the outcome of the vote with respect to the election of directors. Abstentions will be treated as votes cast and have the same effect as votes against Proposals II, III, IV and V.

What constitutes a quorum?

The holders of at least a majority of the shares of our common stock entitled to vote at the annual meeting are required to be present in person or by proxy to constitute a quorum for the transaction of business. Abstentions and broker “non-votes” will be counted as present in determining whether the quorum requirement is satisfied. The aggregate number of votes cast by all shareholders present in person or represented by proxy at the meeting, whether those shareholders vote for or against the proposals, and the total number of votes cast for each of these proposals will be counted for purposes of determining whether the proposals have been approved by the shareholders.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the annual meeting, we may adjourn or postpone the annual meeting until a quorum is present. The time and place of the adjourned or postponed annual meeting will be announced at the time the adjournment is taken, and, unless such adjournment or postponement is for more than 120 days, no other notice will be given. An adjournment or postponement will have no effect on the business that may be conducted at the annual meeting.

What vote is required for each matter to be voted upon at the annual meeting?

•	Once a quorum has been established, with respect to Proposal I, the four director-nominees in Class I receiving the highest number of votes cast at the annual meeting will be elected, regardless of whether that number represents a majority of the votes cast.

•	Approval of Proposals II and V require the affirmative vote of the holders of a majority of the shares of our common stock present at the meeting in person or by proxy.

•	Approval of Proposal III requires the affirmative vote of 66 2/3% of the outstanding shares of our common stock.

•	Proposal IV requires the affirmative vote of the holders of a majority of the shares of our common stock present at the meeting in person or by proxy. In addition, NYSE Rules require that the total votes cast on this proposal must represent greater than 50% of the outstanding shares of our common stock as of the record date.

Will any other business be conducted at the annual meeting or will other matters be voted on?

At this time, our board of directors does not know of any other business to be brought before the meeting, but if any other business is properly brought before the meeting, the persons named as proxies, Messrs. Deese, Shiver, Kinsey and Avera, will exercise their judgment in deciding how to vote or otherwise act at the annual meeting with respect to that matter or proposal.

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

Where can I find the voting results from the annual meeting?

We will report the voting results on a current report on Form 8-K, which we expect to file with the SEC on or before May 28, 2014.

How and when may I submit a shareholder proposal for the 2015 annual meeting?

For information on how and when you may submit a shareholder proposal for the 2015 annual meeting, please refer to the section entitled “Shareholder Proposals” in this proxy statement.

Who pays the costs of soliciting proxies?

We will pay the cost of soliciting proxies. We have engaged Okapi Partners LLC to assist in the solicitation of votes for a fee of $9,000, plus out-of-pocket expenses. In addition, our directors and officers may solicit proxies in person, by telephone or facsimile but will not receive additional compensation for these services. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record by them, and we will reimburse those persons for their reasonable expenses in doing so.

How can I obtain an Annual Report on Form 10-K?

The notice of the annual meeting, the proxy statement and the annual report are available on the Internet at www.proxyvote.com. You may also receive a copy of the annual report free of charge by sending a written request to Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, Georgia 31757, Attention: Investor Relations Department.

If you elected to receive your proxy materials by mail, a copy of Flowers Foods’ annual report, which includes our Form 10-K and our financial statements for the fiscal year ended December 28, 2013, is included in the mailing of this proxy statement.

The annual report does not form any part of the material for the solicitation of proxies.

Can I elect to receive future notices and proxy materials electronically?

Yes. If you are a registered shareholder or if you participate in the Flowers Foods, Inc. 401(k) Retirement Savings Plan, go to the company’s website, www.flowersfoods.com, and follow the instructions for signing up for electronic delivery of proxy materials. Those shareholders signing up for this service will receive all future proxy materials, including the Notice, proxy statement and annual report electronically. Please call Lisa Hay, our manager of shareholder relations, at (229) 226-9110 if you need assistance.

If you hold your shares in a brokerage account or bank you may also have the opportunity to receive these documents electronically. Please contact your brokerage service, bank or financial advisor to make arrangements for electronic delivery of your proxy materials.

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If I cannot attend the annual meeting, will a webcast be available on the Internet?

Shareholders can listen to a live audio webcast of the annual meeting over the Internet on the company’s website at www.flowersfoods.com. This webcast also will be archived on the site.

We have included the website address for reference only. The information contained on our website is not incorporated by reference into this proxy statement and does not form any part of the materials used for the solicitation of proxies.

Who should I contact if I have any questions?

If you have any questions about the annual meeting or your ownership of our common stock, please contact Marta J. Turner, our executive vice president of corporate relations, at the above address or by calling (229) 226-9110.

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DIRECTORS AND CORPORATE GOVERNANCE

Class I Director-Nominees

Benjamin H. Griswold, IV, age 73, is partner and chairman of Brown Advisory. Mr. Griswold retired in February 2005 as senior chairman of Deutsche Bank Securities, a position he had held since 1999. Prior to that time, Mr. Griswold held several positions with Alex. Brown & Sons, ultimately being elected the firm’s chairman of the board. Following the merger of Alex. Brown and Bankers Trust New York, he became senior chairman of BT Alex. Brown, which was acquired by Deutsche Bank in 1999. Mr. Griswold also served on the board of the New York Stock Exchange, completing his term in 1999. He has been non-executive chairman of W.P. Carey Inc. (NYSE) since 2012 and a director since 2006. He also serves as a director of Stanley Black & Decker, Inc. (NYSE) (2001-present) and as a trustee emeritus of Johns Hopkins University. Mr. Griswold joined our board of directors in February 2005. Mr. Griswold has extensive experience in investment banking, corporate finance and strategic planning.

Margaret G. Lewis, age 59, is the former president of HCA’s Capital Division, which includes facilities in northern, central and southwestern Virginia, New Hampshire, Indiana and Kentucky. She began her career with HCA in 1978 and held several positions in nursing management and quality management before becoming chief nursing officer of HCA’s Richmond Division in 1997. Ms. Lewis became chief operating officer of CJW Medical Center in 1998 and chief executive officer in 2001. She is a registered nurse and a diplomat of the American College of Healthcare Executives. Ms. Lewis has served as a director of the Federal Reserve Bank of Richmond since September 2013. She previously served as a director of Smithfield Foods from 2011 to 2013. Ms. Lewis brings extensive leadership experience and management skills to the board. Her variety of senior management roles provides expertise in executive decision-making and strategic planning.

Allen L. Shiver, age 58, was elected president and chief executive officer of the company effective May 22, 2013. Mr. Shiver was president of Flowers Foods from January 2010 to May 22, 2013. Mr. Shiver previously served as executive vice president and chief marketing officer of Flowers Foods from May 2008 to January 2010. He previously served as president and chief operating officer of the warehouse delivery segment from April 2003 until May 2008. Prior to that, he served as president and chief operating officer of Flowers Snack from July 2002 until April 2003. Prior to that Mr. Shiver served as executive vice president of Flowers Bakeries from 1998 until 2002, as a regional vice president of Flowers Bakeries in 1998 and as president of Flowers Baking Company of Villa Rica from 1995 until 1998. Prior to that time, Mr. Shiver served in various sales and marketing positions at Flowers Bakeries. Mr. Shiver joined the company in 1979. Mr. Shiver has extensive operational and financial experience as an executive in various capacities during his over 33-year career with the company.

C. Martin Wood III, age 70, has been a partner in Wood Associates, a private investment firm, since January 2000. He retired as senior vice president and chief financial officer of Flowers Industries, Inc. on January 1, 2000, a position that he had held since 1978. Mr. Wood has served as a director of Flowers Foods since March 2001 and he previously served as a director of Flowers Industries, Inc. from 1975 until March 2001. Mr. Wood joined the company in 1970. Mr. Wood also serves as senior active trustee at Archbold Memorial Hospital. Mr. Wood has a high degree of financial literacy and extensive knowledge of the company gained through his 43 years of service with the company, 22 of which he served as its chief financial officer.

Class II Directors Serving Until 2015

Joe E. Beverly, age 72, has been chairman of the board of directors of Commercial Bank in Thomasville, Georgia, a division of Synovus Bank, which is a wholly-owned subsidiary of Synovus Financial Corp. (NYSE), a financial services company, since 1989. He is also the retired vice chairman of the board of directors of Synovus Financial Corp. In addition, he previously served on the board of directors of Plum Creek Timber (NYSE). He was president of Commercial Bank from 1973 to 1989. Mr. Beverly has served as a director of Flowers Foods since March 2001, and he previously served as a director of Flowers Industries, Inc. from August 1996 until March 2001. Mr. Beverly has a high degree of financial literacy and an extensive background in banking and finance.

Amos R. McMullian, age 76, chairman emeritus of Flowers Foods, retired as chairman of the board of directors of Flowers Foods effective January 1, 2006, a position he had held since November 2000. He previously served as chief executive officer of Flowers Foods from November 2000 to January 2004. Mr. McMullian previously served as chairman of the board of directors of Flowers Industries, Inc. from 1985 until March 2001 and as its chief executive officer from 1981 until March 2001. Mr. McMullian previously served on the board of directors of Hughes Supply (2001-2006). Mr. McMullian has extensive operational and financial experience as an executive in various capacities during his 50-year career with the company, 24 years of which he served as the chief executive officer. Mr. McMullian joined the company in 1963.

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J.V. Shields, Jr., age 76, has been chairman of Wellington Shields & Co., LLC, a diversified financial services company and member of the New York Stock Exchange, since 2009, following the merger of Shields & Co. with H.G. Wellington & Co. Prior to the merger, Mr. Shields had been chairman of the board of directors and chief executive officer of Shields & Co. since 1982. Mr. Shields also is chairman of Capital Management Associates, Inc., and chairman of Wellington Shields Capital Management LLC, both registered investment advisors, and was chairman and director of The BBH Funds, the Brown Brothers Harriman mutual funds group, from 1990-January 2014. He has served as a director of Flowers Foods since March 2001, and he previously served as a director of Flowers Industries, Inc. from March 1989 until March 2001. Mr. Shields has extensive corporate finance and investing experience and has operational and financial experience from his service as a chief executive officer of Shields & Co.

David V. Singer, age 58, has served as the chief executive officer of Snyder’s-Lance, Inc. (NASDAQ) since 2010, following the merger of Lance, Inc. and Snyder’s of Hanover, Inc. He served as the president and chief executive officer of Lance, Inc. from 2005 until the merger with Snyder’s in 2010. He was the executive vice president and chief financial officer of Coca-Cola Bottling Co. Consolidated, Charlotte, NC, from 2001 until 2005 and vice president and chief financial officer of Coca-Cola Bottling Co. Consolidated from 1987 until 2001. Mr. Singer has been a director of Snyder’s-Lance, Inc. since 2010 and previously served as a director of Lance, Inc. from 2003-2010. He joined Flowers Foods’ board on January 1, 2010. Mr. Singer was elected as a director of SPX Corporation (NYSE) in 2013. Mr. Singer has management and financial experience as well as operational and financial experience as the chief executive officer of a publicly traded consumer products company.

Class III Directors Serving Until 2016

Franklin L. Burke, age 72, has been a private investor since 1991. He is the former senior executive vice president and chief operating officer of Bank South Corp., an Atlanta, Georgia banking company, and the former chairman and chief executive officer of Bank South, N.A., the principal subsidiary of Bank South Corp. He has served as a director of Flowers Foods since March 2001. Mr. Burke previously served as a director of Flowers Industries, Inc. from 1994 until March 2001 and as a director of Keebler Foods Company from 1998 until March 2001. Mr. Burke has a high level of financial literacy and extensive experience in corporate finance and banking, as well as operational and financial experience as a chief executive officer.

George E. Deese, age 68, was elected executive chairman of the board of the company effective as of May 22, 2013. Mr. Deese was chief executive officer of Flowers Foods from January 2004 until May 2013. Mr. Deese has served as a director of Flowers Foods since June 2004 and chairman of the board since January 1, 2006. Previously, he served as president and chief operating officer of Flowers Foods from May 2002 to January 2004 and as president and chief operating officer of Flowers Bakeries, the company’s core business division, from 1983 to May 2002. Mr. Deese joined the company in 1964. He is a board member of the Grocery Manufacturers of America (GMA), and serves as a trustee of the Georgia Research Alliance. Mr. Deese previously served as chairman of the American Bakers Association (ABA) and on the ABA board and executive committee. He previously served as vice chairman of the board for Quality Bakers of America (QBA) and as a member of the QBA board for 15 years. Mr. Deese has gained extensive operational and financial experience as an executive in various capacities during his 49-year career with the company.

Manuel A. Fernandez, age 67, served as executive chairman of the board of Sysco Corporation (NYSE) from April 2012 to November 15, 2013. Previously he had served as non-executive chairman of Sysco since June 2009, and he has been a member of the Sysco board of directors since November 2006. Mr. Fernandez has been the managing director of SI Ventures, a venture capital firm, since 1998 and is the former chairman of Gartner, Inc. (NYSE), a leading information technology research and consulting company, since 2001. Prior to his present positions, Mr. Fernandez was chairman, president, and chief executive officer of Gartner. Previously, he was president and chief executive officer at Dataquest, Inc., Gavilan Computer Corporation, and Zilog Incorporated. He has served as a director of Flowers Foods since January 2005. Mr. Fernandez also serves on the board of directors of Brunswick Corporation (NYSE) as lead director (1997-present). Mr. Fernandez has extensive information technology experience gained through his experiences as an entrepreneur and investor as well as his leadership on the boards of other publicly traded companies. Mr. Fernandez also has operational and financial experience as a chief executive officer of a publicly traded company.

Melvin T. Stith, Ph.D., age 67, is professor of marketing at the Whitman School of Management at Syracuse University in New York. He previously served as dean of the Whitman School of Management from 2005 to 2013. Prior to that time, he was dean of the College of Business at Florida State University in Tallahassee and the Jim Moran Professor of Business Administration. He also is a director of Synovus Financial Corp. (NYSE) (1998-present) and Aflac Incorporated (NYSE) (2012-present). Dr. Stith previously served as a director of Keebler Foods Company from 1999 to 2001. He has served as a director of Flowers Foods since July 2004. Dr. Stith has a significant background in marketing and accounting, has a high level of financial literacy and brings a unique academic perspective to the board of directors.

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CORPORATE GOVERNANCE

General

We believe that good corporate governance is essential to ensure that the company is effectively managed for the long-term benefit of our shareholders. We have thoroughly reviewed our corporate governance policies and practices and compared them with those recommended by corporate governance advisors and the practices of other publicly-held companies.

Based upon this review we have adopted the following corporate governance documents:

•	Corporate Governance Guidelines

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating/Corporate Governance Committee Charter

•	Finance Committee Charter

•	Code of Business Conduct and Ethics for Officers and Members of the Board of Directors

•	Stock Ownership Guidelines for Executive Officers and Non-Employee Directors

•	Flowers Foods, Inc. Employee Code of Conduct

•	Disclosure Policy

You can access the full text of all these corporate governance documents on our website at www.flowersfoods.com by clicking on the “Investor Center” tab and selecting “Corporate Governance.” You can also receive a copy of these documents by writing to Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, Georgia 31757, Attn: Investor Relations Department.

Determination of Independence

Pursuant to our corporate governance guidelines, the nominating/corporate governance committee and the board of directors are required to annually review the independence of each director and director-nominee. During this review, transactions and relationships among each director or any member of his or her immediate family and the company are considered, including, among others, all commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships and those reported in this proxy statement under “Transactions with Management and Others.” In addition, transactions and relationships among directors or their affiliates and members of senior management and their affiliates are examined. The purpose of this annual review is to determine whether each director meets the applicable criteria for independence in accordance with the SEC rules, NYSE Rules and our corporate governance guidelines. Only those directors who meet the applicable criteria for independence and the board of directors affirmatively determines to have no direct or indirect material relationship with the company are considered independent directors.

As part of our corporate governance guidelines, we have adopted categorical standards which provide that certain relationships will be considered material relationships and will preclude a director’s independence. Under these standards, an “independent” director is one who:

•	has not been employed by the company or any of its subsidiaries or affiliates, or whose immediate family member has not been employed as an executive officer by the company, within the previous three years;

•	does not, or whose immediate family member does not, receive more than $120,000 per year in direct compensation from the company, other than director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service (such person is presumed not to be “independent” until three years after he or she (or their immediate family member) ceases to receive more than $120,000 per year in such compensation); provided that compensation received by an immediate family member for service as an employee of the company (other than as an executive officer) need not be considered;

•	is not affiliated with or employed by, or whose immediate family member is not affiliated with or employed, in a professional capacity by, a present or former internal or external auditor of the company (such person is not “independent” until three years after the end of either the affiliation or the auditing relationship);

•	is not employed, or whose immediate family member is not employed, as an executive officer of another company where any of Flowers Foods’ present executives serve on such other company’s compensation committee (such person is not “independent” until three years after the end of such service or the employment relationship); and

•	is not a current employee, or whose immediate family member is not a current executive officer, of a company that has made payments to, or received payments from, Flowers Foods for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

The nominating/corporate governance committee and the board of directors conducted the required annual independence review in February 2014. Upon the recommendation of the nominating/corporate governance committee, the board of directors affirmatively determined that a majority of our directors and director-nominees are independent of the company and its management as required by the NYSE Rules and the corporate governance guidelines. Messrs. Griswold and Wood are independent directors and director-nominees. Ms. Lewis is an independent director-nominee. Messrs. Beverly, Burke, Fernandez, McMullian, Shields, Singer and Stith are independent directors. Mr. Deese is considered an inside director because he is currently executive chairman of the company and Mr. Shiver is an inside director-nominee because he is currently the president and chief executive officer of the company. Each director and director-nominee abstained from voting on his or her own independence.

The foregoing discussion of director independence is applicable only to service as a member of the board of directors, the compensation committee and the nominating/corporate governance committee. Additional guidelines apply to the members of the audit committee under the SEC rules and NYSE Rules.

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Presiding Director

Pursuant to the corporate governance guidelines, the board of directors created the position of “presiding director,” whose primary responsibilities are to preside over periodic executive sessions of the board of directors in which management directors and other members of management do not participate and to:

•	serve as the liaison between the chairman of the board and the outside, independent directors of the company;

•	oversee information sent by the company to the members of the board of directors;

•	review meeting agendas and schedules for the board of directors;

•	call meetings of the independent, non-management directors; and

•	be available for consultation and director communication with shareholders.

Each year at the meeting of the board of directors following the annual meeting, a presiding director is appointed among the independent directors to serve until the company’s annual meeting of shareholders the following year. On May 22, 2013, Benjamin H. Griswold, IV was appointed to serve as the presiding director until the 2014 annual meeting of shareholders.

The Board of Directors and Committees of the Board of Directors

In accordance with the company’s amended and restated bylaws, the board of directors has set the number of members of the board of directors at twelve. The board of directors held 9 meetings in fiscal 2013, and no incumbent director attended fewer than 75% of the aggregate of:

•	the total number of meetings of the board of directors held during the period for which he or she has been a director; and

•	the total number of committee meetings held by all committees of the board on which he or she served during the periods that he or she served.

Our board of directors has established several standing committees: an audit committee, a nominating/corporate governance committee, a compensation committee and a finance committee. The board of directors has adopted a written charter for each of these committees, all of which are available on the company’s website at www.flowersfoods.com.

The following table describes the current members of each of the committees and the number of meetings held during fiscal 2013:

	Audit Committee	Nominating/Corporate Governance Committee	Compensation Committee	Finance Committee
Joe E. Beverly*	X			X
Franklin L. Burke*	Chair			X
George E. Deese
Manuel A. Fernandez*		X	Chair
Benjamin H. Griswold, IV*		X	X
Amos R. McMullian*
J.V. Shields, Jr.*		X	X
Allen L. Shiver
David V. Singer*	X			X
Melvin T. Stith*		X	X
Jackie M. Ward*(1)		Chair	X
C. Martin Wood III*	X			Chair
NUMBER OF MEETINGS	9	4	5	5

*	Independent Directors

(1)	Ms. Ward’s term as director will expire at the 2014 annual meeting and she will not serve another term in accordance with the company’s corporate governance guidelines relating to re-election after attaining the age of 75.

Audit Committee

Under the terms of the audit committee charter, the audit committee represents and assists the board of directors in fulfilling its oversight responsibilities with respect to:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the independent registered public accounting firm’s qualifications and independence; and

•	the performance of the company’s internal audit function and the independent registered public accounting firm.

The audit committee’s duties and responsibilities include:

•	responsibility for overseeing our financial reporting process on behalf of the board of directors;

•	direct responsibility for the appointment, retention, termination, compensation and oversight of the work of the independent registered public accounting firm employed by the company, which reports directly to the committee, and sole authority to pre-approve all services to be provided by the independent auditor;

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•	review and discussion of our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm;

•	review of the internal audit function’s organization, plans and results and of the qualifications and performance of our independent registered public accounting firm (our internal audit function and its compliance officer report directly to the audit committee);

•	review with management the effectiveness of our internal controls;

•	review with management any material legal matters and the effectiveness of our procedures to ensure compliance with our legal and regulatory responsibilities;

•	discussion of guidelines and policies with respect to risk assessment and risk management to assess and manage the company’s exposure to risk; and

•	oversight of the company’s enterprise risk management activities (“ERM”), with the full understanding that responsibility for ERM continues to be shared by the entire board of directors and all directors have the authority and obligation to scrutinize the company’s ERM efforts.

The board of directors has determined that all audit committee members are “independent” under NYSE Rules, SEC rules and regulations and our corporate governance guidelines. The board of directors has also determined that Mr. Wood is an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K of the Securities Act of 1933. Each member of the audit committee is financially literate, knowledgeable and qualified to review financial statements.

Nominating/Corporate Governance Committee

Under the terms of its charter, the nominating/corporate governance committee is responsible for considering and making recommendations to the board of directors with regard to the function and needs of the board, and the review and development of our corporate governance guidelines. In fulfilling its duties, the nominating/corporate governance committee shall:

•	receive identification of individuals qualified to become board members;

•	select, or recommend that the board select, the director-nominees for our next annual meeting of shareholders;

•	evaluate incumbent directors;

•	develop and recommend corporate governance principles applicable to the company;

•	review possible conflicts of interest of directors and management and make recommendations to prevent, minimize or eliminate such conflicts;

•	make recommendations to the board regarding the independence of each director;

•	review director compensation;

•	oversee the evaluation of the board and management;

•	oversee risks related to ethics issues, shareholder activism, change in control, investor relations, loss of separate employer status and corporate structure; and

•	perform any other duties and responsibilities delegated to the committee from time to time.

Our board has determined that all members of the nominating/corporate governance committee are “independent” under the NYSE Rules and our corporate governance guidelines. For information relating to nomination of directors by shareholders, please see “Selection of Director-Nominees.”

Compensation Committee

Under the terms of its charter, the compensation committee has overall responsibility for evaluating and approving the company’s compensation plans, policies and programs. The compensation committee’s duties and responsibilities include:

•	review and approval of corporate goals and objectives relevant to our chief executive officer’s compensation, evaluation of our chief executive officer’s performance in light of these goals and objectives, and, either as a committee or together with the other independent directors (as directed by the board), determination and approval of our chief executive officer’s compensation level based on this evaluation;

•	making recommendations to the board with respect to non-chief executive officer compensation, incentive-compensation plans and equity-based plans;

•	administration of equity-based incentive plans and other plans adopted by the board that contemplate administration by the compensation committee;

•	overseeing regulatory compliance with respect to compensation matters;

•	review of employment agreements, severance agreements and any severance or other termination payments proposed with respect to any of our executive officers;

•	overseeing risks related to executive compensation disclosures, human capital needs, intellectual capital loss, labor relations, employee retention and public compensation disclosures; and

•	production of a report on executive compensation for inclusion in our proxy statement for the annual meeting of shareholders.

For fiscal 2013, the compensation committee completed its annual review of our compensation philosophies and practices with respect to our employees and concluded that the risk arising from such policies and practices are not reasonably likely to have a material adverse affect on us. While risk is inherent in any strategy for growth, the company’s compensation programs minimize risk through the following design elements, among others:

•	balanced incentive plans designed to reward both annual and long-term performance, and both internal and stock price performance;

•	incentive goals set at the corporate level;

•	capped incentives;

•	stock ownership guidelines requiring the Named Executives to own a significant amount of our stock; and

•	a recoupment (clawback) policy for equity grants and cash bonuses if they are paid based on incorrect financial results due to knowing misconduct by a participant.

Our board has determined that all members of the compensation committee are “independent” under NYSE Rules, SEC rules and regulations and our corporate governance guidelines.

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Finance Committee

The duties and responsibilities of the finance committee are to:

•	make recommendations to the board with respect to (i) management’s capital expenditure plans and other uses of the company’s cash flows (including the financial impact of stock repurchases, acquisitions and the payment of dividends), (ii) the company’s credit facilities, (iii) commodities hedging and (iv) liquidity matters;

•	make plan design recommendations to the board with respect to the approval, adoption and any significant amendment of all defined benefit and defined contribution retirement plans;

•	recommend to the board appointments to and have oversight over the Fiduciary Oversight Committee; and

•	be responsible for oversight of risks regarding the following matters:

•	Leverage and debt service/cash flow

•	Access to capital

•	Deployment of capital

•	Mergers and acquisitions

•	Benefit plan funding and multi-employer pension plan funding

•	Use of derivatives, including for commodity and foreign currency exchange

•	Global procurement and interruption of supply chain

•	Volatility of inventory because of inflation or deflation

•	Energy availability and cost, including unstable fuel costs

Board Leadership Structure

The board of directors elected Mr. Deese executive chairman of the board effective May 22, 2013 and Mr. Shiver president and chief executive officer effective the same date. Mr. Shiver, in his role as president and chief executive officer, has primary responsibility for the day-to-day operations of the company. As executive chairman of the board, Mr. Deese will work with Mr. Shiver regarding the strategic direction of the company and continue to provide leadership on the company’s key strategic objectives. In his role as executive chairman of the board, Mr. Deese will continue to set the strategic priorities for the board (with input from the presiding director), preside over its meetings and communicate its strategic findings and guidance to management. The board believes that the close working relationship between the chief executive officer and executive chairman of the board will continue to provide consistent communication and coordination throughout the organization, which results in a more effective and efficient implementation of corporate strategy. The board further believes that Mr. Deese’s continued active role in the company is important in unifying the company’s strategy behind a consistent vision as the company transitions through its established succession plans.

As noted earlier, the independent non-management directors appointed Mr. Griswold as independent presiding director in fiscal 2013, which provides balance to the board’s structure. With a supermajority of independent directors, an audit committee, compensation committee, nominating and corporate governance committee and finance committee each comprised entirely of independent directors, and an independent presiding director to oversee all meetings of the non-management directors, the company’s board of directors believes the existing leadership structure provides for an appropriate balance that best serves the company and its shareholders. The board of directors annually reviews its leadership structure to ensure that it remains the optimal structure for the company and our shareholders.

Risk Management

The board of directors is actively involved in oversight of risks that could affect the company. This oversight is conducted primarily through the audit committee, as described above and in the audit committee charter, but the full board has retained responsibility for general oversight of risks. Specifically, the board has responsibility for overseeing, reviewing and monitoring the company’s overall risks, and each board committee is responsible for the oversight of specific risk areas relevant to its purpose as provided in the committee charters. The overall responsibility of the board and its committees is enabled by an enterprise risk management model and process implemented by management that is designed to identify, assess, manage and mitigate risks. The board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports to the board directly from executive officers responsible for oversight of particular risks within the company. In addition, the compensation committee, nominating/corporate governance committee and finance committee are responsible for the oversight of specific risks, as described above and in each committee’s charter. The company believes that its leadership structure, discussed in detail above, supports the risk oversight function of the board. Strong directors chair the various board committees involved with risk oversight, there is open communication between management and directors and all directors are actively involved in the risk oversight function.

Relationships Among Certain Directors

J.V. Shields, Jr. and C. Martin Wood III are married to sisters.

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Attendance at Annual Meetings

In accordance with our corporate governance guidelines, directors are expected to rigorously prepare for, attend and participate in all meetings of the board of directors and meetings of the committees on which they serve and to devote the time necessary to appropriately discharge their responsibilities. Aside from these requirements, the company does not maintain a formal policy for attendance by directors at annual meetings of shareholders. However, all of our directors attended the annual meeting of shareholders held on May 22, 2013.

Selection of Director-Nominees

The nominating/corporate governance committee identifies and considers director candidates recommended by its members and other board members, as well as management and shareholders. A shareholder who wishes to recommend a prospective director-nominee for the committee’s consideration should submit the candidate’s name and qualifications to Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, Georgia 31757, Attention: Executive Vice President, Secretary and General Counsel. The nominating/corporate governance committee will also consider whether to recommend for nomination any person identified by a shareholder pursuant to the provisions of our amended and restated bylaws relating to shareholder nominations. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration given to nominees of the nominating/corporate governance committee.

The nominating/corporate governance committee believes that any director-nominee must meet the director qualification criteria set forth in our corporate governance guidelines before such director-nominee can be recommended for election to the board of directors. These factors include:

•	integrity and demonstrated high ethical standards;

•	the ability to express opinions, raise tough questions and make informed, independent judgments;

•	experience managing or operating public companies;

•	knowledge, experience and skills in at least one specialty area;

•	ability to devote sufficient time to prepare for and attend board of directors meetings;

•	willingness and ability to work with other members of the board of directors in an open and constructive manner;

•	ability to communicate clearly and persuasively; and

•	diversity in background, personal and professional experience, viewpoints or other demographics.

In addition, no person may stand for election or reelection to the board of directors after turning 75 years old. The nominating/corporate governance committee considers these factors as it deems appropriate, as well as other factors it determines are pertinent in light of the current needs of the board of directors. The nominating/corporate governance committee may use the services of a third-party executive search firm to assist it in identifying and evaluating possible director-nominees.

Shareholder & Other Interested Party Communication with Directors

The board of directors will give proper attention to written communications that are submitted by shareholders and other interested parties and will respond if appropriate. Shareholders and other interested parties interested in communicating directly with the board of directors as a group, the independent, non-management directors as a group or any individual director may do so by writing to Presiding Director, Flowers Foods Inc., 1919 Flowers Circle, Thomasville, GA 31757. Absent circumstances contemplated by committee charters, the chair of the nominating/corporate governance committee and the presiding director, with the assistance of our executive vice president, secretary and general counsel will monitor and review all correspondence from shareholders and other interested parties and provide copies or summaries of such communications to other directors as they deem appropriate.

DIRECTOR COMPENSATION

General

Based upon the recommendations of the nominating/corporate governance committee, the board considers and establishes director compensation. An employee of the company who also serves as a director does not receive any additional compensation for serving as a director or as a member or chair of a board committee.

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

2013 Director Compensation Package

The nominating/corporate governance committee periodically reviews the status of director compensation in relation to other comparable companies and other factors it deems appropriate. In addition, in 2013 the nominating/corporate governance committee engaged Meridian Compensation Partners (“Meridian”), an independent compensation consultant, to assist the committee in its assessment of the competitiveness of director compensation. During 2013, the directors’ compensation package for non-employee directors was based on the following principles:

•	a significant portion of director compensation should be aligned with creating and sustaining shareholder value;

•	directors should have an equity interest in the company; and

•	total compensation should be structured to attract and retain a diverse and truly superior board of directors.

Cash and Stock Compensation

With the above principles in mind, the compensation package in 2013 for non-employee directors comprised the following:

•	an annual cash retainer of $80,000 through May 21, 2013; increased to $95,000 effective May 22, 2013 for all non-employee directors;

•	an annual cash retainer of $12,500 through May 21, 2013; increased to $15,000 effective May 22, 2013 for the chairman of the audit committee;

•	an annual cash retainer of $10,000 through May 21, 2013; increased to $12,500 effective May 22, 2013 for the chairman of the compensation committee;

•	an annual cash retainer of $5,000 through May 21, 2013; increased to $10,000 effective May 22, 2013 for the chair of the nominating/corporate governance committee;

•	an annual cash retainer of $5,000 through May 21, 2013; increased to $10,000 effective May 22, 2013 for the chairman of the finance committee;

•	an annual cash retainer of $5,000 for each member of the audit committee;

•	an annual cash retainer of $15,000 through May 21, 2013; increased to $17,500 effective May 22, 2013 for the presiding director; and

•	an annual award of deferred stock valued at $120,000 (which vests one year from the date of grant) based upon the closing price of the company’s common stock on the Tuesday following the annual meeting of shareholders.

Participation in Company Plans

Non-employee directors are eligible to participate in the 2001 Executive Performance Incentive Plan, as amended and restated as of April 1, 2009 (the “EPIP”), our Stock Appreciation Rights Plan (the “SAR Plan”) and the Executive Deferred Compensation Plan (the “EDCP”).

Under the EPIP, non-employee directors received deferred stock grants as described above. These grants of deferred stock vest one year from the date of grant. Directors also have the option to convert their annual board retainer fees into deferred stock in which case the vesting period is two years from the date of grant.

Stock appreciation rights granted in years prior to 2007 under the SAR Plan do not give the director an equity interest in the company. Instead, they offer the directors a cash payment equal to the difference between the value of the shares underlying the stock appreciation rights on the exercise date and the exercise price. Stock appreciation rights vest one year from the date of issuance, and the director has ten years from the date of issuance to exercise these rights. Additionally, the holder of stock appreciation rights receives an amount equal to the dividends that would have been paid on an equivalent number of shares of the company’s common stock at the same time dividends are paid to all other shareholders. In 2013, these payments to all directors in the aggregate totaled $73,412. Outstanding stock appreciation rights that vested prior to December 31, 2004 will continue to accumulate these payments in an account for distribution at the date of exercise. Stock appreciation rights are expensed in accordance with the fair value provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Certification (“ASC”) Topic 718, Stock Compensation.

Under the EDCP, non-employee directors may elect to defer all or any portion of their annual retainer and cash committee fees. All deferrals earn interest until paid to the director. Generally, the deferral plus interest is paid to the director upon retirement or termination from the company’s board of directors. During 2008, participants were given a one-time, irrevocable opportunity to convert their EDCP cash account for some or all prior years’ deferrals to an account that tracks the performance of our common stock. Balances as of the end of the fiscal year were converted, based on the closing price of our common stock on January 2, 2009. The EDCP tracking account will be distributed in shares of our common stock at the time elected by the participant for the deferral year(s) in question. The EDCP tracking account will be credited with dividends paid on our common stock for the number of shares deemed held in such account, and such dividends will then be deemed to be invested in the cash account and will earn interest as described above.

If approved by the shareholders, non-employee directors will be eligible to participate in the 2014 Omnibus Equity and Incentive Plan. See Proposal IV–Approval of the 2014 Omnibus Equity and Incentive Compensation Plan.

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

Stock Ownership Guidelines

The board believes that the economic interests of directors should be aligned with those of shareholders. To achieve this, all directors are expected to hold shares of common stock in the company. A non-employee director must own shares of common stock with a value of at least six times the annual cash retainer paid to the non-employee directors. All direct holdings of our common stock and all vested shares of deferred stock are included for purposes of determining compliance. These guidelines may be revised or terminated by the nominating/corporate governance committee at any time with thirty days written notice to the affected directors. Directors have four years to meet the required guidelines. All non-employee directors were in compliance with the guidelines as of March 19, 2014.

Other Arrangements

We reimburse all directors for out-of-pocket expenses incurred in connection with attendance at board meetings, or when traveling in connection with the performance of their services for the company.

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

DIRECTOR SUMMARY COMPENSATION TABLE

The following table details compensation to non-employee members of the board of directors for the 2013 fiscal year:

			Change in
			Pension Value
	Fees Earned		and Nonqualified
	or Paid	Stock	Deferred Comp.	All Other
	in Cash	Awards	Earnings	Comp.	Total
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)
Joe E. Beverly	93,750	120,000	-	-	213,750
Franklin L. Burke	107,708	120,000	15,273	-	242,981
Manuel A. Fernandez	100,208	120,000	962	-	221,170
Benjamin H. Griswold, IV	105,208	120,000	-	-	225,208
Amos R. McMullian	88,750	120,000	40,854	148,627	398,231
J.V. Shields, Jr.	88,750	120,000	-	-	208,750
David V. Singer	93,750	120,000	-	-	213,750
Melvin T. Stith, Ph. D.	88,750	120,000	-	-	208,750
Jackie M. Ward(5)	96,667	120,000	-	-	216,667
C. Martin Wood III	101,667	120,000	1,538	-	223,205

(1)	Directors have the option to convert their annual board retainer fees into deferred stock. Directors may also elect to defer all or a portion of their annual retainer and cash committee fees, if any, through the EDCP. In fiscal 2013, Ms. Ward and Messrs. Burke, Fernandez, Shields and Singer elected to convert all of their annual board retainer fees to deferred stock. Ms. Ward and Mr. Fernandez deferred all of their committee fees to the EDCP in fiscal 2013. The deferred stock vests two years from the date of grant, and is delivered to the grantee along with accumulated dividends at a designated time selected by the grantee at the date of the grant. The deferred stock is accounted for under ASC 718.
(2)	The stock awards represent the grant date fair value computed in accordance with ASC 718 of deferred stock granted to each non-employee director in fiscal 2013. The deferred stock award vests one year from the date of grant. Details regarding the number of stock appreciation rights and deferred stock outstanding (vested and non-vested) by director as of December 28, 2013 is as follows:

	Stock
	Appreciation	Deferred	Deferred
	Rights	Stock	Stock
Name	(#)	(#)	($)
Joe E. Beverly	-	47,887	1,021,430
Franklin L. Burke	32,905	87,797	1,872,710
Manuel A. Fernandez	49,780	40,297	859,535
Benjamin H. Griswold, IV	7,762	5,415	115,502
Amos R. McMullian	-	13,470	287,315
J.V. Shields, Jr.	50,793	22,755	485,364
David V. Singer	-	22,755	485,364
Melvin T. Stith, Ph. D.	-	38,842	828,500
Jackie M. Ward	-	106,884	2,279,836
C. Martin Wood III	-	5,415	115,502

(3)	Amounts reported in this column represent above-market earnings on deferred compensation and, for Messrs. McMullian and Wood, distributions under the Retirement Plan.
(4)	Amounts reported as “All Other Compensation” in the Director Compensation Table above, include the following for the relevant directors:

		Distributions
		from EDCP	Miscellaneous	Total
Name		($)(a)	($)(b)	($)
Amos R. McMullian	2013	78,387	70,240	148,627

(a)	Distributions to Mr. McMullian under the EDCP were earned during his service as an employee of the company. Mr. McMullian retired as chief executive officer in 2004.
(b)	Administrative support provided to Mr. McMullian by the company for his service as chairman emeritus of the board.

(5)	Ms. Ward’s term as director will expire at the 2014 annual meeting and she will not serve another term in accordance with the company’s corporate governance guidelines relating to re-election after attaining the age of 75.

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

TRANSACTIONS WITH MANAGEMENT AND OTHERS

A. Ryals McMullian, the son of Amos R. McMullian, a director, was employed by the company throughout fiscal 2013 as vice president and associate general counsel. He was paid an aggregate salary and bonus of $221,903 in fiscal 2013. Also in fiscal 2013, Mr. McMullian was granted 2,550 shares of performance-contingent restricted stock pursuant to the EPIP. Michael Lord, a son of Gene D. Lord, the executive vice president and chief operating officer of the company, was employed by the company throughout fiscal 2013 as a vice president of sales for a portion of the year, and a plant president for a portion of the year. He was paid an aggregate salary and bonus of $153,963 in fiscal 2013. Also in fiscal 2013, Mr. Lord was granted 1,350 shares of performance-contingent restricted stock pursuant to the EPIP. Mark Lord, a son of Gene D. Lord, the executive vice president and chief operating officer of the company, was employed by the company throughout fiscal 2013 as a vice president of sales. He was paid an aggregate salary and bonus of $123,212. Also in 2013, Mr. Lord was granted 1,050 shares of performance-contingent restricted stock pursuant to the EPIP. Chris Mulford, the son-in-law of George E. Deese, the executive chairman of the company, was employed by the company throughout fiscal 2013 as a vice president of sales. He was paid an aggregate salary and bonus of $120,771. Also in fiscal 2013, Mr. Mulford was granted 1,050 shares of performance-contingent restricted stock pursuant to the EPIP.

Any transaction between the company and a related party is disclosed to the nominating/corporate governance committee and then presented to the full board for evaluation and approval. The company’s policies with respect to related party transactions are set forth in our corporate governance guidelines and our code of business conduct and ethics, which states that the company does not engage in transactions with related parties if such a transaction would cast into doubt the independence of the director, present the appearance of a conflict of interest or violate any applicable law. Each of the transactions set forth above were reviewed and approved by our board in accordance with the company’s policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders

The following table lists information regarding the ownership of our common stock by the only non-affiliated individuals, entities or groups known to us to be the beneficial owner of more than 5% of our common stock:

	Shares of Common
	Stock Beneficially	Percent
Name and Address of Beneficial Owner	Owned	of Class(1)
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202(2)	14,214,469	6.8%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355(3)	11,126,194	5.3%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022(4)	11,042,835	5.3%

(1)	Percent of class is based upon the number of shares of Flowers Foods common stock outstanding on March 19, 2014.
(2)	Based solely on a Schedule 13G/A filed by T. Rowe Price Associates, Inc. (“Price Associates”) on February 11, 2014, these securities are owned by various individual and institutional investors to which Price Associates serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The Schedule 13G/A indicates that Price Associates has sole dispositive power as to all shares reported and sole voting power as to 2,740,700 shares.
(3)	The beneficial ownership reported is based upon a Schedule 13G filed by The Vanguard Group on February 11, 2014. The Schedule 13G indicates that (a) The Vanguard Group has sole dispositive power as to 11,030,351 shares reported, sole voting power as to 109,794 shares and shared dispositive power as to 95,844 shares reported, (b) Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 95,844 shares, as a result of its serving as investment manager of collective trust accounts, and (c) Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 13,950 shares, as a result of its serving as investment manager of Australian investment offerings.
(4)	The beneficial ownership reported is based upon a Schedule 13G filed by BlackRock, Inc. on January 29, 2014. The Schedule 13G indicates that BlackRock, Inc. has sole dispositive power as to all shares reported and sole voting power as to 10,396,032 shares.

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

Share Ownership of Certain Executive Officers, Directors and Director-Nominees

The following table lists information as of March 19, 2014 regarding the number of shares owned by each director, each director-nominee, each executive officer listed on the summary compensation table included later in this proxy statement and by all of our directors, director-nominees and executive officers as a group:

	Amount and Nature
	of Beneficial		Percent
Name of Beneficial Owner	Ownership(1)		of Class
Stephen R. Avera	840,670	(2)	*
Joe E. Beverly	329,746	(3)	*
Franklin L. Burke	197,839	(4)	*
George E. Deese	5,095,355	(5)	2.4%
Manuel A. Fernandez	104,799		*
Benjamin H. Griswold, IV	294,771	(6)	*
R. Steve Kinsey	668,776	(7)	*
Gene D. Lord	1,359,977	(8)	*
Amos R. McMullian	3,624,285		1.7%
J. V. Shields, Jr.	15,288,004	(9)	7.3%
Allen L. Shiver	1,360,447	(10)	*
David V. Singer	56,767		*
Melvin T. Stith, Ph.D.	40,586		*
Jackie M. Ward	217,965	(11)	*
C. Martin Wood III	7,884,407	(12)	3.8%
All Directors, Director-Nominees and Executive Officers as a Group (15 persons)	37,324,394		17.9%

*	Represents beneficial ownership of less than 1% of Flowers Foods common stock
(1)	Unless otherwise indicated, each person has sole voting and dispositive power with respect to all shares listed opposite his or her name.
(2)	Includes (i) performance-contingent restricted stock awards of 49,750 shares all of which are subject to forfeiture and (ii) unexercised stock options for 379,011 shares. Also includes (i) 675 shares owned by Mr. Avera’s spouse as custodian for their minor children and (ii) 70,670 shares held by a trust of which Mr. Avera is a co-trustee, as to which shares Mr. Avera disclaims any beneficial ownership.
(3)	Includes 104,746 shares owned by the spouse of Mr. Beverly, as to which shares Mr. Beverly disclaims any beneficial ownership.
(4)	Includes 63,257 shares owned by the spouse of Mr. Burke, over which Mr. Burke and his spouse share investment authority and 6,787 shares held in Mr. Burke’s stock tracking account.
(5)	Includes (i) 50,301 shares owned by the spouse of Mr. Deese, as to which Mr. Deese disclaims any beneficial ownership and (ii) performance-contingent restricted stock awards of 260,900 shares all of which are subject to forfeiture and (iii) unexercised stock options for 2,464,199 shares.
(6)	Includes 5,062 shares owned by the spouse of Mr. Griswold, as to which Mr. Griswold disclaims any beneficial ownership.
(7)	Includes (i) performance-contingent restricted stock awards of 62,600 shares all of which are subject to forfeiture and (ii) unexercised stock options for 424,012 shares.
(8)	Includes performance-contingent restricted stock awards of 73,350 shares all of which are subject to forfeiture and unexercised stock options for 584,436 shares.
(9)	Includes: (i) 6,244,657 shares held by investment advisory clients of Wellington Shields Capital Management Associates, LLC, of which Mr. Shields is the chairman; (ii) 741,659 shares held by trusts of which Mr. Shields is trustee; (iii) 7,730,939 shares owned by the spouse of Mr. Shields (iv) 129,553 shares held by investment advisory clients of Wellington Shields & Co., LLC, of which Mr. Shields is chairman and (v) 21,100 shares held by Capital Management Associates of which Mr. Shields is chairman, in each case as to which Mr. Shields disclaims any beneficial ownership. Mr. Shields’ business address is Wellington Shields & Company, LLC 140 Broadway, New York, NY 10005.
(10)	Includes performance-contingent restricted stock awards for 197,950 shares and time-based restricted stock of 58,500 shares, all of which are subject to forfeiture and unexercised stock options for 577,518 shares. Also includes 7,282 shares held by Mr. Shiver as custodian for his child and 4,437 shares held by the spouse of Mr. Shiver, as to which shares Mr. Shiver disclaims any beneficial ownership.
(11)	Includes 23,982 shares held in Ms. Ward’s stock tracking account.
(12)	Includes 116,865 shares held by a trust of which Mr. Wood is trustee and 6,527,872 shares owned by the spouse of Mr. Wood, as to which shares Mr. Wood disclaims any beneficial ownership.

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Except as noted below, based solely upon a review of our records and written representations by the persons required to file these reports, all stock transaction reports required to be filed by Section 16(a) of the Securities Exchange Act of 1934, (the “Exchange Act”), with the SEC were timely filed in fiscal 2013 by directors and executive officers.

On May 22, 2013, the board of directors approved a $15,000 increase to the directors’ annual retainers. Messrs. Burke, Fernandez, Shields, Singer and Ms. Ward had previously elected to convert their 2013 annual retainers into shares of deferred stock and each received an award of 630 shares of deferred stock in lieu of the additional cash retainer. Due to an administrative error, Forms 4 for these issuances of deferred stock were not filed until June 5, 2013.

Due to an administrative error, a Form 5 correcting for a late Form 4 was filed on January 3, 2014 in connection with transactions involving shares of Flowers Foods common stock in Bradley K. Alexander’s 401(k) account.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

2013 In Brief

Under our pay-for-performance program, our Named Executives earned the following for 2013 performance:

•	An increase of 23.7% for Mr. Shiver; 3.9% for Mr. Kinsey; 3.0% for Mr. Lord; 3.0% for Mr. Avera; and a decrease of 15.4% for Mr. Deese in base salary in 2013 as compared to 2012. The increase for Mr. Shiver was the result of his promotion from president to president and chief executive officer. The decrease for Mr. Deese was the result of being named to the post of executive chairman of the board from chairman of the board and chief executive officer.

•	Payment of cash bonuses at 85.25% of our Named Executives’ respective Target Bonus Percentages (as defined below) under our bonus plan, based upon achievement of 97.05% of the target performance goal.

•	Vesting in 2014 of the ROIC Performance-Contingent Restricted Stock Award issued in 2012 at 125.0% of target as a result of the company’s average return on invested capital (the “Company ROIC”) during the 17 month performance period ending December 28, 2013 exceeding the company’s average “weighted average cost of capital” (the “Company WACC”) by 613 basis points.

•	Vesting in 2014 of the TSR-Based Performance-Contingent Restricted Stock Award issued in 2012 at 195.0% of target as a result of the company’s TSR from January 1, 2012 through each of the last four quarters ending December 31, 2013 placing, in three quarters, at the 100th percentile compared to the TSR of the TSR Peer Group (as defined below) and the 82nd percentile in one quarter. We ended the 2-year performance period with TSR of 54.8%.

Consideration of 2013 Say on Pay Vote

At our 2013 annual meeting of shareholders, more than 99% of the shares voted were cast in support of the company’s executive compensation program. As a result of the significant level of approval, we continued to apply similar principles to our executive compensation decisions during the remainder of 2013 and in early 2014.

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

Summary of Our Compensation Practices

Practices We Have Adopted	Practices We Do Not Engage in

•   Moderate pay with a focus on the size-adjusted 50th percentile of market data

•   Pay mix that is heavily performance-based

•   Multiple measures used in incentive plans

•   Capped incentives

•   Clawback policy

•   No perquisites

•   Stock ownership guidelines for our executives and outside directors

•   Moderate change-in-control severance arrangements

•   Annual review of tally sheets by the compensation committee

•   Incentives that are risk-mitigated through plan design and administration

•   Compensation committee comprised solely of independent directors

•   Independent compensation consultant who reports directly to the committee

•   Anti-hedging policy for executives and outside directors

•   Employment agreements

•   Dividend equivalents on unvested performance shares

•   Income tax gross-ups

•   Excise tax gross-ups on change in control severance

•   Backdating or repricing of stock options

•   Pension credited service for years not worked

Executive Compensation Generally

Objectives of Executive Compensation

The primary objective of our executive compensation program is to attract, retain and motivate qualified executives necessary for the future success of the company and the maximization of shareholder value. Our compensation program is designed to motivate our executives by rewarding them for the achievement of specific annual, long-term and strategic goals of the company. Moreover, the program aligns our executives’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate objective of improving shareholder value. Finally, we strive to foster a sense of ownership among our executives by establishing stock ownership guidelines that require them to maintain ownership of a specified amount of our common stock.

The compensation committee evaluates both performance and compensation to ensure that (i) the company maintains its ability to attract and retain the most qualified executives; (ii) each executive’s compensation remains competitive relative to the compensation paid to similarly situated executives in comparable companies and (iii) each of the company’s primary objectives with respect to compensation is being fulfilled. To meet those goals, our compensation program includes three primary components:

•	base salary;

•	annual cash bonuses; and

•	long-term incentives, through stock-based compensation.

Certain retirement and other post-employment benefits are also included in the executives’ compensation package. In addition, see the section entitled “Potential Payments Upon Termination or Change in Control” of this proxy statement for details on payments and benefits payable (or realizable) upon termination of employment and a change in control of the company. We do not offer perquisites as part of our executive compensation program.

Each element of our compensation program is described in greater detail below, including a discussion of why the company chooses to pay each element, how we determine the amount of each element to pay and how each element and the company’s decisions regarding that element fit into our overall compensation objectives.

Mix of Compensation Opportunity

The objectives of our executive compensation program are accomplished through a balance of pay components that are competitive with market practice and place considerable emphasis on performance-based compensation. Salary and non-equity incentive compensation, equity compensation, and other compensation expressed as a percentage of total compensation for each Named Executive for the fiscal year ended December 28, 2013 were as shown below. There is no prescribed mix of our compensation elements; the mix below is driven by Relevant Market Data (as defined below) for each element of pay. In addition, the figures for our new president and chief executive officer reflect a special one-time equity grant made at the time of his promotion, which is further discussed on page 32.

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

		Non-Equity
	Salary	Incentive Comp.	Equity Comp.	Other Comp.
Name and Principal Position	Percentage	Percentage	Percentage	Percentage	Total %
Allen L. Shiver President and Chief Executive Officer	18%	14%	67%	1%	100%
George E. Deese Executive Chairman of the Board	19%	16%	59%	6%	100%
R. Steve Kinsey Executive Vice President and Chief Financial Officer	33%	20%	43%	4%	100%
Gene D. Lord Executive Vice President and Chief Operating Officer	34%	19%	44%	3%	100%
Stephen R. Avera Executive Vice President, Secretary and General Counsel	37%	19%	40%	4%	100%

Role of Executive Officers in Compensation Decisions

The compensation committee of the board of directors, which is comprised entirely of independent directors, has overall responsibility for evaluating, analyzing and approving the company’s compensation plans, policies and programs. In addition, the chief executive officer consults with and advises the compensation committee with respect to the company’s compensation philosophy and makes recommendations to the compensation committee regarding the compensation of the other executive officers, including other Named Executives. All recommendations of the chief executive officer to the compensation committee regarding compensation of executive officers are independently evaluated by the committee. The chief financial officer, or his designee, assists the compensation committee in understanding the key drivers of company performance, particularly those measures used in our cash bonus and long-term incentive plans and also provides the compensation committee with regular updates on company performance as it relates to certain performance measures used in our bonus and long-term incentive plans.

Compensation Consultants

For fiscal 2013, the compensation committee engaged Meridian as its independent compensation consultant. At the compensation committee’s request, Meridian evaluated the competitiveness of the base salaries, annual bonuses and long-term incentives awarded to the company’s Named Executives, provided competitive market data on new compensation arrangements and evaluated the continued appropriateness of existing arrangements. Meridian attended compensation committee meetings at the committee’s request and was available to provide guidance to the compensation committee on compensation questions and issues as they arose.

In December 2013 the compensation committee, in accordance with SEC rules, considered various factors having to do with consultant conflicts of interest. In connection with this review, the compensation committee considered the following six factors established by the SEC:

•	the provision of other services to the company by the consultant’s employer;

•	the amount of fees received from the company by the consultant’s employer as a percentage of total revenue;

•	the policies and procedures of the consultant’s employer designed to prevent conflicts of interest;

•	any business or personal relationship of the consultant with a member of the compensation committee;

•	any stock of the company owned by the consultant; and

•	any business or personal relationship of the consultant or the consultant’s employer with an executive officer of the company.

As a result of its review of these six factors, the committee determined that the work of the compensation consultant did not raise any conflicts of interest.

Compensation Benchmarking

Because there are not many food companies the size of Flowers Foods, a specific set of peer companies is not used for market compensation comparisons. We use market pay rates (i.e., base salary, bonus and long-term incentives) based on available food industry and general industry peers’ pay data from published surveys. We use an average of food industry and general industry (the “Relevant Market Sector”) survey data when making market comparisons, and the data is adjusted to reflect pay for companies with annual revenues comparable to the company (the “Relevant Market Data”). For fiscal 2013, the Relevant Market Sector consisted of food and general industry peer groups in the Towers Watson Executive Compensation Database, Towers Watson Top Management Compensation Survey and the Mercer Executive Compensation Survey.

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

Food industry data was used from the following surveys and represented data from the following companies:

TOWERS WATSON EXECUTIVE COMPENSATION DATABASE — FOOD & BEVERAGE COMPANIES
ACH Food Companies, Inc. American Sugar Refining Beam Bush Brothers & Company The Coca-Cola Company ConAgra Foods, Inc. Cott Corporation Dean Foods Diageo North America, Inc. Dr. Pepper Snapple	General Mills, Inc. Green Mountain Coffee Roasters Hershey Hormel Foods J.M. Smucker J.R. Simplot Kellogg Keystone Foods Land O’ Lakes Leprino Foods	MillerCoors Molson Coors Brewing Nestle USA Schreiber Foods Schwan’s Sodexho USA Starbucks Coffee Ventura Foods
TOWERS WATSON TOP MANAGEMENT COMPENSATION SURVEY — U.S. — FOOD INDUSTRY COMPANY LISTING
Coca-Cola Bottling Coca-Cola Refreshments Community Coffee E.A. Sween Company Farmland Foods Godiva Chocolatier Grande Cheese	J.R. Simplot Little Lady Foods LSG Sky Chefs McCain Foods USA RiceTec, Inc. Rich Products Sazerac	Schwan’s Snyders-Lance Stonyfield Farm Inc. Wayne Farms The Wornick Company Wells’ Dairy
General industry data were used from the following surveys to capture the broadest possible market perspective:
— Towers Watson Executive Compensation Database:	700+ companies
— Towers Watson Top Management Compensation Survey:	1,500+ companies
— Mercer Executive Compensation Survey:	1,100+ companies

The Relevant Market Data obtained from the companies above was for pay opportunity, not actual payout, and was regressed (size-adjusted) to reflect the appropriate Named Executive’s duties and scope of revenue responsibility. The Relevant Market Data is calculated using the simple average of the regressed food industry and general industry market rates. Both are established at levels that approximate the size-adjusted 50th percentile for each component of pay opportunity (i.e., base salary, target bonus and long-term incentive opportunity). This sets executive pay opportunities high enough to be competitive and to attract and retain a strong motivated leadership team but not so high that they create negative perception among other constituencies.

The compensation committee concluded that the proposed 2013 compensation levels under the company’s incentive and equity compensation plans for each Named Executive, and their total compensation opportunities, were consistent with the pay philosophy, as well as appropriate to meet the company’s goal to retain each Named Executive and to align his interests with those of the company’s shareholders.

Cash Compensation

Base Salary

Base salary represents the fixed and recurring part of each Named Executive’s annual compensation. Its objective is to reward experience and expertise, functional progression (i.e., the development of the executive through a series of work experiences and duties and accountabilities relevant to the current position held), career development, skills and competencies. It rewards core competence in the executive role. We choose to pay base salary because it is a standard element of pay for executive positions and is required to attract and retain talent.

We have established a system of tiered salary grades, and executives are assigned an appropriate salary grade considering the position’s internal value as well as external comparisons to the Relevant Market Data. With respect to the position’s “internal value,” we have developed salary grades on the basis that a given position is at least one salary grade below that of the supervising position, which is the only weight assigned to internal value in establishing the salary grades.

Named Executives’ base salaries are related to a salary grade and the base salaries for the grades are determined based on (i) external competitive market base salaries, as determined through benchmarking analysis of the Relevant Market Data and (ii) the internal relationships (i.e., value and progression) of these positions. We periodically make adjustments to the base salaries based on the factors discussed above as well as the performance of the respective Named Executive.

Individual salaries for Named Executives reporting directly to the president and chief executive officer are subject to approval by the compensation committee after consideration of the recommendations he submits. The president and chief executive officer’s and the executive chairman of the board’s salaries are subject to review and approval by the compensation committee and the board of directors. Base salaries for all Named Executives are reviewed annually by the compensation committee and the board of directors.

Base salary increased 23.7% for Mr. Shiver; 3.9% for Mr. Kinsey; 3.0% for Mr. Lord; and 3.0% for Mr. Avera; and decreased 15.4% for Mr. Deese in 2013 as compared to 2012. The increase for Mr. Shiver was the result of his promotion from president to president and chief executive officer. The decrease for Mr. Deese was the result of being named to the post of executive chairman of the board after previously serving the company as chairman of the board and chief executive officer.

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

Annual Executive Bonus Plan

The objective of our Annual Executive Bonus Plan (the “Bonus Plan”) is to provide an incentive to achieve critical annual goals that lead to our long-term success. It provides for an annual incentive bonus to reward performance measured over the company’s fiscal year. We choose to pay it in order to motivate achievement of annual performance metrics critical to continued company growth and shareholder value creation.

For each fiscal year, the compensation committee establishes target bonus levels under the Plan, which are expressed as a percentage of each Named Executive’s base salary (the “Target Bonus Percentage”). Target Bonus Percentages for each Named Executive were the same in 2013 as 2012, with the exception of Mr. Shiver, whose Target Bonus Percentage increased to 100% from 80% effective May 2013 due to his promotion to president and chief executive officer, and Mr. Kinsey, whose Target Bonus Percentage increased to 70% from 65% for the entire year based on the Relevant Market Data applicable to his position.

For 2013, based upon performance projections presented by management, the compensation committee also set a target EBITDA performance goal (the “EBITDA Goal”). We used EBITDA (earnings before interest, taxes, depreciation and amortization), as the performance measure in the Bonus Plan for all participating employees, including the Named Executives, because it is a useful tool for managing the operations of our business and is an indicator of the company’s ability to incur and service indebtedness and generate free cash flow.

For 2013, a bonus was awarded to participating executives based on the following formula:

•	the Named Executive’s base salary; multiplied by

•	the Target Bonus Percentage; multiplied by

•	the “Bonus Percentage,” a percentage based upon the company’s actual EBITDA for the fiscal year divided by the EBITDA Goal determined as follows:

–	if actual EBITDA is equal to the EBITDA Goal, the resulting Bonus Percentage is 100%;

–	if actual EBITDA is less than the EBITDA Goal, the applicable Bonus Percentage will drop by 5% for every 1% by which actual EBITDA is less than the EBITDA Goal; or

–	if actual EBITDA exceeds the EBITDA Goal, the Bonus Percentage will increase by 5% for every 1% by which the actual EBITDA exceeds the EBITDA Goal.

Each Named Executive’s 2013 bonus payment could not exceed 150% of his base salary nor $3.0 million. The Bonus Percentage would have been zero if actual EBITDA were 80% or less of the EBITDA Goal. This mechanism provided motivation for each Named Executive to continue to strive for improved company performance in 2013 even if the EBITDA Goal itself were not attained.

For 2013, the percentage of EBITDA Goal achieved and the related Bonus Percentages are shown below:

Level of Achievement	% of EBITDA Goal Achieved	Bonus Percentage
Maximum	110%	150%
Target	100%	100%
Actual	97.05%	85.25%
Threshold	80%	0%

The 2013 EBITDA Goal was $432.5 million, which was 34.7% higher than actual 2012 EBITDA. Actual 2013 EBITDA was equal to 97.05% of the EBITDA Goal and accordingly bonuses were paid at less than target.

The company does not pay bonuses under the Bonus Plan to any Named Executive until such time as the compensation committee has certified the Bonus Percentage and the Annual Report on Form 10-K for the applicable fiscal year has been filed with the SEC.

Long-Term Incentive Compensation

The objective of providing long-term incentive compensation is to focus executives on metrics that lead to increased shareholder value over a longer period of time. It rewards achievement of the specific metrics described below. We choose to pay long-term incentive compensation because it aligns executives’ interests with those of shareholders and helps to retain a stable management team.

Equity and Performance Incentive Plan

In keeping with the compensation committee’s pay-for-performance philosophy, stock-based incentives comprise our entire long-term incentive program, and a significant portion of total compensation opportunity for Named Executives. We believe our stock-based incentives, as designed, are fundamental to the enhancement of shareholder value, reward performance over the long-term and align the Named Executives’ interests with those of our shareholders. The design of the long-term compensation programs and the individual grants thereunder are reviewed annually and approved by the compensation committee with reference to the Relevant Market Data it receives from its compensation consultant.

The EPIP is the company’s ongoing intermediate and long-term incentive plan. The EPIP was approved by the company’s shareholders and provides the compensation committee with an opportunity to make a variety of stock based awards, while selecting the form that is most appropriate for the company and the executive group. The awards under the EPIP contain elements that we believe help focus the executive’s attention on one of the company’s primary goals — the long-term success of the company and, ultimately, the enhancement of shareholder value.

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

Ongoing Stock-Based Incentive Grants

As in 2012, in 2013 the compensation committee allocated equity-based awards between two types of performance-contingent restricted stock, as described below, and did not grant any stock options. The use of performance-contingent restricted stock is intended to ensure that Named Executives focus on capital investments that produce returns in excess of the Company WACC and that enhance the company’s total shareholder return relative to food industry peers.

The determination of 2013 performance-contingent restricted stock award levels for the Named Executives was based on the Relevant Market Data, the expected allocation of value between types of equity award, and a value of 100.9% of face value for both types of performance-contingent restricted stock. Mr. Deese’s grant size reflects his position of chairman and chief executive officer on the grant date. Similarly, Mr. Shiver’s grant reflects his position as president on grant date.

The 2013 restricted stock agreement (the “Restricted Stock Agreement”) provides the terms and conditions under which the shares of restricted stock will vest. Vesting of the awards occurs approximately two years from the date of grant (after the filing of the company’s Annual Report on Form 10-K), and the shares become nonforfeitable if, and to the extent that, on that date, the vesting conditions described below are satisfied.

ROIC-Based Performance-Contingent Restricted Stock Awards. The Restricted Stock Agreement provides that, as to 50% of the restricted stock underlying each executive’s performance-contingent restricted stock award (the “ROIC-Based Award”), vesting will occur in the manner set forth below:

•	if Company ROIC during the 24 month performance period ending January 3, 2015 (the “Performance Period”) exceeds the Company WACC by less than 175 basis points during the Performance Period, 0% of the ROIC-Based Award will vest;

•	if Company ROIC exceeds Company WACC during the Performance Period by 175 basis points, 50% of the ROIC-Based Award will vest;

•	if Company ROIC exceeds Company WACC during the Performance Period by 375 basis points, 100% of the ROIC-Based Award will vest; and

•	if Company ROIC exceeds Company WACC during the Performance Period by 475 basis points or more, 125% of the ROIC-Based Award will vest.

For performance between the levels described above, the degree of vesting is interpolated on a linear basis.

TSR-Based Performance-Contingent Restricted Stock Awards. The Restricted Stock Agreement provides that, as to the remaining 50% of the restricted stock underlying each Named Executive’s performance-contingent restricted stock award (the “TSR-Based Award”), vesting will occur based on the company’s performance, measured by Company TSR, as compared to the total shareholder return of the companies in a specified peer group (the “TSR Peer Group”).

For 2013, the TSR Peer Group consisted of the following 19 publicly traded packaged food and meats companies, two of which (H. J. Heinz and Ralcorp), have since been acquired and removed from the group as provided under the terms of the Restricted Stock Agreement:

B&G Foods Campbell Soup Conagra Foods Dean Foods General Mills Hain Celestial Group H. J. Heinz Co. Hershey Co. Hillshire Brands Hormel Foods	J&J Snack Foods J.M. Smucker Kellogg Lancaster Colony McCormick & Co. Mondelez International Inc Ralcorp Holdings, Inc. Snyders-Lance Treehouse Foods

Hypothetical payouts based on the total shareholder return for the company and each member of the TSR Peer Group are calculated at the end of each of the last four quarters during the Performance Period using the performance/payout schedule below and then averaged to determine the actual payout:

Percentile of Company TSR vs. Peer Group TSR	Payment Percentage (% of Target)
Less than 30th	0%
30th	50%
50th	100%
70th	150%
90th or above	200%

For performance between the percentiles described above, the degree of vesting is interpolated on a linear basis.

Vesting Upon Death, Disability, Retirement or Change in Control. For the 2013 grant, if the grantee dies or becomes disabled, the performance-contingent restricted stock awards generally vest at the target level immediately. If the grantee retires at age 65 (or age 55 with at least ten years of service with the company) or later, on the normal vesting date the grantee will receive a pro rated number of shares based upon the retirement date and actual performance for the entire performance period. If the company undergoes a change in control (whether or not the executive is terminated following the change in control), the awards will immediately vest at the target level, provided that as to the TSR-Based Awards, if 12 months of the Performance Period have been completed, vesting will be determined based on total shareholder return as of the date of the change in control without application of four-quarter averaging. This “single trigger” treatment of equity upon a change in control is considered appropriate because in most situations the performance on which the awards are based will no longer be calculable after a change in control has occurred.

Dividends. Dividends accrue on the restricted stock and are paid to the executive on the vesting date on all shares of restricted stock that vest. At the time of vesting, the executive will receive the shares of stock and will be liable for his or her portion of all federal and state income and payroll taxes based on the fair market value of the shares awarded on the vesting date.

Timing of Grants. Grants of performance-contingent restricted stock were made on January 1, 2013. It is expected that this timing of granting awards will continue for consistency and planning purposes. Except in unusual circumstances, we typically do not grant equity awards to the Named Executives at other dates. The grant price of our performance-contingent restricted stock grants is the closing market price on the grant date.

Vesting of 2012 Awards:

•	The ROIC Performance-Contingent Restricted Stock Award issued in 2012 vested in early 2014 at 125.0% of target as a result of Company ROIC during the 17 month performance period ending December 28, 2013 exceeding Company WACC by 613 basis points.

•	The TSR-Based Performance-Contingent Restricted Stock Award issued in 2012 vested in early 2014 at 195% of target as a result of the company’s TSR from January 1, 2012 through each of the last four quarters ending December 31, 2013 placing, in three quarters, at the 100th percentile as compared to average TSR of the TSR Peer Group and the 82nd percentile in one quarter. We ended the 2-year performance period with TSR of 54.8%.

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

Special 2013 Grant to Mr. Shiver

Mr. Shiver was promoted from president to president and chief executive officer in May 2013. On June 2, 2013 the compensation committee granted him a special one-time award of $1.3 million of restricted stock under the EPIP. The purpose of the award was to bring Mr. Shiver’s 2013 compensation nearer to the market level of a chief executive officer and to enhance the likelihood of retaining him for a several-year period during the leadership transition. The award will vest 100% on the fourth anniversary of the date of grant provided that Mr. Shiver remains employed by the company during this period, and the value of the restricted stock at vesting may not exceed 0.5% of the company’s cumulative EBITDA over the performance period. If Mr. Shiver dies or becomes disabled, the restricted stock award will vest immediately at the target level. Dividends will accrue on the restricted stock and will be paid to Mr. Shiver on the vesting date for all shares that vest.

Recoupment (“Clawback”) Policy

The EPIP and the Bonus Plan provide for the recoupment of grants made under the EPIP and bonuses awarded under the Bonus Plan. The recoupment policy provides that if the board of directors has reliable evidence of knowing misconduct by a participant that results in the incorrect overstatement of the company’s earnings or other financial measurements that were taken into consideration in awarding grants or bonuses and as a result of such overstatement the participant (i) received a bonus and/ or (ii) either received a grant under the EPIP or had a prior grant vest or become nonforfeitable, the participant shall be required to reimburse (or forfeit, as the case may be) the full amount of any grants or bonuses that resulted from the overstatement.

Anti-Hedging Policy

The company’s Insider Trading policy generally prohibits short-term, speculative trading practices and hedging by executive officers, including any Named Executives, and directors.

Retirement & Other Post-Employment Benefits

We provide retirement benefits to our Named Executives and other executives as noted below. The objective is to provide a competitive array of benefits that is affordable to the company. Retirement benefits reward continued employment and indirectly reward achievement of the metrics in the Bonus Plan. We choose to pay them to remain competitive in the marketplace and to provide compensation that extends into employees’ non-earning years.

Pension benefits are provided to executives under the Flowers Foods, Inc. Retirement Plan No. 1 (the “Retirement Plan”). The company also provides a defined contribution benefit to executives through the EDCP.

Retirement Plan

The Retirement Plan is a qualified defined benefit pension plan that provides a pension upon retirement to eligible employees of participating subsidiaries (but not to employees of the company) that is based upon each year of service with the participating subsidiary through December 31, 2005. Additionally, the Retirement Plan provides a pension upon retirement to eligible employees (including employees of non-participating subsidiaries and of the company) who were participants under the Flowers Industries, Inc. Retirement Plan No. 1 prior to the company’s spin-off from Flowers Industries, Inc., which is based upon each year of service with Flowers Industries, Inc. and/or certain of its subsidiaries. No additional years of credited service have been granted other than for actual years of credited service in the Retirement Plan.

Participation in the Retirement Plan was closed to new employees beginning January 1, 1999, and effective December 31, 2005 benefits under the Retirement Plan were frozen and no additional benefits will accrue under the Retirement Plan. The frozen pension benefit is the sum of annual credits earned during eligible employment. The basic credit formula at the time the Retirement Plan was frozen was 1.35% of the first $10,000 of W-2 earnings (subject to certain exclusions) plus 2% of W-2 earnings (subject to certain exclusions) in excess of $10,000 for each year of service up to 35 years. For each year of service in excess of 35 years, 1.8% of W-2 earnings (subject to certain exclusions) was credited. Certain additional fixed benefit amounts were provided for a limited group of participants in the Retirement Plan, including certain of the Named Executives.

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

Benefits can be paid in many forms under the terms of the Retirement Plan, including a life annuity option, joint and survivor option, period certain and life options, level income option and a lump sum option of up to $7,500. The payout option must be elected by the participant before benefit payments begin. Each available payout option is actuarially equivalent. Early retirement benefit payments are available to participants upon attainment of age 55 and completion of five years of vesting service. A participant’s full benefit under the Retirement Plan is payable at age 65. Benefits are reduced by 1/15 for each of the first five years and 1/30 for each of the next five years by which benefit commencement precedes age 65. The same benefits are payable upon retirement, termination, or disability with the adjustments described above for commencement before age 65 but on or after age 55. A 50% survivor annuity is payable to a participant’s spouse upon death prior to retirement. Messrs. Deese and Lord are currently eligible for their full benefits under the Retirement Plan. All other Named Executives have fulfilled the required service period and are either eligible for early retirement benefits currently or will become eligible upon attainment of age 55. No payments were made to the Named Executives under the terms of the Retirement Plan during the 2013 fiscal year.

Executive Deferred Compensation Plan

The EDCP allows certain members of management to defer the receipt of a percentage of their salary and bonus. The purpose of the EDCP is to provide deferred compensation to certain members of management whose contributions to the company’s 401(k) defined contribution plan, a tax qualified plan, are limited by statutory restrictions. The EDCP is not a tax-qualified plan. The participants’ deferrals are credited to a book keeping account established for the participant that is deemed to be credited with interest until paid. Additionally, the company allocates matching contributions pursuant to the plan on behalf of the participant that are also deemed to be credited with interest until paid. Interest credited on deemed participant deferrals and company contributions to the EDCP are based on the Merrill Lynch U.S. Corp., BBB-rated Fifteen-Year Bond Index plus 150 basis points. Interest is considered above-market if earned at a rate which is 120% or more of the applicable federal long-term rate. Earnings in the EDCP are interest-based credits that exceed this threshold. The company credits interest at above market rates because participants’ EDCP accounts are unfunded and unsecured and therefore subject to substantial risk of loss should events ever befall the company causing it to reorganize or liquidate. Generally, the deemed deferrals and company contributions plus interest are paid to the participant upon termination of employment. Distributions from the EDCP are made from the company’s general assets. Amounts deemed to be credited to the EDCP on behalf of the Named Executives amounted to $482,595 in fiscal 2013. During 2008, participants were given a one-time, irrevocable opportunity to convert their EDCP deemed cash account for some or all prior years’ deferrals to an account that tracks the performance of our common stock. Balances as of the end of the fiscal year for participants making such an election were converted, based on the closing price of our common stock on January 2, 2009. The EDCP tracking account will be distributed in shares of our common stock at the time elected by the participant for the deferral year(s) in question. The EDCP tracking account will be credited with dividends paid on company common stock for the number of shares deemed held in such account, and such dividends will then be deemed to be invested in the cash account and will earn interest as described above.

Change in Control Severance

We maintain change-in-control severance arrangements with our executives, including the Named Executives as set forth in the Flowers Foods, Inc. Change of Control Plan, which superseded the continuation of employment agreements for the Named Executives, effective February 28, 2012 (the “Change of Control Plan”). Such arrangements have several business objectives important to the company, including stability of the executive team in the event of a threatened or pending change in control, and post-employment restrictive covenants (non-competition, non-solicitation and trade secret protection, among others). The Change of Control Plan rewards executives for remaining employed with the company on a timetable convenient to the company rather than to the executive. We choose to pay them to obtain the business objectives mentioned. The Change of Control Plan provides double-trigger severance at market-level amounts, has no excise tax gross-up provisions and is consistent with current corporate governance norms (See the Potential Payments upon Termination or Change in Control section of this proxy statement for additional details.)

Executive Share Ownership Guidelines

Based on the view of the compensation committee that the ownership of an equity interest in the company by executives, including Named Executives, is a component of good corporate governance and aligns executive and shareholder interests, share ownership guidelines were adopted that require key members of the company’s management team to directly own minimum amounts of the company’s common stock. The guidelines for the Named Executives are set forth below:

•	President and Chief Executive Officer: 6 times base salary

•	Executive Chairman of the Board: 6 times base salary

•	Executive Vice President and Chief Financial Officer: 3 times base salary

•	Executive Vice President and Chief Operating Officer: 3 times base salary

•	Executive Vice President, Secretary and General Counsel: 3 times base salary

The holdings of each of the Named Executives are currently either at the guideline or on track to meet it.

The guidelines were originally established on January 1, 2006, and are reviewed every four years for all direct stock holdings. The 6 times base salary guidelines for the president and chief executive officer and the executive chairman of the board, were increased from 5 times during 2013. Members of management subject to the guidelines or new participants have four years from appointment to reach the stated minimums. These guidelines may be revised or terminated by the compensation committee at any time with thirty days’ written notice to the affected employees.

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

Tax Deductibility of Executive Compensation

Companies are not allowed a federal income tax deduction for compensation paid to certain executive officers in excess of $1 million, except to the extent that such compensation constitutes “performance-based compensation” (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)). The compensation committee retains the ability to consider factors, including tax deductibility, as it structures coordinated compensation packages of current and long-term compensation, to retain flexibility in rewarding efforts which prove to be of immediate or future benefit to the company and its shareholders. Certain incentive opportunities in 2012 were structured with the intention to qualify as “performance-based” compensation under Code Section 162(m).

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with the company’s management and, based on this review and discussion, recommended to the board of directors that the Compensation Discussion and Analysis be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013 filed with the SEC and proxy statement for the 2014 annual meeting of shareholders.

The Compensation Committee of the Board of Directors:

Manuel A. Fernandez, Chairman
Benjamin H. Griswold, IV
Joseph V. Shields, Jr.
Melvin T. Stith, Ph.D.
Jackie M. Ward

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the chief executive officer, chief financial officer and each of the three other most highly compensated executive officers of Flowers Foods (the “Named Executives”) for the fiscal years ended December 28, 2013, December 29, 2012 and December 31, 2011:

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Comp. ($)(3)	Change in Pension Value and Nonqualified Deferred Comp. Earnings ($)(4)	All Other Comp. ($)(5)	Total ($)
Allen L. Shiver	2013	689,673	2,610,139	0	548,968	14,071	41,134	3,903,985
President and Chief	2012	557,615	463,059	0	373,379	72,768	47,960	1,514,781
Executive Officer	2011	550,000	363,280	522,600	216,656	64,704	59,575	1,776,815
George E. Deese	2013	820,494	2,533,557	0	699,508	77,364	151,060	4,281,983
Executive Chairman	2012	969,359	1,279,564	0	811,353	118,654	103,320	3,282,250
of the Board	2011	956,120	1,187,830	1,708,980	470,793	123,395	114,116	4,561,234
R. Steve Kinsey	2013	447,852	574,469	0	267,270	10,821	49,482	1,349,894
Executive Vice President	2012	430,885	219,226	0	234,423	42,232	35,898	962,664
and Chief Financial Officer	2011	425,000	240,195	345,280	136,026	34,862	36,606	1,217,969
Gene D. Lord	2013	523,957	680,034	0	290,353	13,500	31,420	1,539,264
Executive Vice President	2012	508,696	335,550	0	276,756	82,126	43,117	1,246,245
and Chief Operating Officer	2011	501,749	332,210	477,620	160,590	119,924	44,521	1,636,614
Stephen R. Avera	2013	417,705	454,175	0	213,667	2,982	43,190	1,131,719
Executive Vice President,	2012	405,539	181,197	0	203,661	52,577	32,972	875,946
Secretary and General Counsel	2011	400,000	185,225	266,240	118,176	48,794	34,264	1,052,699

(1)	Executives may elect to defer amounts into Flowers Foods’ 401(k) plan (up to IRS limits) and into the EDCP. Amounts of salary deferred during fiscal 2013 were as follows:

Name:	Salary Deferrals into 401(k) Plan ($)	Salary Deferrals into EDCP ($)	Total ($)
Allen L. Shiver	23,000	27,423	50,423
George E. Deese	23,000	41,299	64,299
R. Steve Kinsey	17,500	13,588	31,088
Gene D. Lord	23,000	20,946	43,946
Stephen R. Avera	23,000	12,524	35,524

(2)	Grant date fair value of performance-contingent restricted stock (reported in the “Stock Awards” column) and options (reported in the “Options Award” column) made in the fiscal year indicated and compiled in accordance with FASB ASC Topic 718. See Note 15 to the company’s consolidated financial statements in the company’s Annual Report on Form 10-K for the year ended December 28, 2013 for a description of the assumptions made in the valuation of stock awards under FASB ASC Topic 718. Based on the maximum allowable payout value of the ROIC-based performance-contingent restricted stock awards, if the maximum number of shares are earned under the plan for the two-year performance period ending January 3, 2015 using the price of the company’s common stock at December 27, 2013, the awards would have the following values: Mr. Shiver, $1,065,839; Mr. Deese, $2,063,678; Mr. Kinsey, $467,938; Mr. Lord, $553,919; and Mr. Avera, $369,948. Based on the maximum allowable payout value of the TSR-based performance-contingent restricted stock awards, if maximum performance is achieved under the plan for the two-year performance period ending December 31, 2014, the awards would have the following values: Mr. Shiver, $1,705,334; Mr. Deese, $3,301,884; Mr. Kinsey, $748,683; Mr. Lord, $886,262; and Mr. Avera, $591,908.
(3)	Non-equity incentive plan compensation includes all performance-based cash awards earned by the Named Executives during the fiscal year under the Bonus Plan.
(4)	Amounts reported in the “Change in Pension Value and Nonqualified Deferred Comp. Earnings” column for 2013 are as follows. The change in pension value below is negative for each Named Executive as follows: Mr. Shiver $(27,777); Mr. Kinsey $(17,997); Mr. Deese $(104,636); Mr. Lord $(86,328); and Mr. Avera $(23,963). Accordingly, pursuant to SEC guidance, a $0 change in pension value is reflected in the Summary Compensation Table and is shown for each Named Executive in the table set forth below:

Name	Change in Pension Value ($)	Above-Market Nonqualified Deferred Comp. Earnings ($)	Total ($)
Allen L. Shiver	0	14,071	14,071
George E. Deese	0	77,364	77,364
R. Steve Kinsey	0	10,821	10,821
Gene D. Lord	0	13,500	13,500
Stephen R. Avera	0	2,982	2,982

(5)	Amounts reported in the “All Other Comp.” column for 2013 are reported in the table below.

Name	Employer Contributions to Section 401(k) Plan ($)	Employer Contributions to Nonqualified Deferred Comp. Plan ($)	Total ($)
Allen L. Shiver	15,300	25,834	41,134
George E. Deese	15,300	135,760	151,060
R. Steve Kinsey	15,300	34,182	49,482
Gene D. Lord	15,300	16,120	31,420
Stephen R. Avera	15,300	27,890	43,190

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

GRANTS OF PLAN-BASED AWARDS

The following table details grants made during the fiscal year ended December 28, 2013 pursuant to incentive plans in place at Flowers Foods as of that date:

	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				Grant Date Fair Value of
Name and Grant	for Equity- Based Awards	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards (#)	Equity Incentive Plan Awards ($)(3)
Allen L. Shiver
Non-Equity Incentive Plan Award		0	643,917	965,876
ROIC-Based Performance Contingent Restricted Stock Grant	1/1/2013				0	39,975	49,969		620,144
TSR-Based Performance Contingent Restricted Stock Grant	1/1/2013				0	39,975	79,950		688,370
Time-Based Restricted Stock Award	6/2/2013							58,500	1,301,625
George E. Deese
Non-Equity Incentive Plan Award		0	820,494	1,230,741
ROIC-Based Performance Contingent Restricted Stock Grant	1/1/2013				0	77,400	96,750		1,200,729
TSR-Based Performance Contingent Restricted Stock Grant	1/1/2013				0	77,400	154,800		1,332,828
R. Steve Kinsey
Non-Equity Incentive Plan Award		0	313,496	470,244
ROIC-Based Performance Contingent Restricted Stock Grant	1/1/2013				0	17,550	21,938		272,258
TSR-Based Performance Contingent Restricted Stock Grant	1/1/2013				0	17,550	35,100		302,211
Gene D. Lord
Non-Equity Incentive Plan Award		0	340,572	510,858
ROIC-Based Performance Contingent Restricted Stock Grant	1/1/2013				0	20,775	25,969		322,289
TSR-Based Performance Contingent Restricted Stock Grant	1/1/2013				0	20,775	41,550		357,746
Stephen R. Avera
Non-Equity Incentive Plan Award		0	250,623	375,935
ROIC-Based Performance Contingent Restricted Stock Grant	1/1/2013				0	13,875	17,344		215,247
TSR-Based Performance Contingent Restricted Stock Grant	1/1/2013				0	13,875	27,750		238,928

(1)	Under the terms of the Bonus Plan, bonuses are awarded based on the achievement of a specified EBITDA goal.

(2)	Under the terms of the EPIP and the Restricted Stock Agreement, receipt of this award requires that the company meet certain performance requirements. Amounts shown under “threshold,” “target” and “maximum” headings above represent the minimum, expected and maximum possible number of shares of stock transferred to the Named Executive assuming that such requirement is met.

(3)	Calculated in accordance with FASB ASC Topic 718 at (i) 111% of the company’s stock price ($15.51) on the grant date for the TSR-based performance contingent restricted stock award and (ii) the company’s grant date stock price of $15.51 for the ROIC-based performance contingent restricted stock award.

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table details all equity awards granted and outstanding as of December 28, 2013, the company’s most recent fiscal year end:

	Option Awards					Stock Awards
			Equity Incentive
			Plan Awards:			Equity Incentive	Equity Incentive
			Number of			Plan Awards:	Plan Awards:
	Number of	Number of	Securities			Number of	Market or Payout
	Securities	Securities	Underlying			Unearned Shares,	Value of Unearned
	Underlying	Underlying	Unexercised	Option		Units or Other	Shares, Units or
	Unexercised	Unexercised	Unearned	Exercise	Option	Rights That Have	Other Rights That
	Options: (#)	Options: (#)	Options	Price	Expiration	Not Vested	Have Not Vested
Name and Grants	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)(1)
Allen L. Shiver
2008 Nonqualified Stock Option Award(2)	82,125			11.00	2/4/2015
2009 Nonqualified Stock Option Award(3)	117,168			10.59	2/9/2016
2010 Nonqualified Stock Option Award(4)	152,100			11.11	2/9/2017
2011 Nonqualified Stock Option Award(5)		226,125		10.87	2/10/2018
2012 Performance-Contingent Restricted Stock Award(6)						31,050	662,297
2013 Performance-Contingent Restricted Stock Award(7)						79,950	1,705,334
Time- Based Restricted Stock Award(8)						58,500	1,247,805
George E. Deese
2008 Nonqualified Stock Option Award(2)	528,975			11.00	2/4/2015
2009 Nonqualified Stock Option Award(3)	608,175			10.59	2/9/2016
2010 Nonqualified Stock Option Award(4)	587,587			11.11	2/9/2017
2011 Nonqualified Stock Option Award(5)		739,462		10.87	2/10/2018
2012 Performance-Contingent Restricted Stock Award(6)						85,800	1,830,114
2013 Performance-Contingent Restricted Stock Award(7)						154,800	3,301,884
R. Steve Kinsey
2008 Nonqualified Stock Option Award(2)	70,762			11.00	2/4/2015
2009 Nonqualified Stock Option Award(3)	90,450			10.59	2/9/2016
2010 Nonqualified Stock Option Award(4)	113,400			11.11	2/9/2017
2011 Nonqualified Stock Option Award(5)		149,400		10.87	2/10/2018
2012 Performance-Contingent Restricted Stock Award(6)						14,700	313,551
2013 Performance-Contingent Restricted Stock Award(7)						35,100	748,683

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

	Option Awards					Stock Awards
			Equity Incentive
			Plan Awards:			Equity Incentive	Equity Incentive
			Number of			Plan Awards:	Plan Awards:
	Number of	Number of	Securities			Number of	Market or Payout
	Securities	Securities	Underlying			Unearned Shares,	Value of Unearned
	Underlying	Underlying	Unexercised	Option		Units or Other	Shares, Units or
	Unexercised	Unexercised	Unearned	Exercise	Option	Rights That Have	Other Rights That
	Options: (#)	Options: (#)	Options	Price	Expiration	Not Vested	Have Not Vested
Name and Grants	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)(1)
Gene D. Lord
2008 Nonqualified Stock Option Award(2)	104,287			11.00	2/4/2015
2009 Nonqualified Stock Option Award(3)	126,112			10.59	2/9/2016
2010 Nonqualified Stock Option Award(4)	147,375			11.11	2/9/2017
2011 Nonqualified Stock Option Award(5)		206,662		10.87	2/10/2018
2012 Performance-Contingent Restricted Stock Award(6)						22,500	479,925
2013 Performance-Contingent Restricted Stock Award(7)						41,550	886,262
Stephen R. Avera
2008 Nonqualified Stock Option Award(2)	78,862			11.00	2/4/2015
2009 Nonqualified Stock Option Award(3)	88,087			10.59	2/9/2016
2010 Nonqualified Stock Option Award(4)	96,862			11.11	2/9/2017
2011 Nonqualified Stock Option Award(5)		115,200		10.87	2/10/2018
2012 Performance-Contingent Restricted Stock Award(6)						12,150	259,160
2013 Performance-Contingent Restricted Stock Award(7)						27,750	591,908
(1)	Based on December 27, 2013 closing market price of $21.33 for Flowers Foods’ common shares.
(2)	Nonqualified stock options granted in 2008 fully vested on February 4, 2011.
(3)	Nonqualified stock options granted in 2009 fully vested on February 9, 2012.
(4)	Nonqualified stock options granted in 2010 fully vested on February 9, 2013.
(5)	Nonqualified stock options granted in 2011 fully vested on February 10, 2014.
(6)	The performance-contingent restricted stock award granted in 2012 vested on February 19, 2014.
(7)	The performance-contingent restricted stock award granted in 2013 will vest in 2015 upon the filing of the company’s 2014 annual report on Form 10-K, subject to the achievement of applicable performance goals.
(8)	The time-based restricted stock award granted in 2013 will vest on June 2, 2017.

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

STOCK VESTED AND OPTION EXERCISES

The following table details vesting of all restricted stock and all exercises of option awards during the fiscal year ended December 28, 2013.

	Option Awards		Restricted Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
Allen L. Shiver(1)	—	—	41,040	758,830
George E. Deese(2)	—	—	134,190	2,481,173
R. Steve Kinsey(3)	22,612	295,539	27,134	501,708
Gene D. Lord(4)	102,768	1,430,530	37,530	693,930
Stephen R. Avera(5)	—	—	20,924	386,885
(1)	Mr. Shiver was granted 34,200 shares of performance-contingent restricted stock on February 10, 2011. This award vested on February 20, 2013. Because the company met certain performance criteria, this award was increased to 41,040 shares.
(2)	Mr. Deese was granted 111,825 shares of performance-contingent restricted stock on February 10, 2011. This award vested on February 20, 2013. Because the company met certain performance criteria, this award was increased to 134,190 shares.
(3)	Mr. Kinsey was granted 22,612 shares of performance-contingent restricted stock on February 10, 2011. This award vested on February 20, 2013. Because the company met certain performance criteria, this award was increased to 27,134 shares. Mr. Kinsey also received 22,612 nonqualified stock options on February 5, 2007 with an exercise price of $8.70 per share. On December 19, 2013, Mr. Kinsey exercised the options to purchase shares trading at $21.77 per share. The net value realized per share was $13.07, or $295,539.
(4)	Mr. Lord was granted 31,275 shares of performance-contingent restricted stock on February 10, 2011. This award vested on February 20, 2013. Because the company met certain performance criteria, this award was increased to 37,530 shares. Mr. Lord also received 102,768 nonqualified stock options on February 5, 2007 with an exercise price of $8.70 per share. On August 19, 2013, Mr. Lord exercised the options to purchase shares trading at $22.62 per share. The net value realized per share was $13.92, or $1,430,530.
(5)	Mr. Avera was granted 17,437 shares of performance-contingent restricted stock on February 10, 2011. This award vested on February 20, 2013. Because the company met certain performance criteria, this award was increased to 20,924 shares.

PENSION BENEFITS

The following table details the number of years of service credited and the present value of the accumulated benefits as of the December 28, 2013 measurement date related to the Retirement Plan.

			Present Value of
		Number of Years	Accumulated Benefit
Name	Plan Name	Credited Service	($)
Allen L. Shiver	Retirement Plan	24	355,159
George E. Deese	Retirement Plan	38	1,091,741
R. Steve Kinsey	Retirement Plan	13	152,102
Gene D. Lord	Retirement Plan	40	890,428
Stephen R. Avera	Retirement Plan	16	280,811

Amounts reported above as the actuarial present value of accumulated benefits under the Retirement Plan are computed using the interest and mortality assumptions that the company applies to amounts reported in its financial statement disclosures, and are assumed to be payable at age 65. The interest rate assumption at December 28, 2013 is 4.75% (4.00% as of December 29, 2012 and 4.75% as of December 31, 2011) and the mortality table assumption is in accordance with the RP 2000 Mortality Table with mortality improvements projected to 2020 using Scale AA.

No benefits or payments were made to any of the Named Executives in 2013 under the Retirement Plan.

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

NONQUALIFIED DEFERRED COMPENSATION

The following table provides details regarding executive participation in the EDCP during the 2013 fiscal year.

				Aggregate
	Employee	Employer	Aggregate	Withdrawals/	Aggregate
	Contributions	Contributions	Earnings	Distributions	Balance
	in FY 2013	in FY 2013	in FY 2013	in FY 2013	at 12/28/2013
Name	($)(1)	($)(2)	($)(3)	($)	($)(4)
Allen L. Shiver	27,423	25,834	28,820	-	490,603
George E. Deese	41,299	135,760	157,954	-	2,621,899
R. Steve Kinsey	13,588	34,182	22,184	-	387,222
Gene D. Lord	20,946	16,120	27,594	-	457,817
Stephen R. Avera	12,524	27,890	6,257	(38,237)	126,863
(1)	Amounts shown are deferrals of 2013 salary earned.
(2)	Amounts are included in “All Other Compensation” in the Summary Compensation Table for the 2013 fiscal year.
(3)	Above-market interest on nonqualified deferred compensation is included in the Summary Compensation Table as “Nonqualified Deferred Compensation Earnings” for the 2013 fiscal year. Interest is above-market if earned at a rate which is 120% or more of the applicable federal long-term rate. Earnings in the EDCP are interest-based credits which exceed this threshold. The amount of above-market interest for each executive included in the Summary Compensation Table is as follows: Mr. Shiver $14,071; Mr. Deese $77,364; Mr. Kinsey $10,821 Mr. Lord $13,500; and Mr. Avera $2,982.
(4)	The cumulative portion of the aggregate balance at December 28, 2013 reported in the Summary Compensation Table for all years prior to 2013 is as follows: Mr. Shiver $282,048; Mr. Deese $1,624,421; Mr. Kinsey $212,746; Mr. Lord $271,076; and Mr. Avera $198,556.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments Made Upon Termination Following a Change of Control

Effective February 28, 2012, the company’s former continuation of employment agreements with certain executive officers, including the Named Executives, were terminated with the consent of the executives and other participants and superseded by the Change of Control Plan.

The Change of Control Plan is designed to provide for stability and continuity of management and the company’s operations in the event of a change of control. The compensation committee may designate, in its sole discretion, additional executives that are eligible to participate in the Change of Control Plan. If the company experiences a change of control and, during the protection period, (i) an executive’s employment is terminated for any reason other than for Cause (as defined in the Change of Control Plan), death or disability, or (ii) the executive terminates his employment for Good Reason (as defined in the Change of Control Plan), the executive is entitled to the following payments:

•	an amount equal to three times (in the case of Mr. Shiver), two times (in the case of Messrs. Kinsey and Avera) or one time (in the case of Messrs. Deese and Lord) the executive’s annual base salary at the time of termination (subject to adjustment if base salary was reduced in connection with the change of control);

•	an amount equal to three times (in the case of Mr. Shiver), two times (in the case of Messrs. Kinsey and Avera) or one time (in the case of Messrs. Deese and Lord) the executive’s target award under the Bonus Plan for the year in which the termination occurs;

•	a lump sum amount equal to 18 times the monthly premium amount calculated as if the executive had continued participation in the company’s medical plan using the executive’s coverage election at the time of termination; and

•	up to $25,000 of outplacement services for up to one year following termination.

Pursuant to the terms of the Change of Control Plan, upon the attainment of age 65, the multiples applicable to a Named Executive’s annual base salary and target award under the Bonus Plan are reduced to one times such amounts. Accordingly, upon reaching age 65, the multiples to which Messrs. Deese and Lord are entitled under the Change of Control Plan were reduced from three times and two times, respectively, to one times such amounts.

In the event that actual payments to an executive under the Change of Control Plan are determined in certain instances to be subject to excise taxes, the payments to be paid will be set to either (i) the largest portion of the payments that would result in no portion being subject to excise taxes, or (ii) the entire payments, whichever amount, after taking into account all applicable taxes, including excise taxes, results in the executive receiving, on an after tax basis, the greater amount of payments notwithstanding that all or a portion of the payments may be subject to excise taxes.

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

The following events would constitute a change of control under the Change of Control Plan:

•	any person becomes the beneficial owner of securities representing 35% or more of the voting power of the company other than as a result of the following: (i) acquisitions from the company with prior approval of the board of directors, (ii) acquisitions by the company, a subsidiary or an employee benefit plan of the company or a subsidiary, (iii) acquisitions as a result of stock dividends, splits or similar transactions, (iv) a reduction in the number of shares outstanding pursuant to a board-approved transaction, or (v) acquisitions where the board of directors determines that beneficial ownership was acquired in good faith and the person promptly divests a number of shares necessary to reduce his beneficial ownership below 35%;

•	all or substantially all of the company’s assets are sold to another entity, or the company is merged or consolidated into or with another entity (other than a subsidiary of the company), with the result that upon the conclusion of the transaction the company’s shareholders immediately prior to the transaction will beneficially own less than 60% of the voting power of the surviving entity;

•	a majority of the board of directors are not directors who were (i) members of the board of directors on the effective date of the Change of Control Plan or (ii) nominated for election or elected to the board of directors by at least 2/3 of the directors who were members of the board on the effective date of the Change of Control Plan plus previously qualified successors serving as directors at the time of such nomination or election; or

•	approval by the company’s shareholders of a complete liquidation or dissolution of the company.

For purposes of the Change of Control Plan, the protection period includes:

•	the period beginning on the date of the change of control and continuing until the second anniversary thereof; and

•	the six month period prior to the date of the change of control if an executive is terminated without Cause or terminates for Good Reason and, in either case, the termination (i) was requested by the third party that effectuates the change of control, or (ii) occurs in connection with the change of control.

The Change of Control Plan includes a one year covenant not to compete with respect to the trade or business of the successor entity. The Change of Control Plan also includes, for all executives, non-disclosure covenants that do not expire, certain trade secret protections, two year non-solicitation covenants and non-disparagement covenants that do not expire. Payments under the Change of Control Plan are subject to the execution by the executive of a general release of the company. Breach of the release or of any covenant may result in the forfeiture of any payments or benefits that the executive is entitled to under the Change of Control Plan.

Pursuant to the Change of Control Plan, the only event that triggers cash payments and the provision of other benefits is a change of control followed by the termination of an executive’s employment, other than for death, disability or for Cause or voluntary resignation other than for Good Reason, within the protection period. If a change in control occurs, regardless of whether the executive’s employment is terminated, all unvested performance-contingent restricted stock (at the target level) and all unvested stock options held by the executive immediately vest, except that as to any TSR-Based Awards, if 12 months of the Performance Period have been completed, vesting will be determined based on total shareholder return as of the date of the change in control without application of four-quarter averaging (see “Compensation Discussion and Analysis—Long-Term Incentive Compensation—Equity and Performance Incentive Plan—Vesting Upon Death, Disability, Retirement or Change in Control; Dividends”). In addition, any undistributed amounts under the company’s deferred compensation plan will be distributed upon a change of control.

Payments Made Upon Death, Disability or Retirement

If a Named Executive dies, becomes permanently disabled or retires (at age 65 or after) he is generally entitled to the following items:

•	immediate vesting in all unvested stock options;

•	in the cases of death or disability, immediate vesting in the 2012 and 2013 performance-contingent restricted stock awards at target amount; and

•	in the case of retirement, for the 2012 and 2013 award of performance-contingent restricted stock, the Named Executive will receive at the normal vesting date a prorated award based upon the retirement date and actual performance. For purposes of the calculations that follow, if actual results are unknown, target values are used.

Amounts shown in the table below represent estimated amounts payable (or realizable) by the company to each Named Executive upon death, disability, or retirement, a change in control without termination or termination in connection with a change in control. Amounts shown in the tables below are the estimated payment amounts assuming that the triggering event occurred on December 27, 2013, the last business day of fiscal 2013. Values in the tables for equity-based awards are calculated using the closing market price of $21.33 of the company’s common stock on December 27, 2013.

				Termination
	Death/		Change	Following Change
	Disability	Retirement	of Control	of Control(1)
	($)	($)	($)	($)
Allen L. Shiver
Cash Severance	—	—	—	4,680,000
Equity Payout	5,979,446	4,277,180	6,247,676	6,247,676
Other Benefits(2)	—	—	—	43,000
TOTAL	5,979,446	4,277,180	6,247,676	10,970,676
George E. Deese
Cash Severance	—	—	—	1,400,000
Equity Payout	12,862,668	12,312,082	13,603,864	13,603,864
Other Benefits(2)	—	—	—	40,660
TOTAL	12,862,668	12,312,082	13,603,864	15,044,524

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				Termination
	Death/		Change	Following Change
	Disability	Retirement	of Control	of Control(1)
	($)	($)	($)	($)
R. Steve Kinsey
Cash Severance	—	—	—	1,562,766
Equity Payout	2,624,128	2,438,309	2,751,116	2,751,116
Other Benefits(2)	—	—	—	43,000
TOTAL	2,624,128	2,438,309	2,751,116	4,356,882
Gene D. Lord
Cash Severance	—	—	—	878,303
Equity Payout	3,526,729	3,372,153	3,721,098	3,721,098
Other Benefits(2)	—	—	—	40,660
TOTAL	3,526,729	3,372,153	3,721,098	4,640,061
Stephen R. Avera
Cash Severance	—	—	—	1,357,952
Equity Payout	2,055,419	1,915,285	2,160,379	2,160,379
Other Benefits(2)	—	—	—	43,000
TOTAL	2,055,419	1,915,285	2,160,379	3,561,331
(1)	In addition to amounts payable under the Change of Control Plan, each Named Executive is entitled to his pro rata share of any award earned under the Bonus Plan in the year of termination.
(2)	Other Benefits includes the estimated cost of outplacement services and a lump sum amount equal to 18-months of continued health and welfare benefits in accordance with the terms of the Change of Control Plan.

AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed the company’s audited consolidated financial statements for the year ended December 28, 2013 with the company’s management and PricewaterhouseCoopers LLP, the company’s independent registered public accounting firm for the year ended December 28, 2013. Management represented to the committee that the company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The audit committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Auditing Standard No. 16, “Communication with Audit Committees,” issued by the Public Company Accounting Oversight Board (PCAOB), as amended from time to time, including the auditors’ judgment about the quality of the company’s accounting principles as applied in its financial reporting.

The audit committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP their independence from the company and its management.

Based on the reviews and discussions outlined above, the audit committee recommended to the board that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 28, 2013, which was filed with the SEC on February 19, 2014.

The Audit Committee of the Board of Directors:

Franklin L. Burke, Chairman
Joe E. Beverly
David V. Singer
C. Martin Wood III

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

OVERVIEW OF PROPOSALS

This proxy statement contains five proposals requiring shareholder action. Proposal I requests the election of four nominees as directors to the board. Proposal II requests an advisory vote on the compensation of the company’s Named Executives. Proposal III requests a vote on a proposal submitted by the board of directors of the company to the shareholders of the company to adopt a majority voting standard for the election of directors in uncontested elections. Proposal IV requests the approval of the 2014 Omnibus Equity and Incentive Compensation Plan. Proposal V requests the ratification of the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for fiscal 2014. Each of the proposals is discussed in more detail below.

PROPOSAL I	ELECTION OF DIRECTORS

Our board of directors is divided into three classes, with each class currently consisting of four members. The directors in each class serve for a term of three years. Directors are elected annually to serve until the expiration of the term of their class or until their successors are elected and qualified. Background information concerning each of our director-nominees and the incumbent directors is provided above under “Directors and Corporate Governance.”

The following nominees are proposed for election to Class I to serve until 2017:

•	Benjamin H. Griswold, IV

•	Allen L. Shiver

•	Margaret G. Lewis

•	C. Martin Wood III

Jackie M. Ward, age 75, will not stand for re-election following the expiration of her term at the annual meeting, because the company’s corporate governance guidelines provide that board members will not stand for election or reelection after attaining the age of 75.

Unless instructed otherwise, the proxies will be voted for the election of the director-nominees named above to serve for the terms indicated or until their successors are elected and have been duly qualified. If any nominee is unable to serve, proxies may be voted for a substitute nominee selected by the board of directors. However, our board of directors has no reason to believe that any nominee will not be able to serve if elected.

Vote Required

The four director-nominees in Class I receiving the highest number of votes cast at the annual meeting will be elected, regardless of whether that number represents a majority of the votes cast.

Recommendation of the Board

Your board of directors unanimously recommends that you vote “FOR” each of the above-named director-nominees.

PROPOSAL II	ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or, the Dodd-Frank Act, and Section 14A of the Exchange Act provide shareholders with the right to cast an advisory (non-binding) vote to approve the compensation of the Named Executives as disclosed pursuant to the compensation disclosure rules of the SEC. This proposal is commonly known as the “say-on-pay” vote.

In the company’s advisory say-on-pay vote at the 2013 annual meeting, more than 99% of votes cast were “for” approval of the compensation of the Named Executives as disclosed in the 2013 annual meeting proxy statement. At the 2011 annual meeting, we held an advisory vote on the frequency of future say-on-pay votes. A plurality of votes cast at the 2011 annual meeting in the advisory vote on the frequency of future

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say-on-pay votes were for such vote to occur annually, supporting the board’s recommendation. Based upon such result, the board determined that an advisory say-on-pay shareholder vote will be held every year until the next advisory vote on the frequency of future say-on-pay votes, which will be no later than our 2017 annual meeting of shareholders.

As described in the Compensation Discussion and Analysis, the compensation committee evaluates both performance and compensation to ensure that the company maintains its ability to attract and retain the most qualified executives while motivating high company performance. Highlights of our executive compensation program, as described in the Compensation Discussion and Analysis section, include:

•	Pay opportunities that are:

–	appropriate to the size of the company when compared to peer companies; and

–	heavily performance-based using multiple internal and stock-based performance measures;

•	Disclosure of the financial performance drivers used in our incentives, in numeric terms;

•	A long-term incentives program:

–	that is entirely performance-based and aligned with shareholder interests through links to stock price and measurement of our return on invested capital performance versus our cost of capital; and

–	whose payout potentials are capped at conservative levels;

•	A clawback provision that allows for recoupment of incentives in certain situations;

•	No backdating or repricing of stock options;

•	Stock ownership guidelines for executives and directors;

•	No perquisites; and

•	No employment contracts.

The say-on-pay vote gives our shareholders the opportunity to express their views on the compensation of our Named Executives. This vote is not intended to address any specific item of compensation, but rather the overall compensation or our Named Executives and the compensation philosophy, policies and practices described in this proxy statement. Accordingly, we are asking shareholders to approve the following resolution:

“RESOLVED, that the shareholders approve the compensation of the Company’s Named Executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, compensation tables and any related material disclosed in this proxy statement.”

Because this vote is advisory, it will not be binding on the compensation committee, the board or the company. However, the compensation committee and the board value the opinions of the company’s shareholders and will take into account the outcome of the vote when considering future compensation arrangements for the Named Executives.

Vote Required

Proposal II requires the affirmative vote of the holders of a majority of the shares of our common stock present at the annual meeting in person or by proxy.

Recommendation of the Board

Your board of directors unanimously recommends that you vote “FOR” Proposal II.

PROPOSAL III	AMENDMENT TO RESTATED ARTICLES OF INCORPORATION AND AMENDED AND RESTATED BYLAWS TO PROVIDE THAT DIRECTORS WILL BE ELECTED BY A MAJORITY VOTE IN UNCONTESTED ELECTIONS

Upon the recommendation of the nominating/corporate governance committee, our board of directors unanimously recommends that you approve amendments to our Restated Articles of Incorporation (the “Articles”) and our Amended and Restated Bylaws (the “Bylaws”), referred to herein as the “Amendments”, to provide for majority voting in uncontested elections of directors. The board of directors and the nominating/governance committee have each adopted resolutions declaring the advisability of, and recommending that the shareholders approve, the Amendments.

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Our Articles and Bylaws currently provide for the election of directors by a plurality of the votes cast. Under the Amendments, a director nominee will not be elected unless the number of votes cast “for” his or her election exceed the number of votes cast “against” his or her election. Under the Amendments, abstentions and broker non-votes will have no effect in determining whether the required affirmative majority vote has been obtained. In the case of a contested election, that is, an election for which the number of nominees exceeds the number of directors to be elected, directors will continue to be elected by a plurality of the votes cast by our shareholders entitled to vote in the election. Any amendment to the respective provisions in our Articles or Bylaws currently providing for the election of directors by plurality vote requires the affirmative vote of 66 2/3% of the outstanding shares of our common stock.

In making its recommendation, the nominating/corporate governance committee and our board of directors carefully considered the advantages of both majority and plurality voting standards for the election of directors, analyzed current corporate governance trends, including the standards for voting in director elections in place at other publicly traded companies of similar size to ours, and evaluated the appropriateness of a majority voting standard in light of our overall corporate governance structure.

Our board of directors also considered the benefits of retaining a plurality voting standard, including the greater certainty that the annual election will result in a full and duly elected board. By contrast, under a majority voting standard, it is possible that (i) the executive chairman of the board or the president and chief executive officer of the company would not be elected to the board of directors, (ii) our ability to comply with NYSE listing standards and SEC requirements with respect to independent directors would be impaired, or (iii) a “change in control” would occur due to the failure of a majority of the directors to be elected. Nevertheless, we believe that generally requiring directors to be elected by a majority of the votes cast will result in the election of directors with broad acceptability among our voting shareholders and enhance the accountability of each elected director to our shareholders. On balance, our board of directors concluded that a majority vote standard would be in our and our shareholders’ best interests and would conform our director election voting standards with our peer companies who have adopted majority voting.

The text of the Amendments is attached as Annex B to this proxy statement. The text in Annex B is marked to show the proposed changes, with additions underlined and deletions indicated by strike-through. The current proposal described above is qualified in its entirety by reference to the actual text as set forth in Annex B. If approved by the shareholders, the Amendments will become effective upon the filing of an articles of amendment to the Articles with the Secretary of State of the State of Georgia.

If our shareholders approve the Amendments, we will promptly file the amendment to the Articles with the Secretary of State of the State of Georgia. In addition, our corporate governance guidelines will be amended to implement a director resignation policy to the majority voting standard so that a holdover incumbent director who did not receive the requisite majority vote would be required to tender his or her resignation to our board of directors. Under the resignation policy, our board of directors, taking into account the recommendation of the nominating/corporate governance committee, will determine whether to accept a tendered resignation, and the company will promptly publicly disclose the decision and process of our board of directors in a periodic or current report filed with or furnished to the SEC. If our board of directors rejects the offered resignation, the director will continue to serve until the next annual shareholders’ meeting and until his or her successor is duly elected or his or her resignation or removal in accordance with our Articles and Bylaws. If our board of directors accepts the offered resignation, or if a nominee for director, who is not an incumbent director, is not elected, then our board of directors, in its sole discretion, may fill any resulting vacancy or decrease the size of the board of directors, in each case pursuant to the provisions of our Articles and Bylaws. These amendments to the corporate governance guidelines are contingent upon and will be effective immediately following the approval of the Amendments by the shareholders.

Vote Required

Proposal III requires the affirmative vote of 66 2/3% of the outstanding shares of our common stock.

Recommendation of the Board

Your board of directors unanimously recommends that you vote “FOR” the amendment of the Restated Articles of Incorporation and Amended and Restated Bylaws to provide that directors will be elected by a majority vote in uncontested elections.

PROPOSAL IV	APPROVAL OF THE 2014 OMNIBUS EQUITY AND INCENTIVE COMPENSATION PLAN

On March 5, 2014, upon the recommendation of the compensation committee, our Board unanimously approved and adopted the 2014 Omnibus Equity and Incentive Compensation Plan (the “2014 Plan”), subject to the approval of our shareholders at the annual meeting.

If approved by our shareholders, the 2014 Plan will replace (i) the EPIP, (ii) the SAR Plan and (iii) the Bonus Plan.

Our shareholders previously approved our EPIP, SAR Plan and Bonus Plan. The EPIP currently allows us to grant stock options, stock appreciation rights, restricted stock, deferred stock (otherwise called restricted stock

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units), stock granted as a bonus or in lieu of other awards, dividend equivalents, and annual incentive awards to our executive officers and other key employees (and those of our subsidiaries). The Bonus Plan currently allows us to make annual cash incentive awards based on the achievement of certain annual performance metrics. The SAR Plan allows us to make stock appreciation rights awards to our directors.

In the event that our shareholders approve the 2014 Plan, no future awards will be granted under the EPIP, the SAR Plan or the Bonus Plan after the date of such approval. In the event that our shareholders do not approve the 2014 Plan, then it will not become effective, no awards will be granted thereunder, and the EPIP, the SAR Plan and Bonus Plan will continue in accordance with their respective terms as previously approved by our shareholders.

The affirmative vote of a majority of the shares of our common stock entitled to vote on this proposal and present in person or by proxy at the Annual Meeting is required to approve the 2014 Plan. In addition, NYSE Rules require that the total votes cast on this proposal must represent greater than 50% of our common stock outstanding as of the record date.

The following summary of the material provisions of the 2014 Plan is not intended to be exhaustive and is qualified in its entirety by the terms of the 2014 Plan, a copy of which is set forth as Annex C to this proxy statement.

Why We Believe You Should Vote for Proposal IV

The 2014 Plan authorizes the compensation committee to provide equity-based compensation in the form of stock options, stock appreciation rights (or SARs), restricted stock, restricted stock units (or RSUs), performance shares, performance units, dividend equivalents and other awards for the purpose of providing our officers and other employees, and those of our subsidiaries, and non-employees who perform employee functions, incentives and rewards for performance. The 2014 Plan also authorizes the compensation committee to provide cash incentive awards to these same potential participants. Some of the key features of the 2014 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below in this subsection.

We believe our future success depends in part on our ability to attract, motivate and retain high quality employees and that the ability to provide equity-based and incentive-based awards under the 2014 Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use stock-based awards to recruit and compensate our officers and other employees.

The use of our stock as part of our compensation program is also important to our continued success because we believe it fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. We believe that equity compensation motivates employees to create shareholder value because the value employees realize from equity compensation is based on our stock price performance. Equity compensation also aligns the compensation interests of our employees with the investment interests of our shareholders and promotes a focus on long-term value creation because our equity compensation awards can be subject to vesting and/or performance criteria.

As of December 28, 2013, 3,130,000 shares remained available for issuance under the EPIP. In 2013, we granted awards under the EPIP to 212 individuals covering 981,675 shares at target. We anticipate that our award grants in 2014 will generally cover a similar amount of (or potentially more) shares as those covered by our 2013 grants. We currently expect to exhaust the share reserves under the EPIP within one to two years. If the 2014 Plan is not approved, we may be compelled to increase significantly the cash component of our employee compensation, which may not necessarily align employee compensation interests with the investment interests of our shareholders as well as alignment provided by equity-based awards. Replacing equity awards with cash would also increase cash compensation expense and use cash that would be better utilized if reinvested in our businesses or returned to our shareholders.

If approved, the 2014 Plan’s share reserve will increase the available number of shares that we may issue pursuant to equity awards to a total of 8,000,000 shares, including shares remaining for issuance under the EPIP. Based on the closing price for the company’s common stock on March 19, 2014 of $20.68 per share, the aggregate market value as of March 19, 2014 of the 8,000,000 shares proposed to be issued under the 2014 Plan was $165,440,000.

In determining the number of shares to request for the 2014 Plan’s share authorization, our management team worked with Meridian, the compensation committee’s independent compensation consultant, and the compensation committee to evaluate our recent share usage, our share availability under the EPIP, our historical burn rate under the EPIP, our projected burn rate under the 2014 Plan, the potential cost to shareholders of the new share request under the 2014 Plan, and the overhang cost associated with outstanding equity awards that we granted under the EPIP and the Bonus Plan.

If the 2014 Plan is approved, we intend to utilize the shares authorized under the 2014 Plan to continue our practice of incentivizing key individuals through annual equity grants. Based on current projections, we anticipate that the shares requested under the Plan will last from four to ten years depending on the stock price on the date of grant and the extent to which awards are actually earned.

We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute shareholder equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of shareholder interests, as described above.

In evaluating this Proposal IV, shareholders should consider the factors set forth under “2014 Plan Highlights” below, plus the remaining information in this Proposal IV.

2014 Plan Highlights

Administration. The 2014 Plan will be administered by the compensation committee. The compensation committee may delegate its authority under the 2014 Plan to a subcommittee. The compensation committee or the subcommittee may delegate to one or more of its members or to one or more of our officers, agents or advisors, administrative duties or powers, and may authorize one or more officers to do one or both of the following (subject to certain limitations described in the 2014 Plan):

•	designate employees to receive awards under the 2014 Plan; and

•	determine the size of any such awards.

Reasonable 2014 Plan Limits. Subject to adjustment as described in the 2014 Plan, total awards under the 2014 Plan are limited to 8,000,000 shares, plus any shares recycled into the 2014 Plan as described below. The aggregate number of shares of common stock available for issuance or transfer under the 2014 Plan will be reduced by (A) .40 shares of common stock for every one share of common stock issued or transferred upon exercise of a stock option or SAR granted under the 2014 Plan, and (B) one share of common stock for every one share of common stock issued or transferred in connection with an award other than a stock option or SAR granted under the 2014 Plan. These shares may be shares of

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original issuance or treasury shares or a combination of the foregoing. If approved by our shareholders, the 2014 Plan will become effective and no further awards will be made under the EPIP.

The 2014 Plan also provides that, subject to adjustment as described in the 2014 Plan:

•	the aggregate number of shares of common stock actually issued or transferred upon the exercise of incentive stock options, or ISOs, will not exceed 8,000,000 shares of common stock;

•	no participant will be granted stock options or SARs, in the aggregate, for more than 2,000,000 shares of common stock during any calendar year;

•	no participant will be granted awards of restricted stock, RSUs, performance shares or other stock-based awards that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, in the aggregate, for more than 500,000 shares of common stock during any calendar year;

•	no participant in any calendar year will receive an award of performance units, cash incentive awards or other awards payable in cash that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code which collectively and when added together have an aggregate maximum value as of their respective dates of grant in excess of $8,000,000; and

•	all awards that do not comply with the minimum vesting periods provided for in the 2014 Plan (as further described below) will be restricted to the issuance or transfer of 10% or less of the number of shares of common stock initially available under the 2014 Plan (i.e., 8,000,000 shares as adjusted by subsequent stock splits or other transactions).

Allowances for Conversion Awards and Assumed Plans. Common stock covered by awards granted under the 2014 Plan will not be counted as used unless and until the shares are actually issued or transferred. However, common stock issued or transferred under awards granted under the 2014 Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against the aggregate share limit or other 2014 Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2014 Plan under circumstances further described in the 2014 Plan, but will not count against the aggregate share limit or other 2014 Plan limits described above.

Limited Share Recycling Provisions. Common stock covered by awards granted under the 2014 Plan will not be counted as used unless and until the shares are actually issued or transferred. The 2014 Plan also provides that if any common stock issued or transferred with respect to awards granted under the 2014 Plan is forfeited, or if awards granted under the 2014 Plan are cancelled or forfeited, expire or are settled for cash (in whole or in part), those shares will again be available under the 2014 Plan to the extent of the forfeiture, expiration, or cash settlement. The following shares of common stock will not be added back to the aggregate share limit under the 2014 Plan: (1) shares tendered or withheld in payment of an option’s exercise price; (2) shares withheld by us to satisfy tax withholding obligations; (3) shares of common stock subject to a SAR that are not actually issued in connection with its common stock settlement on exercise thereof; and (4) shares that are repurchased by us with stock option proceeds. Any share of common stock that becomes available for issuance or transfer under the 2014 Plan as set forth above will be added back as (1) 0.40 shares of common stock if such share was subject to a stock option or SAR granted under the 2014 Plan and (2) one share of common stock if such share was issued or transferred pursuant to, or subject to, an award granted under the 2014 Plan other than a stock option or SAR.

Minimum Vesting Periods. The 2014 Plan provides that, except for awards under which up to an aggregate of 10% of the maximum number of shares common stock are issued or transferred under the 2014 Plan:

•	Restrictions on restricted stock, RSUs and other share-based awards may not lapse solely by the passage of time sooner than ratably over three years, unless those restrictions lapse sooner (1) by virtue of the retirement, death or disability of a participant or (2) in the event of a change in control where either (A) within a specified period of time a participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such awards are not assumed or converted into replacement awards in a manner described in the applicable award agreement (we refer to any change in control satisfying these conditions as a double-trigger change in control); and

•	Restrictions on restricted stock, RSUs and other share-based awards that lapse upon the achievement of management objectives may not lapse sooner than after one year, and the performance period for performance shares and performance units must be at least one year, subject to earlier lapse or modification by virtue of the retirement, death or disability of a participant or a double-trigger change in control.

No Repricing Without Shareholder Approval. We have never repriced underwater stock options or SARs, and the repricing of options and SARs (outside of certain corporate transactions or adjustment events described in the 2014 Plan) is prohibited without shareholder approval under the 2014 Plan.

Change in Control Definition. The 2014 Plan includes a definition of “change in control.” Generally, unless otherwise prescribed by the Committee, the following events would constitute a change in control:

•	any person becomes the beneficial owner of securities representing 35% or more of the voting power of the company other than as a result of the following: (i) acquisitions from the company with prior approval of the board of directors, (ii) acquisitions by the company, a subsidiary or an employee benefit plan of the company or a subsidiary, (iii) acquisitions as a result of stock dividends, splits or similar transactions, (iv) a reduction in the number of shares outstanding pursuant to a board-approved transaction, or (v) acquisitions where the board of directors determines that beneficial ownership was acquired in good faith and the person promptly divests a number of shares necessary to reduce his beneficial ownership below 35%;

•	all or substantially all of the company’s assets are sold to another entity, or the company is merged or consolidated into or with another entity (other than a subsidiary of the company), with the result that upon the conclusion of the transaction the company’s shareholders immediately prior to the transaction will beneficially own less than 60% of the voting power of the surviving entity;

•	a majority of the board of directors are not directors who were (i) members of the board of directors on the effective date of the 2014 Plan or (ii) nominated for election or elected to the board of directors by at least 2/3 of the members of the board of directors on the effective date of the 2014 Plan plus previously qualified successors serving as directors at the time of such nomination or election; or

•	approval by the company’s shareholders of a complete liquidation or dissolution of the company.

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Other Features.

•	The 2014 Plan also provides that no stock options or SARs will be granted with an exercise or base price less than the fair market value of our common stock on the date of grant; and

•	The 2014 Plan is designed to allow the compensation committee to grant certain awards made under the 2014 Plan on terms that may qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code (however, non-qualifying awards may also be granted under the 2014 Plan).

If the 2014 Plan is approved, our full dilution level on May 21, 2014 for the 2014 Plan will be less than 9% (assuming no additional equity activity between March 19, 2014 and May 21, 2014). The level of full dilution assumes 8,000,000 shares will actually be issued and become outstanding pursuant to awards granted under the 2014 Plan. Our management team, our Board and the compensation committee are cognizant of the impact of dilution and strive to maintain dilution at an appropriate level.

As of December 28, 2013:

•	there were 208,562,950 shares of our common stock outstanding;

•	full-value awards (restricted stock unit awards) covering 1,406,000 shares of our common stock remained outstanding;

•	stock options to purchase 8,112,000 shares of our common stock were outstanding, with an average exercise price of $10.89 and an average remaining term of 3.0 years; and

•	3,130,000 shares remained available for issuance under the EPIP. Upon shareholder approval of the 2014 Plan, a total of 8,000,000 shares would be available for issuance under the 2014 Plan. All shares currently available for issuance under the EPIP would be canceled and no longer available for issuance.

The closing price of our common stock on the NYSE on March 19, 2014 was $20.68.

Section 162(m)

The Internal Revenue Code limits to $1 million per year the deduction allowed for federal income tax purposes for compensation paid to the Chief Executive Officer and certain other highly compensated executive officers of public companies (we refer to this limit as the Deduction Limit). The Deduction Limit applies to compensation that does not qualify for any of a limited number of exceptions. The Deduction Limit does not apply to compensation paid under a shareholder-approved plan that meets certain requirements for “qualified performance-based compensation.” Generally, compensation attributable to stock options, stock appreciation rights and other performance-based awards is deemed to satisfy the “qualified performance-based compensation” requirement if:

•	the grant is made by a committee of directors that meets certain criteria;

•	the shareholder-approved plan under which the award is granted states a maximum number of shares with respect to which share-based awards and the maximum amount of cash awards that may be granted to any individual during a specified period of time; and

•	the amount of compensation the individual could receive under the awards is based solely on the achievement of one or more pre-established performance goals which incorporate business criteria approved by shareholders (or, in the case of options or SARs, the increase in the value of the shares after the date of grant).

While we believe it is in our and our shareholders’ best interest to have the ability to grant “qualified performance-based compensation,” we may decline to grant compensation that will not so qualify. Moreover, even if we intend to grant compensation that qualifies as “qualified performance-based compensation,” we cannot guarantee that such compensation ultimately will be deductible by us.

Summary of the Other Provisions of the 2014 Plan

Eligibility. Our and our subsidiaries’ officers and other employees (estimated to be 228 persons as of March 19, 2014) may be selected by the compensation committee to receive awards under the 2014 Plan. Any person who provides services to us or a subsidiary that are equivalent to those typically provided by an employee may also be eligible to participate in the 2014 Plan. The compensation committee determines which persons will receive awards and the number of shares subject to such awards.

Stock Options. The compensation committee may grant stock options that entitle the optionee to purchase shares of common stock at a price not less than market value per share at the date of grant. The option price is payable

•	in cash, check or wire transfer at the time of exercise,

•	by the transfer to us of common shares owned by the participant having a value at the time of exercise equal to the option price,

•	by a combination of such payment methods, or

•	by such other method as may be approved by the compensation committee.

Further, each grant of stock options will specify whether payment of the option price is payable subject to any other conditions or limitations established by the compensation committee or our withholding shares of common stock otherwise issuable pursuant to a “net exercise” arrangement.

To the extent permitted by law, the compensation committee may permit payment of the exercise price in a broker-assisted process by which the proceeds of a sale through a broker of some or all of the option shares are forwarded to the company in payment of the exercise price.

Stock options will be evidenced by an award agreement containing such terms and provisions, consistent with the 2014 Plan, as the compensation committee may approve. No stock option may be exercisable more than ten years from the date of grant. Each grant will specify the period of continuous service with us or any subsidiary that is necessary before the stock options become exercisable, but, except with respect to a grant of stock options to a non-employee director, no stock option may become exercisable sooner than one year. See “2014 Plan Highlights – Minimum Vesting Periods.” A grant of stock options may provide for the earlier vesting of such stock options, including in the event of the retirement, death or disability of the participant or a double-trigger change in control. Any grant of stock options may specify management objectives (as described below) that must be achieved as a condition to exercising such rights. Except for stock options granted to a non-employee director, stock options granted pursuant to the 2014 Plan may not provide for any dividends or dividend equivalents thereon.

SARs. A SAR is a right, exercisable by the surrender of a related stock option (if granted in tandem with stock options) or by itself (if granted as a free-standing SAR), to receive from us an amount equal to 100%, or such lesser percentage as the compensation committee may determine, of the spread between the base price (or option exercise price if a tandem SAR) and the value of our shares of common stock on the date of exercise. Any grant may specify that the amount payable on exercise of a SAR may be paid by us in cash, in shares of common stock, or in any combination of the two.

SARs will be evidenced by an award agreement containing such terms and provisions, consistent with the 2014 Plan, as the compensation committee may approve. Any grant of a tandem SAR will provide that it may be exercised only at a time when the related stock option is also exercisable, at a time when the spread is positive, and by surrender of the related stock option for cancellation. Successive grants of a tandem SAR may be made to the same participant regardless of whether any tandem SARs previously granted to the participant remain unexercised. Each grant

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will specify in respect of each free-standing SAR a base price that may not be less than the market value per share of common stock on the date of grant. Successive grants may be made to the same participant regardless of whether any free-standing SARs previously granted to the participant remain unexercised. No free-standing SAR granted under the 2014 Plan may be exercised more than ten years from the date of grant. Each grant will specify the period of continuous service with us or any subsidiary that is necessary before the SARs become exercisable, but, except with respect to a grant to a non-executive director, no grant may become exercisable sooner than after one year. See “2014 Plan Highlights – Minimum Vesting Periods.” A grant of SARs may provide for the earlier exercise of such SARs, including in the event of the retirement, death or disability of the participant or a double-trigger change in control. Any grant of SARs may specify management objectives (as described below) that must be achieved as a condition to exercising such SARs. Except for SARs granted to a non-employee director, SARs granted pursuant to the 2014 Plan may not provide for any dividends or dividend equivalents thereon.

Restricted Stock. A grant of restricted stock involves the immediate transfer by us to a participant of ownership of a specific number of shares of common stock in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares of common stock. The transfer may be made without additional consideration or in consideration of a payment by the participant that is less than current market value at the date of grant, as the compensation committee may determine.

Restricted stock that vests upon the passage of time must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code for a period no shorter than three years, except that the restrictions may be removed ratably during the three-year period as the compensation committee may determine. Each such grant or sale of restricted stock will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the restricted stock will be prohibited or restricted in the manner and to the extent prescribed by the compensation committee at the date of grant (which restrictions may include, without limitation, rights of repurchase or first refusal or provisions subjecting the restricted stock to a continuing substantial risk of forfeiture in the hands of any transferee). The compensation committee may provide in certain situations for a shorter period during which the forfeiture provisions are to apply, including in the event of the retirement, death or disability of the grantee or a double-trigger change in control. A grant of restricted stock to a non-employee director need not be subject to any minimum vesting period.

Any grant of restricted stock may specify management objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. If the grant of restricted stock provides that management objectives must be achieved to result in a lapse of restrictions, the restrictions cannot lapse sooner than one year (except for a grant of restricted stock to a non-employee director), but may be subject to earlier lapse or modification by virtue of the retirement, death or disability of a participant or a double-trigger change in control.

The compensation committee may grant some awards, including restricted stock, that are not subject to the minimum time-based or performance-based vesting requirements, so long as the aggregate number of shares issued or transferred under all such awards does not exceed 10% of the initial number of shares of common stock available under the 2014 Plan (i.e., 8,000,000 shares, as adjusted by any subsequent stock splits or other transactions). Any grant or sale of restricted stock may require that any or all dividends or other distributions paid with respect to the restricted stock during the period of restriction be automatically deferred and reinvested in additional shares of restricted stock, which may be subject to the same restrictions as the underlying award. However, dividends or other distributions on restricted stock will be deferred until and paid contingent upon the achievement of the applicable management objectives and/or the end of any applicable performance-based vesting period.

RSUs. A grant of RSUs constitutes an agreement by us to deliver common shares, cash or a combination thereof to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the restriction period as the compensation committee may specify. During the applicable restriction period, the participant will have no rights of ownership in the common shares deliverable upon payment of the RSUs and will have no right to vote the common shares. The compensation committee may, at the date of grant, authorize the payment of dividend equivalents on RSUs on a deferred or contingent basis, either in cash or in additional shares of common stock. However, dividends or other distributions on shares of common stock underlying RSUs will be deferred until and paid contingently upon the achievement of any management objectives and/or the end of any applicable performance-based vesting period.

RSUs with a restriction period that lapses only by the passage of time will have a restriction period of at least three years (except with respect to a grant of RSUs to a non-employee director), except that the restriction period may expire ratably during the three-year period as determined by the compensation committee. Additionally, the compensation committee may provide in certain situations for a shorter restriction period, including in the event of the retirement, death or disability of the grantee, or a double-trigger change in control. Any grant of RSUs may specify management objectives that, if achieved, will result in termination or early termination of the restriction period applicable to such shares of common stock. If the RSUs have a restriction period that lapses only upon the achievement of management objectives, the restriction period cannot lapse sooner than one year (except with respect to a grant of RSUs to a non-employee director), but may be subject to earlier lapse or modification, including by virtue of the retirement, death or disability of the grantee or a double-trigger change in control. The compensation committee may grant some awards, including RSUs, that are not subject to the minimum time-based or performance-based vesting requirements, so long as the aggregate number of shares issued or transferred under all such awards does not exceed 10% of the maximum number of shares of common stock available under the 2014 Plan.

RSUs will be evidenced by an evidence of award containing such terms and provisions, consistent with the 2014 Plan, as the compensation committee may approve. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by such participant that is less than the market value per share of common stock at the date of grant. Each grant or sale of RSUs will also specify the time and manner of payment of the RSUs that have been earned and will specify that the amount payable with respect to such grant will be paid by us in shares of common stock or cash, or a combination of the two.

Cash Incentive Awards, Performance Shares and Performance Units. A cash incentive award is a cash award based on the achievement of management objectives. A performance share is the equivalent of one common share and a performance unit is the equivalent of $1.00 or such other value as determined by the compensation committee. A participant may be granted any number of cash incentive awards, performance shares or performance units, subject to the limitations set forth above. The participant will be given one or more management objectives to meet within a specified period, or Performance Period, except in certain circumstances, including in the case of the retirement, death or disability of the grantee, or a double-trigger change in control, if the compensation committee so determines.

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Each grant of cash incentive awards, performance shares or performance units may specify, in respect of the relevant management objectives, a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of performance shares or performance units, or amount payable with respect to cash incentive awards, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified management objectives.

To the extent earned, the cash incentive awards, performance shares or performance units will be paid to the participant at the time and in the manner determined by the compensation committee. Any grant may specify that the amount payable with respect thereto may be paid by us in cash, shares of common stock, in restricted stock or restricted stock units, or any combination thereof. The compensation committee may, at the date of grant of performance shares, provide for the payment of dividend equivalents to a participant either in cash or in additional shares of common stock, subject in all cases to deferral and payment on a contingent basis based on the participant’s earning of the performance shares with respect to which such dividend equivalents are paid.

Cash incentive awards, performance shares and performance units will be evidenced by an award agreement containing such terms and provisions, consistent with the 2014 Plan, as the compensation committee may approve. At a minimum, each award agreement will specify the maximum award opportunity and the criteria to achieve such a payout.

Other Awards. The compensation committee may, subject to limitations under applicable law, grant to any participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock or factors that may influence the value of such shares, including, without limitation:

•	convertible or exchangeable debt securities;

•	other rights convertible or exchangeable into shares of common stock;

•	purchase rights for shares of common stock;

•	awards with value and payment contingent upon our performance or specified subsidiaries, affiliates or other business units of ours or any other factors designated by the compensation committee; and

•	awards valued by reference to the book value of shares of common stock or the value of securities of, or the performance of specified subsidiaries or affiliates or other business units of ours.

The compensation committee will determine the terms and conditions of the other awards. Shares of common stock delivered pursuant to an award in the nature of a purchase right will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, shares of common stock, other awards, notes or other property, as the compensation committee will determine. Cash awards, as an element of or supplement to any other award granted under the 2014 Plan, may also be granted.

If the earning or vesting of, or elimination of restrictions applicable to, other awards is based only on the passage of time rather than the achievement of management objectives, the period of time will be no shorter than three years (except with respect to a grant of other awards to a non-employee director), except that the restrictions may be removed no sooner than ratably during the three-year period. If the earning or vesting of, or elimination of restrictions applicable to, awards granted under this section of the 2014 Plan is based on the achievement of management objectives, the earning, vesting or restriction period may not terminate sooner than one year, except with respect to a grant of awards to a non-employee director or cash-based awards. Any grant of an award under this section of the 2014 Plan may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award in certain circumstances, including in the event of the retirement, death, or disability of the participant, or a double-trigger change in control. The compensation committee may grant some awards that are not subject to these minimum vesting requirements, so long as the aggregate number of shares issued or transferred under all such awards does not exceed 10% of the maximum number of shares of common stock available under the 2014 Plan.

The compensation committee may grant shares of common stock as a bonus, or may grant other awards in lieu of our obligation or a subsidiary’s obligation to pay cash or deliver other property under the 2014 Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the compensation committee in a manner that complies with Section 409A of the Internal Revenue Code.

Management Objectives. The 2014 Plan requires that the compensation committee establish “management objectives” for purposes of performance shares, performance units and cash incentive awards. When so determined by the compensation committee, stock options, SARs, restricted stock, RSUs, dividend equivalents or other awards under the 2014 Plan may also specify management objectives. Management objectives may be described in terms of company-wide objectives or objectives that are related to the performance of the individual participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within the company or its subsidiaries. The management objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance criteria themselves. The compensation committee may grant awards subject to management objectives that may or may not be intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code. The management objectives applicable to any award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code to a “covered employee,” within the meaning of 162(m) of the Internal Revenue Code, will be based on one or more, or a combination, of the following criteria (including relative or growth achievement regarding such criteria):

•	Profits (e.g., operating income, EBIT, EBT, net income, earnings per share, residual or economic earnings, economic profit – these profitability metrics could be measured before certain specified special items and/or subject to GAAP definition);

•	Cash Flow (e.g., EBITDA, free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

•	Returns (e.g., Profits or Cash Flow returns on: assets, invested capital, net capital employed, and equity);

•	Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables);

•	Profit Margins (e.g., Profits divided by revenues, gross margins and material margins divided by revenues, and material margin divided by sales pounds);

•	Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio);

•	Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, revenue growth outside the United States, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, total return to shareholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits); and

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

•	Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

In the case of “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, each management objective will be objectively determinable to the extent required under Section 162(m) of the Internal Revenue Code, and, unless otherwise determined by the compensation committee and to the extent consistent with Code Section 162(m), will exclude the effect of certain designated items identified at the time of grant. If the compensation committee determines that a change in the business, operations, corporate structure or capital structure of our company, or the manner in which we conduct our business, or other events or circumstances render the management objectives unsuitable, the compensation committee may in its discretion modify such management objectives or the related minimum acceptable level of achievement, in whole or in part, as the compensation committee deems appropriate and equitable, except in the case of an award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code (other than in connection with a change in control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Internal Revenue Code. In such case, the compensation committee will not make any modification of the management objectives or minimum acceptable level of achievement with respect to such award.

Administration. The compensation committee may from time to time delegate all or any part of its authority under the 2014 Plan to any subcommittee. To the extent of any such delegation, references in the 2014 Plan to the compensation committee will be deemed to be references to such subcommittee.

The interpretation and construction by the compensation committee of any provision of the 2014 Plan or of any agreement, notification or document evidencing awards and any determination by the compensation committee will be final and conclusive. No member of the compensation committee will be liable for any such action or determination made in good faith.

The compensation committee or the subcommittee may authorize our officers to do the following on the same basis as the compensation committee or the subcommittee:

•	designate employees to receive awards under the 2014 Plan, or

•	determine the size of any such awards.

However, the compensation committee or the subcommittee may not delegate such responsibilities to any such officer for awards granted to an employee who is an officer or more than 10% beneficial owner as determined by the compensation committee in accordance with Section 16 of the Exchange Act. The resolution providing for such authorization must set forth the total number of shares of common stock any delegated officer may grant and the officer must report periodically to the compensation committee or the subcommittee, as the case may be, regarding the nature and scope of the awards granted pursuant to the delegated authority.

Amendments. Our Board may at any time and from time to time amend the 2014 Plan in whole or in part. However, if an amendment to the 2014 Plan:

•	would materially increase the benefits accruing to participants under the 2014 Plan,

•	would materially increase the number of securities which may be issued under the 2014 Plan,

•	would materially modify the requirements for participation in the 2014 Plan, or

•	must otherwise be approved by the our shareholders in order to comply with applicable law or the rules of the New York Stock Exchange (or our applicable securities exchange),

then such amendment will be subject to shareholder approval and will not be effective until such approval has been obtained.

If permitted by Section 409A of the Internal Revenue Code and Section 162(m) of the Internal Revenue Code, including in case of termination of the employment of a participant by reason of death, disability or retirement, or in the event of a change in control, if a participant holds:

•	a stock option or SAR not immediately exercisable in full,

•	any shares of restricted stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed,

•	any RSUs as to which the applicable restriction period has not been completed,

•	any cash incentive awards, performance shares or performance units which have not been fully earned,

•	any other awards subject to any vesting schedule or transfer restriction, or

•	shares of common stock subject to any transfer restriction imposed by the 2014 Plan,

the compensation committee may, in its sole discretion (other than in the event of a change in control), accelerate the time at which:

•	such stock option or SAR or other award may be exercised,

•	such substantial risk of forfeiture or prohibition or restriction on transfer will lapse,

•	such restriction period will end, or

•	such cash incentive awards, performance shares or performance units will be deemed to have been fully earned or the time when such transfer restriction will terminate.

The compensation committee may also waive any other limitation or requirement under any such award, other than a limitation or requirement that is mandatory under the 2014 Plan.

The compensation committee may amend the terms of any awards granted under the 2014 Plan prospectively or retroactively, except in the case of an award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code (other than in connection with the participant’s death or disability, or a change in control) where such action would result in the loss of the otherwise available deduction. Except in connection with certain corporate transactions described in the 2014 Plan, no amendment will materially impair the rights of any participant without his or her consent.

Our Board may, in its discretion, terminate the 2014 Plan at any time. Termination of the 2014 Plan will not affect the rights of participants or their successors under any outstanding awards and not exercised in full on the date of termination.

In addition to the provisions in the 2014 Plan regarding acceleration of awards, up to 10% of the maximum number of shares of common stock that may be issued or transferred under the 2014 Plan, as may be adjusted, may be used for stock options, SARs, restricted stock, RSUs, performance shares, performance units and other awards granted under the 2014 Plan that do not comply with the applicable three-year vesting requirements with respect to time-vested awards or the applicable one-year vesting requirements with respect to awards subject to the achievement of performance goals.

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

No Repricing of Stock Options or SARs. Except in connection with certain corporate transactions described in the 2014 Plan, the terms of outstanding awards may not be amended to reduce the option price of outstanding stock options or the base price of outstanding SARs, or cancel outstanding stock options or SARs that have an exercise price or base price in excess of the current market price of the underlying shares in exchange for cash, other awards or stock options or SARs with an option price or base price, as applicable, that is less than the option price of the original stock options or base price of the original SARs, as applicable, without shareholder approval. This restriction is intended to prohibit the repricing of “underwater” stock options and SARs and will not be construed to prohibit the adjustments in connection with certain corporate transactions provided for in the 2014 Plan. This prohibition may not be amended without approval by our shareholders.

Transferability. Except as otherwise determined by the compensation committee (subject to applicable limitations under tax laws), no stock option, SAR, restricted stock, RSU, performance share, performance unit, cash incentive award or other awards granted under the 2014 Plan, or dividend equivalents paid with respect to awards made under the 2014 Plan, will be transferable by the participant except by will or the laws of descent and distribution, and in no event shall any such award granted under the 2014 Plan be transferred for value. Except as otherwise determined by the compensation committee, stock options and SARs will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law and/or court supervision.

The compensation committee may provide at the date of grant additional restrictions on transfer for certain common shares earned under the 2014 Plan.

Adjustments. The compensation committee shall make or provide for such adjustments in the numbers of shares of common stock covered by outstanding stock options, SARs, RSUs, performance shares and performance units granted under the 2014 Plan and, if applicable, in the number of shares of common stock covered by other awards, in the option price and base price provided in outstanding stock options and SARs, in the kind of stock covered by such awards and in cash incentive awards as the compensation committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of participants or optionees that otherwise would result from:

•	any stock dividend, stock split, combination of stock, recapitalization or other change in the capital structure of our company;

•	any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, extraordinary dividend of cash or property, issuance of rights or warrants to purchase securities; or

•	any other corporate transaction or event having an effect similar to these events or transactions or that otherwise constitutes an “equity restructuring” within the meaning of FASB ASC Topic 718.

In the event of any such transaction or event or in the event of a change in control, the compensation committee, in its discretion, may provide in substitution for any or all outstanding awards under the 2014 Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced in a manner that complies with Section 409A of the Internal Revenue Code.

In addition, for each stock option or SAR with an option price or base price greater than the consideration offered in connection with any such termination or event or change in control, the compensation committee may in its sole discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The compensation committee shall also make or provide for such adjustments in the total number of shares of common stock available under the 2014 Plan, the per-person award limits expressed in shares and any other share limits under the 2014 Plan as the compensation committee, in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described above, subject to applicable requirements under Code Sections 409A and 162(m). However, any adjustment to the number of ISOs that may be granted under the 2014 Plan will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an ISO to fail to so qualify.

Detrimental Activity and Recapture Provisions. Any evidence of award may provide for the cancellation or forfeiture of an award or the forfeiture and repayment of any gain related to an award, or other provisions intended to have a similar effect, upon terms and conditions determined by the compensation committee, if a participant, either (i) during his or her employment or other service with us or a subsidiary or (b) within a specific period after termination of employment or service, engages in any “detrimental activity” (as defined in such award agreement). In addition, any evidence of award may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to us of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the compensation committee from time to time or under Section 10D of the Securities Exchange Act of 1934, as amended, or the rules of any national securities exchange or national securities association on which our common stock is traded.

Withholding Taxes. To the extent that we are required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the 2014 Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to us for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the compensation committee) may include relinquishment of a portion of such benefit or the delivery to us of our common stock. In no event shall the market value of the common stock to be withheld and delivered to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld, if necessary to avoid additional accounting expense.

Effective Date and Termination. The 2014 Plan will be effective as of the date the 2014 Plan is approved by our shareholders, or Effective Date. No grants will be made under the EPIP, the SAR Plan or the Bonus Plan after the Effective Date, except that outstanding awards granted under the EPIP, the SAR Plan and the Bonus Plan will continue unaffected following the Effective Date. Additionally, shares subject to outstanding awards under the EPIP, the SAR Plan and the Bonus Plan, if any, that expire, are forfeited or are settled in cash in lieu of shares will not be available for future grants under the EPIP, the SAR Plan, the Bonus Plan or the 2014 Plan.

No grant will be made under the 2014 Plan after May 21, 2024, which date is 10 years after the date on which our shareholders will have an opportunity to approve the 2014 Plan, but all grants made on or prior to such date will continue in effect thereafter subject to the terms of the applicable award agreement and the terms of the 2014 Plan. If the 2014 Plan is not approved by shareholders, it will not become effective and no awards thereunder will be granted. In such case, however, the EPIP and the Bonus Plan will remain in effect in accordance with their respective terms, except that our ability to grant certain performance awards to certain participants may be limited.

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

Federal Income Tax Consequences

The following is a brief summary of some of the federal income tax consequences of certain transactions under the 2014 Plan based on federal income tax laws currently in effect. This summary is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes) or state, local or foreign tax consequences.

Tax Consequences to Participants

Non-Qualified Stock Options. In general, (1) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (2) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares of common stock and the fair market value of the shares of common stock, if unrestricted, on the date of exercise; and (3) at the time of sale of shares of common stock acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares of common stock after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares of common stock have been held after exercise.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If shares of common stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares of common stock is made by such optionee within two years after the date of grant or within one year after the transfer of such shares of common stock to the optionee, then upon sale of such shares of common stock, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares of common stock at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares of common stock. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs. No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received on the exercise.

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares of common stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code (“Restrictions”). However, a recipient may instead elect under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the shares of common stock to have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares of common stock (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

RSUs. No income generally will be recognized upon the award of RSUs. The recipient of a RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Shares and Performance Units. No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received.

Cash Incentive Awards. Upon payment in respect of the earning of cash incentive awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received.

Tax Consequences to the Company or Subsidiary

To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code. In this regard, certain types of awards under the 2014 Plan, such as time-vested restricted stock and RSUs, generally cannot qualify as performance-based awards under Section 162(m), and in other cases awards may fail to qualify if all requirements for qualification are not met in connection with such awards.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of common stock under the 2014 Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2014 Plan by our shareholders.

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

Vote Required

Proposal IV requires the affirmative vote of the holders of a majority of the shares of our common stock present at the annual meeting in person or by proxy.

Recommendation of the Board

Your board of directors unanimously recommends that you vote “FOR” the approval of the 2014 Omnibus Equity and Incentive Compensation Plan.

New 2014 Plan Benefits

It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the 2014 Plan because the grant and actual pay-out of awards under the 2014 Plan are subject to the discretion of the plan administrator.

EQUITY COMPENSATION PLAN INFORMATION (AS OF DECEMBER 31, 2013)

Number of Securities
Remaining Available for
	Number of Securities		Weighted-Average	Future Issuance Under
	to be Issued upon		Exercise Price of	Equity Compensation Plans
	Exercise of Outstanding		Outstanding Options,	(excluding securities reflected
	Options, Warrants and Rights		Warrants and Rights	in column (a))
Plan category	(a)		(b)	(c)
Equity compensation plans approved by security holders	9,659,000	(1)	$10.89	3,130,000	(2)
Equity compensation plans not approved by security holders	N/A		N/A	N/A
TOTAL	9,659,000		$10.89	3,130,000	(2)

(1)	Includes outstanding options to purchase 8,112,000 shares of common stock, 141,000 SARs outstanding, 1,229,000 performance-contingent restricted shares and 177,000 unvested shares of deferred stock outstanding, in each case as of December 28, 2013. The options have a weighted average remaining term of 3.0 years. All of the 141,000 SARs outstanding, are in-the-money based on our December 27, 2013 closing stock price of $21.33 per share.
(2)	There are 3,130,000 shares available for future issuance under the EPIP, all of which are available for full-value awards granted under the EPIP. Upon shareholder approval of the 2014 Plan, (i) a total of 8,000,000 shares would be available for issuance under the 2014 Plan and (ii) all 3,130,000 shares currently available for issuance under the EPIP would be canceled and no longer available for issuance.

PROPOSAL V	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee and board of directors have appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2015. Our board of directors recommends that this appointment be ratified.

Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

We have been advised by PricewaterhouseCoopers LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the company or its subsidiaries.

If the shareholders of the company do not ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2014, the audit committee will reconsider the appointment.

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

Fiscal 2013 and Fiscal 2012 Audit Firm Fee Summary

During fiscal 2013 and fiscal 2012, we retained our principal accountant, PricewaterhouseCoopers LLP, to provide services in the following categories and amounts:

Audit Fees. Fees for audit services totaled approximately $2,287,000 in 2013 and $2,114,000 in 2012, including fees associated with annual audits, the reviews of our Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K and in fiscal 2013 a study of the company’s information technology environment, and in fiscal 2012, comfort letter procedures related to a public bond offering.

Audit Related Fees. Fees for audit related services totaled approximately $646,000 in 2013 and $536,000 in 2012. Audit related services principally include services related to audits of certain employee benefit plans, accounting consultations and acquisition due diligence.

Tax Fees. Fees for tax services, including tax compliance, tax advice and tax planning, totaled approximately $469,000 in 2013 and $606,000 in 2012.

All Other Fees. Fees for all other services not described above totaled approximately $834,000 in 2013 related to a software licensing agreement, and an information technology security assessment, and $1,800 in 2012 related to a software licensing agreement.

All non-audit services were reviewed by the audit committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing function. On an ongoing basis all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP are pre-approved by the audit committee on a case-by-case basis.

Vote Required

Proposal V requires the affirmative vote of the holders of a majority of the shares of our common stock present at the annual meeting in person or by proxy.

Recommendation of the Board

Your board of directors recommends that you vote “FOR” Proposal V.

SHAREHOLDER PROPOSALS

In order to properly submit a proposal for inclusion in the proxy statement for the 2015 annual meeting, you must follow the procedures outlined in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, we must receive your shareholder proposal at our principal corporate offices in Thomasville, Georgia as set forth below no later than December 12, 2014.

If you wish to present a proposal before the 2015 annual meeting, but do not wish to have the proposal considered for inclusion in the proxy statement and proxy card, you must follow the procedures outlined in our amended and restated bylaws. We must receive your shareholder proposal at the address noted below no earlier than January 21, 2015 and no later than February 20, 2015. If your proposal is not properly brought before the annual meeting in accordance with our amended and restated bylaws, the chairman of the board of directors may declare such proposal not properly brought before the annual meeting, and it will not be acted upon.

Any proposals or notices should be sent to:

Stephen R. Avera
Executive Vice President, Secretary and General Counsel
Flowers Foods, Inc.
1919 Flowers Circle
Thomasville, Georgia 31757

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

ANNEX A (NON-GAAP FINANCIAL MEASURES)

Information Regarding Non-GAAP Financial Measures

The company prepares its consolidated financial statements in accordance with U.S. Generally Accepted Accounting Principles (GAAP). However, from time to time, the company may present in its public statements, press releases and SEC filings, non-GAAP financial measures such as, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted EBIT and gross margin excluding depreciation and amortization to measure the performance of the company and its operating divisions. EBITDA is used as the primary performance measure in the company’s Annual Executive Bonus Plan. The company defines EBITDA as earnings from continuing operations before interest, income taxes, depreciation, amortization and income attributable to non-controlling interest. The company believes that EBITDA is a useful tool for managing the operations of its business and is an indicator of the company’s ability to incur and service indebtedness and generate free cash flow. Furthermore, pursuant to the terms of our credit facility, EBITDA is used to determine the company’s compliance with certain financial covenants. The company also believes that EBITDA measures are commonly reported and widely used by investors and other interested parties as measures of a company’s operating performance and debt servicing ability because EBITDA measures assist in comparing performance on a consistent basis without regard to depreciation or amortization, which can vary significantly depending upon accounting methods and non-operating factors (such as historical cost). EBITDA is also a widely-accepted financial indicator of a company’s ability to incur and service indebtedness. Adjusted EBITDA, adjusted EBITDA margin and adjusted EBIT exclude additional costs that we consider important to present to investors. These include, but are not limited to, the costs of closing a plant or costs associated with acquisition-related activities. We believe that financial information excluding certain transactions not considered to be part of the ongoing business improves the comparability of earnings results. We believe investors will be able to better understand our earnings results if these transactions are excluded from the results. These non-GAAP financial measures are measures of performance not defined by accounting principles generally accepted in the United States and should be considered in addition to, not in lieu of, GAAP reported measures. EBITDA and adjusted EBITDA should not be considered an alternative to (a) income from operations or net income (loss) as a measure of operating performance; (b) cash flows provided by operating, investing and financing activities (as determined in accordance with GAAP) as a measure of the company’s ability to meet its cash needs; or (c) any other indicator of performance or liquidity that has been determined in accordance with GAAP. Our method of calculating EBITDA, adjusted EBITDA, adjusted EBITDA margin and adjusted EBIT may differ from the methods used by other companies, and, accordingly, may not be comparable to similarly titled measures used by other companies. Gross margin excluding depreciation and amortization is used as a performance measure to provide additional transparent information regarding our results of operations on a consolidated and segment basis. Changes in depreciation and amortization are separately discussed and include depreciation and amortization for materials, supplies, labor and other production costs and operating activities. Presentation of gross margin includes depreciation and amortization in the materials, supplies, labor and other production costs according to GAAP. Our method of presenting gross margin excludes the depreciation and amortization components, as discussed above. This presentation may differ from the methods used by other companies and may not be comparable to similarly titled measures used by other companies. The reconciliations attached provide a reconciliation of our net income, the most comparable GAAP financial measure to EBITDA, adjusted EBITDA and adjusted EBIT, a reconciliation of EBIT to adjusted EBIT, and a reconciliation of our gross margin excluding depreciation and amortization to GAAP gross margin.

Net Income to Adjusted EBITDA

(Dollars in Thousands)	2013
Net income	$230,894
Income tax expense	$91,479
Interest expense, net	$12,860
Depreciation and amortization	$118,491
EBITDA	$453,724
Acquisition-related costs	$17,776
Bargain purchase accounting gain	$(50,071)
Adjusted EBITDA	$421,429
MARGIN	11.2%

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Gross Margin, Exclusive of Depreciation and Amortization Expense

(Dollars in Thousands)	2013	% of Sales
Sales	$3,751,005
Less materials, supplies, labor and other production costs (exclusive of depreciation and amortization)	$1,972,221
Gross margin excluding depreciation and amortization expense	$1,778,784	47.4%
Less depreciation and amortization expense for production activities	$80,969
GAAP GROSS MARGIN	$1,697,815

Net Income to EBIT and Adjusted EBIT

(Dollars in Thousands)	2012	2013
Net Income	$136,121	$230,894
Income tax expense	72,651	91,479
Interest expense, net	9,739	12,860
EBIT	218,511	335,233
Acquisition-related costs	9,560	17,776
Bargain purchase accounting gain	—	(50,071)
Adjusted EBIT	$228,071	$302,938
% INCREASE	—	32.8%

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

ANNEX B (PROPOSED AMENDMENTS TO RESTATED ARTICLES OF INCORPORATION AND AMENDED AND RESTATED BYLAWS)

The proposed amendments would amend our Articles by amending and restating SECTION 1 of ARTICLE VII in its entirety as follows:

“SECTION 1: Number, Election and Terms of Directors. The number of the Directors of the Corporation shall not be less than 3 nor more than 16 and shall be fixed from time to time in the manner described in the Bylaws.

The Directors shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. The Directors first appointed to Class I shall hold office for a term expiring at the annual meeting of shareholders to be held in 2002, Directors first appointed to Class II shall hold office for a term expiring at the annual meeting of shareholders to be held in 2003 and the Directors first appointed to Class III shall hold office for a term expiring at the annual meeting of shareholders to be held in 2004 with the members of each class to hold office until their successors are elected and qualified. Unless otherwise required by applicable law, at each succeeding annual meeting of the shareholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected ~~by a plurality vote of all votes cast at such meeting~~, in accordance with the last two sentences of this Section 1 of Article VII, to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Notwithstanding the foregoing, if at the time of any annual meeting of shareholders, the Corporation is prohibited by applicable law from having a classified Board of Directors, all of the Directors shall be elected at such annual meeting for a one year term only. If at the time of any subsequent annual meeting of shareholders the Corporation is no longer prohibited by applicable law from having a classified Board of Directors, the Board of Directors shall again be classified in accordance with the first sentence of this paragraph, and at such annual meeting Directors initially shall be elected to serve in either Class I, Class II or Class III to hold office for a term expiring at the first, second or third succeeding annual meeting of the shareholders, respectively; thereafter successors to each Class shall be elected in accordance with the third sentence of this paragraph; such classified Board of Directors at all times being subject to the immediately preceding sentence of this paragraph. Elections of Directors need not be by written ballot unless requested by the Chairman of the Board of Directors or by the holders of a majority of the voting power of the then outstanding shares of Common Stock present in person or represented by proxy at a meeting of the shareholders at which Directors are to be elected. Each nominee to succeed a Director of the Class of Directors whose term expires at that meeting shall be elected by the vote of the majority of the votes cast with respect to that nominee’s election at the meeting held for the election of such Class of Directors at which a quorum is present, provided, however, that if the number of nominees for such Class of Director exceeds the number of Directors of such Class to be elected, the nominees receiving the greatest number of votes (up to the number of directors to be elected) shall be elected. For purposes of the preceding sentence, a “majority of the votes cast” means that the number of shares of Common Stock voted “for” a nominee’s election exceeds the number of shares of Common Stock voted “against” that nominee’s election.”

The proposed amendments would amend our Bylaws as follows:

(i)	amending and restating Section 2.2 of the Bylaws in its entirety as follows:

“Annual Meeting. An annual meeting of the shareholders shall be held at such date, time and place as shall be designated from time to time by the Board of Directors, at which meeting the shareholders shall elect ~~by a plurality vote~~, in accordance with the Articles of Incorporation, the Directors to succeed those whose terms expire and shall transact such other business as may be properly brought before the meeting in accordance with Section 2.10 of these Bylaws.”

(ii)	The last sentence of Section 2.8 of the Bylaws shall be deleted and replaced with the following:

“Directors shall be elected at the annual meeting ~~by a plurality of the votes cast by shares entitled to vote in the election~~ in accordance with the Articles of Incorporation.”

(iii)	The last sentence of Section 3.2 of the Bylaws shall be deleted and replaced with the following:

“At each succeeding annual meeting of the shareholders of the Corporation, the successors of the ~~class~~ Class of Directors whose ~~term expires~~ terms expire at that meeting shall be elected ~~by plurality vote of all votes cast at such meeting~~ in accordance with the Articles of Incorporation to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.”

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ANNEX C (2014 OMNIBUS EQUITY AND INCENTIVE COMPENSATION PLAN)

1.	Purpose

The purpose of this 2014 Equity and Incentive Compensation Plan is to attract and retain Directors, officers, and other key executives and employees of the Company and its Subsidiaries and to provide to such persons incentives and rewards for performance.

2.	Definitions

As used in this Plan:

(a)	“Appreciation Right” means a right granted pursuant to Section 5 of this Plan, and will include both Free-Standing Appreciation Rights and Tandem Appreciation Rights.

(b)	“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.

(e)	“Change in Control” has the meaning set forth in Section 12 of this Plan.

(f)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)	“Committee” means the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 16 of this Plan consisting solely of no fewer than two Non-Employee Directors.

(h)	“Common Stock” means the common stock of the Company, $0.01 par value per share, or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(i)	“Company” means Flowers Foods, Inc., a Georgia corporation.

(j)	“Covered Employee” means a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(k)	“Date of Grant” means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

(l)	“Disability” means disability as defined in a group long-term disability plan maintained by the Company as determined by the plan’s claims fiduciary, or if no such plan is applicable, disability means Social Security disabled as determined by the Social Security Administration, provided, however, for Non-Employee Directors, disability means a disability as determined under procedures established by the Committee for purposes of this Plan.

(m)	“Director” means a member of the Board.

(n)	“Effective Date” means the date this Plan is approved by the stockholders of the Company.

(o)	“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under the Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(p)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(q)	“Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.

(r)	“Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(s)	“Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the Subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its Subsidiaries. The Management Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. The Committee may grant awards subject to Management Objectives that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. The Management Objectives applicable to any Qualified Performance-Based Award to a Covered Employee will be based on one or more, or a combination, of the following metrics (including relative or growth achievement regarding such metrics):

(i)	Profits (e.g., operating income, EBIT, EBT, net income, earnings per share, residual or economic earnings, economic profit – these profitability metrics could be measured before certain specified special items and/or subject to GAAP definition);

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(ii)	Cash Flow (e.g., EBITDA, free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

(iii)	Returns (e.g., Profits or Cash Flow returns on: assets, invested capital, net capital employed, and equity);

(iv)	Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables);

(v)	Profit Margins (e.g., Profits divided by revenues, gross margins and material margins divided by revenues, and material margin divided by sales pounds);

(vi)	Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio);

(vii)	Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, revenue growth outside the United States, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, total return to shareholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits); and

(viii)	Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

In the case of a Qualified Performance-Based Award, each Management Objective will be objectively determinable to the extent required under Section 162(m) of the Code, and, unless otherwise determined by the Committee and to the extent consistent with Code Section 162(m), will exclude the effects of certain designated items identified at the time of grant. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Qualified Performance-Based Award (other than in connection with a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such Covered Employee.

(t)	“Market Value per Share” means, as of any particular date, the closing price of a share of Common Stock as reported for that date on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on any other national securities exchange on which the Common Stock is listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Common Stock, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(u)	“Non-Employee Director” means a person who is a “Non-Employee Director” of the Company within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder by the U.S. Department of the Treasury.

(v)	“Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(w)	“Option Price” means the purchase price payable on exercise of an Option Right.

(x)	“Option Right” means the right to purchase Common Stock upon exercise of an option granted pursuant to Section 4 of this Plan.

(y)	“Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) an officer or other key executive or employee of the Company or any Subsidiary, (ii) a person who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee (provided that such person satisfies the Form S-8 definition of an “employee”), or (iii) a non-employee Director.

(z)	“Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.

(aa)	“Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.

(bb)	“Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

(cc)	“Plan” means this 2014 Omnibus Equity and Incentive Compensation Plan.

(dd)	“Predecessor Plan” means either the Company’s 2001 Equity and Performance Incentive Plan, as amended and restated April 1, 2009 or the Executive Bonus Incentive Plan, as amended and restated April 1, 2009, or both, as applicable, based on the context of the Plan provision.

(ee)	“Qualified Performance-Based Award” means any Cash Incentive Award or award of Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units or other awards contemplated under Section 9 of this Plan, or portion of such award, to a Covered Employee that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

(ff)	“Restricted Stock” means Common Stock granted or sold pursuant to Section 6 of this Plan as to which both the substantial risk of forfeiture and the prohibition on transfers has not expired.

(gg)	“Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(hh)	“Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive Common Stock, cash, or a combination thereof at the end of a specified period.

(ii)	“Retirement” means termination of employment on or after attainment of age 65, or if earlier, termination of employment after attainment of age 55 having earned ten years of service, provided, however, for Non-Employee Directors “retirement” means termination of service on or after attainment of age 65. Notwithstanding the above, the Committee may specify a different definition of retirement in the Evidence of Award.

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(jj)	“Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

(kk)	“Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined Voting Power represented by all classes of stock issued by such corporation.

(ll)	“Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.

(mm)	“Voting Power” means at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company, or members of the board of directors or similar body in the case of another entity.

3.	Shares Available Under the Plan

(a)	Maximum Shares Available Under Plan.

	(i)	Subject to adjustment as provided in Section 11 of this Plan, the number of shares of Common Stock that may be issued or transferred (A) upon the exercise of Option Rights or Appreciation Rights, (B) as Restricted Stock and released from substantial risks of forfeiture thereof, (C) in payment of Restricted Stock Units, (D) in payment of Performance Shares or Performance Units that have been earned, (E) as awards contemplated by Section 9 of this Plan, or (F) in payment of dividend equivalents paid with respect to awards made under the Plan will not exceed in the aggregate 8 million shares, plus any shares of Common Stock that become available under this Plan as a result of forfeiture, cancellation, expiration, or cash settlement of awards, as provided in Section 3(b) below. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

	(ii)	The aggregate number of shares of Common Stock available for issuance or transfer under Section 3(a)(i) of this Plan will be reduced by (A) .40 shares of Common Stock for every one share of Common Stock issued or transferred upon exercise of an Option Right or Appreciation Right granted under this Plan, and (B) one share of Common Stock for every one share of Common Stock issued or transferred in connection with an award other than an Option Right or Appreciation Right granted under this Plan. Subject to the provisions of Section 3(b) of this Plan, shares of Common Stock covered by an award granted under this Plan will not be counted as used unless and until they are actually issued or transferred.

(b)	Share Counting Rules.

	(i)	If any shares of Common Stock issued or transferred pursuant to an award granted under this Plan are forfeited, or an award granted under this Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part), the shares of Common Stock issued or transferred pursuant to, or subject to, such award (as applicable) will, to the extent of such cancellation, forfeiture, expiration, or cash settlement, again be available for issuance or transfer under Section 3(a) above in accordance with Section 3(b)(v) below.

	(ii)	If after the Effective Date, any shares of Common Stock subject to an award granted under the Predecessor Plan are forfeited, or an award granted under the Predecessor Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part), the shares of Common Stock subject to such award will be unavailable for issuance or transfer under Section 3(a).

	(iii)	Notwithstanding anything to the contrary contained in this Section 3, the following shares of Common Stock will not be added to the aggregate number of shares of Common Stock available for issuance or transfer under Section 3(a) above: (A) shares of Common Stock tendered or otherwise used in payment of the Option Price of an Option Right; (B) Common Stock withheld by the Company to satisfy a tax withholding obligation; (C) shares of Common Stock subject to an Appreciation Right that are not actually issued in connection with its Common Stock settlement on exercise thereof; and (D) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights. In addition, if, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Stock based on fair market value, such Common Stock will not count against the aggregate plan limit under Section 3(a) above.

	(iv)	Any share of Common Stock that becomes available for issuance or transfer under this Plan under this Section 3 will be added back as (A) .40 shares of Common Stock if such share was subject to an Option Right or Appreciation Right granted under this Plan and (B) as one share of Common Stock if such share was issued or transferred pursuant to, or subject to, an award granted under this Plan other than an Option Right or an Appreciation Right granted under this Plan.

(c)	Limit on Incentive Stock Options. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 8 million shares of Common Stock.

(d)	Individual Participant Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary, and subject to adjustment as provided in Section 11 of this Plan:

	(i)	No Participant will be granted Option Rights or Appreciation Rights, in the aggregate, for more than 2 million shares of Common Stock during any calendar year assuming an award payout at target.

	(ii)	No Participant will be granted Qualified Performance-Based Awards of Restricted Stock, Restricted Stock Units, Performance Shares or other awards under Section 9 of this Plan, in the aggregate, for more than 500,000 shares of Common Stock during any calendar year assuming an award payout at target.

	(iii)	In no event will any Participant in any calendar year receive Performance Units, Cash Incentive Awards or other awards

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payable in cash under Section 9 of this Plan that is/are a Qualified Performance-Based Award(s) which collectively and when added together have an aggregate maximum value as of their respective Dates of Grant in excess of 8 million dollars ($8,000,000) assuming an award payout at target.

(e)	Notwithstanding anything in this Plan to the contrary, up to 10% of the maximum number of shares of Common Stock that may be issued or transferred under this Plan as provided for in Section 3(a) of this Plan, as may be adjusted under Section 11 of this Plan, may be used for awards granted under Section 4 through Section 9 of this Plan that do not comply with the applicable three-year or one-year minimum vesting requirements set forth in such sections of this Plan.

4.	Option Rights

The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)	Each grant will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b)	Each grant will specify an Option Price per share, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.

(c)	Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Stock owned by the Optionee (or other consideration authorized pursuant to Section 4(d) of this Plan) having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, the Company’s withholding of Common Stock otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Common Stock so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

(d)	To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e)	Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f)	Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable, provided that, except with respect to a grant of Option Rights to a non-employee Director or as otherwise described in this subsection, no grant of Option Rights may become exercisable sooner than after one year. A grant of Option Rights may provide for the earlier exercise of such Option Rights, including (i) in the event of the Retirement, death or Disability of a Participant, or (ii) in the event of a Change in Control where either (A) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such Option Rights are not assumed or converted into replacement awards in a manner described in the Evidence of Award.

(g)	Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h)	Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i)	The exercise of an Option Right will result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(j)	No Option Right will be exercisable more than 10 years from the Date of Grant.

(k)	Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon; provided, however, a grant to a Non-Employee Director need not be subject to this restriction.

(l)	Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

5.	Appreciation Rights

(a)	The Committee may, from time to time, subject to the limitations in Section 3 of this Plan and upon such terms and conditions as it may determine, authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b)	Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)	Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Common Stock or any combination thereof.

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	(ii)	Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

	(iii)	Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

	(iv)	Each grant may specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the Appreciation Rights or installments thereof will become exercisable, provided that, except with respect to a grant of Appreciation Rights to a non-employee Director or as otherwise described in this subsection, no grant of Appreciation Rights may become exercisable sooner than after one year. A grant of Appreciation Rights may provide for the earlier exercise of such Appreciation Rights, including (i) in the event of the Retirement, death or Disability of a Participant, or (ii) in the event of a Change in Control where either (A) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such Appreciation Rights are not assumed or converted into replacement awards in a manner described in the Evidence of Award.

	(v)	Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

	(vi)	Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(c)	Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation. Successive grants of Tandem Appreciation Rights may be made to the same Participant regardless of whether any Tandem Appreciation Rights previously granted to the Participant remain unexercised.

(d)	Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon; provided, however, a grant to a Non-Employee Director need not be subject to this restriction.

(e)	Regarding Free-Standing Appreciation Rights only:

	(i)	Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant;

	(ii)	Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

	(iii)	No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6.	Restricted Stock

The Committee may, from time to time, subject to the limitations in Section 3 of this Plan and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)	Each such grant or sale will constitute an immediate transfer of the ownership of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)	Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c)	Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee at the Date of Grant or until achievement of Management Objectives referred to in subparagraph (e) below. If the elimination of restrictions is based only on the passage of time rather than the achievement of Management Objectives, the period of time will be no shorter than three years, except that the restrictions may be removed ratably during the three-year period as determined by the Committee; provided, however, that a grant or sale of Restricted Stock to a non-employee Director need not be subject to any minimum vesting period.

(d)	Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e)	Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock; provided, however, that notwithstanding subparagraph (c) above, restrictions relating to Restricted Stock that vests upon the achievement of Management Objectives may not terminate sooner than one year, except with respect to a grant of Restricted Stock to a non-employee Director.

(f)	Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock may provide for the earlier termination of restrictions on such Restricted Stock, including (i) in the event of the Retirement, death or Disability of a Participant or (ii) in the event of a Change in Control where either (A) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such Restricted Stock is not assumed or converted into replacement awards in a manner described in the Evidence of Award; provided, however, that no award of Restricted Stock intended to be a Qualified Performance-Based Award will provide for such early termination of restrictions (other than in connection with the death or Disability of the Participant or a Change in Control) to the extent such provisions would cause such award to fail to be a Qualified Performance-Based Award.

(g)	Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Stock, which may be subject to the same restrictions as the underlying award; provided, however, that dividends or other distributions on Restricted Stock will be deferred until and paid contingent upon the achievement of any Management Objectives and/or the end of any applicable time-based vesting period.

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(h)	Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.

7.	Restricted Stock Units

The Committee may, from time to time, subject to the limitations in Section 3 of this Plan and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)	Each such grant or sale will constitute the agreement by the Company to deliver Common Stock, cash or a combination thereof to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify. If a grant of Restricted Stock Units specifies that the Restriction Period will terminate only upon the achievement of Management Objectives or that the Restricted Stock Units will be earned based on the achievement of Management Objectives, then, notwithstanding anything to the contrary contained in subparagraph (c) below, the applicable Restriction Period may not be, except with respect to a grant of Restricted Stock Units to a non-employee Director, a period of less than one year.

(b)	Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c)	If the Restriction Period lapses only by the passage of time rather than the achievement of Management Objectives as provided in subparagraph (a) above, each such grant or sale will be subject to a Restriction Period of not less than three years, except that a grant or sale may provide that the Restriction Period will expire ratably during the three-year period as determined by the Committee; provided, however, that a grant or sale of Restricted Stock Units to a non-employee Director need not be subject to a minimum Restriction Period.

(d)	Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock Units may provide for the earlier lapse or other modification of the Restriction Period, including (i) in the event of the Retirement, death or Disability of a Participant or (ii) in the event of a Change in Control where either (A) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such Restricted Stock Units are not assumed or converted into replacement awards in a manner described in the Evidence of Award; provided, however, that no award of Restricted Stock Units intended to be a Qualified Performance-Based Award will provide for such early lapse or modification of the Restriction Period (other than in connection with the death or Disability of the Participant or a Change in Control) to the extent such provisions would cause such award to fail to be a Qualified Performance-Based Award.

(e)	During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Common Stock deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on a deferred or contingent basis, either in cash or in additional Common Stock; provided, however, that dividend equivalents or other distributions on Common Stock underlying Restricted Stock Units will be deferred until and paid contingent upon the achievement of any Management Objectives and/or the end of any applicable time-based vesting period.

(f)	Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Stock or cash, or a combination thereof.

(g)	Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8.	Cash Incentive Awards, Performance Shares and Performance Units

The Committee may, from time to time, subject to the limitations in Section 3 of this Plan and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)	Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or Disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b)	The Performance Period with respect to each Cash Incentive Award, Performance Share or Performance Unit will be such period of time (not less than one year for Performance Shares and Performance Units) as will be determined by the Committee at the time of grant, which may be subject to earlier lapse or other modification, including (i) in the event of the Retirement, death or Disability of a Participant or (ii) in the event of a Change in Control where either (A) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such Cash Incentive Awards, Performance Shares and Performance Units are not assumed or converted into replacement awards in a manner described in the Evidence of Award; provided,

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however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or Disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such event, the Evidence of Award will specify the time and terms of delivery.

(c)	Any grant of Cash Incentive Awards, Performance Shares or Performance Units will specify any Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(d)	Each grant will specify the time and manner of payment of Cash Incentive Awards, Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Stock, in Restricted Stock or Restricted Stock Units or in any combination thereof.

(e)	Any grant of Cash Incentive Awards, Performance Shares or Performance Units may specify that the amount payable or the number of shares of Common Stock or Restricted Stock or Restricted Stock Units with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant.

(f)	The Committee may, at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Common Stock, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such dividend equivalents are paid.

(g)	Each grant of Cash Incentive Awards, Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

9.	Other Awards

(a)	Subject to applicable law and the limits set forth in Section 3 of this Plan, the Committee may grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Stock, other awards, notes or other property, as the Committee determines.

(b)	Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.

(c)	The Committee may grant Common Stock as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d)	If the earning or vesting of, or elimination of restrictions applicable to, an award granted under this Section 9 is based only on the passage of time rather than the achievement of Management Objectives, the period of time shall be no shorter than three years, except that the restrictions may be removed no sooner than ratably during the three-year period as determined by the Committee. If the earning or vesting of, or elimination of restrictions applicable to, awards granted under this Section 9 is based on the achievement of Management Objectives, the earning, vesting or restriction period may not terminate sooner than one year. The provisions of this subsection (d) need not apply to (i) any award granted under this Section 9 to a non-employee Director or (ii) any cash-based award requiring the achievement of Management Objectives.

(e)	Notwithstanding anything to the contrary contained in this Plan, any grant of an award under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including (i) in the event of the Retirement, death or Disability of the Participant, or (ii) in the event of a Change in Control where either (A) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such awards are not assumed or converted into replacement awards in a manner described in the Evidence of Award; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or Disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such event, the Evidence of Award will specify the time and terms of delivery.

10.	Transferability

(a)	Except as otherwise determined by the Committee, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution, and in no event will any such award granted under the Plan be transferred for value. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the

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Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b)	The Committee may specify at the Date of Grant that part or all of the Common Stock that is (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

11.	Adjustments

The Committee will make or provide for such adjustments in the numbers of Common Stock covered by outstanding Option Rights, Appreciation Rights, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of shares of Common Stock covered by other awards granted pursuant to Section 9 hereof, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, in the kind of shares covered thereby, and in Cash Incentive Awards as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its sole discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee will also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(b) will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

12.	Change in Control

“Change in Control” means the consummation of any Change in Control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as determined by the Board, in its sole discretion; provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

(a)	any “Person” (as such term is defined in Sections 13(d) or 14(d)(2) of the Exchange Act; hereafter, a “Person”) is on the date hereof or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 35% or more of the Voting Power; provided, however, that for purposes of this Section 12(a), the following acquisitions shall not constitute a Change in Control:

	(i)	(A) any acquisition of Voting Power directly from the Company that is approved by a majority of those persons serving as directors of the Company on the date of this Plan (the “Original Directors”) or their Successors (as defined below), (B) any acquisition of Voting Power by the Company, or any Subsidiary, and (C) any acquisition of Voting Power by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company, or any Subsidiary (the term “Successors” shall mean those directors whose election or nomination for election by stockholders has been approved by the vote of at least two-thirds of the Original Directors and previously qualified Successors serving as directors of the Company as the case may be, at the time of such election or nomination for election);

	(ii)	if any Person is or becomes the beneficial owner of 35% or more of the Voting Power as a result of a transaction described in clause (A) of this Section 12(a)(i) above and such Person thereafter becomes the beneficial owner of any additional shares of Voting Power representing 1% or more of the then-outstanding Voting Power other than in an acquisition directly from the Company that is approved by a majority of the Original Directors or their Successors or other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Power are treated equally, such subsequent acquisition shall be treated as a Change in Control;

	(iii)	a Change in Control will not be deemed to have occurred if a Person is or becomes the beneficial owner of 35% or more of the Voting Power as a result of a reduction in the number of shares of Voting Power outstanding pursuant to a transaction or series of transactions that is approved by a majority of the Original Directors or their Successors unless and until such Person thereafter becomes the beneficial owner of any additional shares of Voting Power representing 1% or more of the then-outstanding Voting Power other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Power are treated equally; or

	(iv)	if at least a majority of the Original Directors or their Successors determine in good faith that a Person has acquired beneficial ownership of 35% or more of the Voting Power inadvertently, and such Person divests as promptly as practicable but no later than the date, if any, set by the Original Directors or their Successors a sufficient number of shares so that such Person beneficially owns less than 35% of the Voting Power then no Change in Control shall have occurred as a result of such Person’s acquisition.

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(b)	The Company consummates a merger or consolidation in which stockholders of the Company immediately prior to entering into such agreement will beneficially own immediately after the effective time of the merger or consolidation securities of the Company or any surviving or new corporation, as the case may be, having less than 60% of the Voting Power or any surviving or new corporation, as the case may be, including Voting Power exercisable on a contingent or deferred basis as well as immediately exercisable Voting Power, excluding any merger or combination of a wholly owned Subsidiary into the Company, or the Company into a wholly owned Subsidiary; or

(c)	The Company consummates a sale, lease, exchange or other transfer or disposition of all or substantially all of its assets to any Person other than to a wholly owned Subsidiary, but not including (i) a mortgage or pledge of assets granted in connection with a financing or (ii) a spin-off or sale of assets if the Company continues in existence and its common shares are listed on a national securities exchange, quoted on the automated quotation system of a national securities association or traded in the over-the-counter market; or

(d)	the Original Directors and/or their Successors as defined above in Section 12(a)(1)(A) of this definition do not constitute a majority of the whole Board as the case may be; or

(e)	approval by the stockholders of the Company of a complete liquidation or dissolution of the Company as the case may be.

13.	Detrimental Activity and Recapture Provisions

Any Evidence of Award may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary or (b) within a specified period after termination of such employment or service, shall engage in any detrimental activity. In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Stock may be traded.

14.	Withholding Taxes

To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Stock, and such Participant fails to make arrangements for the payment of tax, then, unless otherwise determined by the Committee, the Company will withhold shares of Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld (except in the case of Restricted Stock where an election under Section 83(b) of the Code has been made), or by delivering to the Company other shares of Common Stock held by such Participant. The shares used for tax withholding will be valued at an amount equal to the market value of such Common Stock on the date the benefit is to be included in Participant’s income. In no event will the market value of the Common Stock to be withheld and delivered pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld. Participants will also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Common Stock acquired upon the exercise of Option Rights.

15.	Non U.S. Participants

In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

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16.	Administration of the Plan

(a)	This Plan will be administered by the Committee. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b)	The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of awards under this Plan and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan Section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

(c)	The Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act, or any Covered Employee; (B) the resolution providing for such authorization sets forth the total number of Common Stock such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

17.	Amendments

(a)	The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to participants under this Plan, (ii) would materially increase the number of shares of Common Stock which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is traded or quoted, then, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

(b)	Except in connection with a corporate transaction or event described in Section 11 of this Plan, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without stockholder approval. This Section 17(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 17(b) may not be amended without approval by the Company’s stockholders.

(c)	If permitted by Section 409A of the Code and Section 162(m) of the Code, but subject to the paragraph that follows, including in the case of termination of employment by reason of death, Disability or Retirement, or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 9 subject to any vesting schedule or transfer restriction, or who holds Common Stock subject to any transfer restriction imposed pursuant to Section 10(b) of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

Subject to Section 17(b) hereof, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, except in the case of a Qualified Performance-Based Award (other than in connection with the Participant’s death or Disability, or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Qualified Performance-Based Award. Subject to Section 11 above, no such amendment will impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

FLOWERS FOODS, INC. - 2014 Proxy Statement    C-10

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

18.	Compliance with Section 409A of the Code

(a)	To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)	Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Subsidiaries.

(c)	If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

(d)	Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

19.	Miscellaneous Provisions

(a)	The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b)	This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c)	Except with respect to Section 19(e), to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d)	No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e)	Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(f)	No Participant will have any rights as a stockholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(g)	The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h)	Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Common Stock under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(i)	If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect.

FLOWERS FOODS, INC. - 2014 Proxy Statement    C-11

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 26, 2014

20.	Effective Date/Termination

This Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Predecessor Plan, except that outstanding awards granted under any Predecessor Plan will continue unaffected following the Effective Date. No grant will be made under this Plan after May 21, 2024, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

21.	Governing Law

This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Georgia.

22.	Stock-Based Awards in Substitution for Option Rights or Awards Granted by Other Company

Notwithstanding anything in this Plan to the contrary:

(a)	Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code.

(b)	In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under the Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(c)	Any shares of Common Stock that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) above will not reduce the Common Stock available for issuance or transfer under the Plan or otherwise count against the limits contained in Section 3 of the Plan. In addition, no shares of Common Stock that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) above will be added to the aggregate plan limit contained in Section 3 of the Plan.

FLOWERS FOODS, INC. - 2014 Proxy Statement    C-12

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FlowersFoods

FLOWERS FOODS, INC.
SHAREHOLDER RELATIONS DEPT.
1919 FLOWERS CIRCLE
THOMASVILLE, GA 31757

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 20, 2014 (May 19, 2014 for 401(k) plan participants). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Flowers Foods, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 20, 2014 (May 19, 2014 for 401(k) plan participants). Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Flowers Foods, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M72168-P46903 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

FLOWERS FOODS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE DIRECTOR-NOMINEES:

	For All	Withhold All	For All Except
1. **Election of Directors**	☐	☐	☐

Director-nominees proposed for election in Class I to serve until 2017:

01) Benjamin H. Griswold, IV
02) Margaret G. Lewis
03) Allen L. Shiver
04) C. Martin Wood III

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

NOTE: In their discretion, the proxies are authorized to vote on any other matters that may properly come before the annual meeting or any adjournment thereof.

Please date this Proxy and sign it exactly as your name or names appear(s) on the stock certificates or on a label affixed hereto. When shares are held jointly, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such. If shares are held by a corporation, please sign in full the corporate name by its president or other authorized officer. If shares are held by a partnership, please sign in the partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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FLOWERS FOODS, INC.

Dear Shareholder,

Please take note of the important information enclosed with this Proxy. Your vote is important, and we encourage you to exercise your right to vote these shares. Please mark the boxes on the reverse side of this proxy card to indicate your vote. Then sign the card and return it in the enclosed postage-paid envelope, or follow the instructions on the reverse side of this proxy card for Internet or telephone voting. Your vote must be received prior to the Annual Meeting of Shareholders on May 21, 2014.

If you are a participant in the Flowers Foods, Inc. 401(k) Retirement Savings Plan, you have the right to direct Putnam Fiduciary Trust Company, the Trustee of the 401(k) plan, how to vote the Flowers Foods, Inc. common shares allocated to the account. Any unvoted or unallocated shares will be voted by the Trustee in the same proportion on each proposal as the Trustee votes the shares of stock credited to the 401(k) plan participants' accounts for which the Trustee receives voting directions from the 401(k) plan participants. The number of shares that are eligible to vote is based on the balance in the 401(k) plan on March 19, 2014, the record date for the Annual Meeting. Because all of the shares in the 401(k) plan are registered in the name of Putnam Fiduciary Trust Company, as Trustee, you will not be able to vote these shares in the 401(k) plan in person at the Annual Meeting on May 21, 2014.

If you own stock directly in your own name as well as in the 401(k) plan, separate share totals are indicated on the reverse side of this voting instruction form. If you own stock indirectly through a bank or broker, as well as in the 401(k) plan, you will receive a separate voting instruction form from the bank or broker.

Thank you.

Flowers Foods, Inc.

M72169-P46903

The undersigned hereby appoints George E. Deese, Allen L. Shiver, R. Steve Kinsey and Stephen R. Avera as proxies, with power to act without the other, and with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of common stock of Flowers Foods, Inc. held of record on March 19, 2014, by the undersigned at the Annual Meeting of Shareholders to be held on May 21, 2014, and at any adjournment or postponement thereof. The above-named proxies of the undersigned are authorized to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

If you are a participant in the Flowers Foods, Inc. 401(k) Retirement Savings Plan, you have the right to direct Putnam Fiduciary Trust Company, the Trustee of the 401(k) plan, how to vote the Flowers Foods, Inc. common shares allocated to this account. This proxy card also acts as a voting instruction form to provide voting directions to the Trustee.

The proxies will vote on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on the reverse side and are authorized to vote, in their discretion, on any other business that may properly come before the Annual Meeting.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE REVERSE SIDE. IF NO INDICATION IS MADE, ANY EXECUTED PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTOR-NOMINEES LISTED ON THE REVERSE SIDE, "FOR" PROPOSALS 2, 3, 4 AND 5, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN THE PROXY